EXECUTION COPY


                            ASSET PURCHASE AGREEMENT


                                     between

                                   ARMKEL, LLC

                                       and

                              CARTER-WALLACE, INC.







                             Dated as of May 7, 2001

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions

1.2  Interpretation...........................................................15
1.3  Knowledge................................................................15

                                   ARTICLE II

                                     Assets

2.1  Purchased Assets.........................................................15
2.2  Excluded Assets..........................................................18

                                   ARTICLE III

                                   Liabilities

3.1  Assumed Liabilities......................................................19
3.2  Excluded Liabilities.....................................................21

                                   ARTICLE IV

                           Consideration for Transfer

4.1  Purchase Price...........................................................22
4.2  Allocation of Purchase Price.............................................23
4.3  Domestic Net Working Capital Adjustment..................................23

                                    ARTICLE V

                                     Closing

5.1  Purchase and Sale; Assumption and Acceptance.............................26
5.2  Closing Date.............................................................26
5.3  Delivery and Payment by Buyer............................................26
5.4  Deliveries by the Company................................................27
5.5  Notices of Sale..........................................................28

                                   ARTICLE VI

                  Representations and Warranties of the Company

6.1  Organization, Good Standing and Qualification;
       Title to Transferred Subsidiaries......................................29
6.2  Corporate Authority; Stockholder Approval................................30
6.3  Governmental Filings; No Violations......................................30
6.4  Business Contracts.......................................................31
6.5  Company Reports; Audited Financial Statements;
       Interim Financial Statements...........................................32
6.6  Absence of Certain Changes...............................................34
6.7  Employee Benefits........................................................35
6.8  Litigation and Liabilities...............................................37
6.9  Compliance with Laws; Permits............................................37
6.10  Environmental Matters...................................................38
6.11  Labor Matters...........................................................39
6.12  Insurance...............................................................39
6.13  Title to Tangible Personal Property.....................................39
6.14  Title to Owned and Leased Real Properties;
        Absence of Encumbrances...............................................40
6.15  Adequacy and Sufficiency of Purchased Assets............................40
6.16  Intellectual Property...................................................41
6.17  Brokers and Finders.....................................................42
6.18  Taxes...................................................................42

                                   ARTICLE VII

                     Representations and Warranties of Buyer

7.1  Organization, Good Standing and Qualification............................45
7.2  Corporate Authority......................................................45
7.3  Governmental Filings; No Violations......................................45
7.4  Funds....................................................................46
7.5  Ownership of Shares......................................................47

                                  ARTICLE VIII

                                Certain Covenants

8.1  Interim Operations.......................................................47
8.2  Access...................................................................52
8.3  Stockholder Approval.....................................................53
8.4  Proxy Statement..........................................................53
8.5  Filings; Other Actions; Notification.....................................54
8.6  Equitable Assignment.....................................................57
8.7  Complete Financial Statements............................................58

8.8   Intercompany Accounts...................................................60
8.9   Publicity...............................................................61
8.10  No Solicitation and No Hiring...........................................61
8.11  Acquisition Proposals...................................................61
8.12  Timing of Closing.......................................................66
8.13  Insurance...............................................................67
8.14  Sofibel S.A.R.L. Conversion.............................................67
8.15  Carter-Horner Taxes.....................................................67

                                   ARTICLE IX

                             Employees and Benefits

9.1   Employees and Service Crediting.........................................67
9.2   Transitional Employment Matters.........................................77
9.3   Other Employee Matters..................................................77

                                    ARTICLE X

                                   Conditions

10.1  Conditions to Each Party's Obligations..................................78
10.2  Conditions to Obligations of Buyer......................................79
10.3  Conditions to Obligations of the Company................................80

                                   ARTICLE XI

                                   Termination

11.1  Termination by Mutual Consent...........................................81
11.2  Termination by Either Buyer or the Company..............................81
11.3  Termination by the Company..............................................82
11.4  Termination by Buyer....................................................83
11.5  Effect of Termination and Abandonment...................................84
11.6  Return of Information...................................................85

                                   ARTICLE XII

                            Miscellaneous and General

12.1  Survival................................................................86
12.2  Expenses................................................................86
12.3  Modification or Amendment...............................................87
12.4  Waiver of Conditions....................................................87
12.5  Counterparts............................................................87
12.6  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...........................87
12.7  Notices.................................................................88

12.8   Entire Agreement; NO OTHER REPRESENTATIONS.............................90
12.9   Severability...........................................................91
12.10  Assignment.............................................................91
12.11  No Third-Party Beneficiary Rights......................................92
12.12  Bulk Transfers.........................................................92
12.13  Further Assurances.....................................................92
12.14  Enforcement............................................................92

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of May 7, 2001 (this "Agreement") by and between Armkel, LLC ("Buyer"), and Carter-Wallace, Inc., (the "Company" and, collectively with Buyer, the "Parties").

                                    RECITALS

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, CPI Development Corporation, a Delaware corporation ("CPI"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("CPI Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, and as it and they may hereafter be modified or amended in accordance with
Section 8.12(b), the "Merger Agreement"), providing for, among other things, the merger of CPI Merger Sub with and into CPI (the "CPI Merger") and the merger of Company Merger Sub with and into the Company (the "Company Merger" and, collectively with the CPI Merger, the "Mergers"); and

         WHEREAS, the Company and its Subsidiaries (as hereinafter defined) are engaged in the formulation, development, manufacture, sale and distribution of certain consumer and personal care products, including anti-perspirants and deodorants, condoms, at-home pregnancy and ovulation test kits, depilatories, tooth whitening and similar oral hygiene products, skin care products, non-prescription medication and various pet products and the business and operations associated with the Segregated Assets and Liabilities, as hereinafter defined (all such businesses and operations, collectively with the predecessor operations and discontinued operations of such businesses and operations, the "Business"); and

         WHEREAS,(i) the Company and its Subsidiaries desire to sell, transfer and assign to Buyer, and Buyer desires to purchase from the Company and its Subsidiaries, in each case immediately prior to the effective time of the CPI Merger, the Purchased Assets (as hereinafter defined), and (ii) the Company and its Subsidiaries desire to assign and transfer to Buyer, and Buyer desires to accept and assume, in each case immediately prior to the effective time of the CPI Merger, the Assumed Liabilities (as hereinafter defined), all on the terms and subject to the conditions set forth in this Agreement (such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Purchase"); and

         WHEREAS, the Board of Directors of the Company has by resolution approved a memorandum of understanding (the "Memorandum of Understanding") with CPI, Parent, Company Merger Sub, CPI Merger Sub and Buyer with respect to and substantially consistent with the Purchase, the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, CPI, Parent and Buyer are executing and delivering a Voting Agreement providing for certain matters relating to the Purchase (the "Voting Agreement") and certain stockholders of CPI, Parent and Buyer are executing and delivering a Voting Agreement providing for certain matters relating to the Purchase; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Church & Dwight Co., Inc. ("Strategic Buyer") and Buyer are executing and delivering a Product Line Purchase Agreement (the "Product Line Purchase Agreement") providing for certain matters relating to the Purchase.

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

                                   ARTICLE I

                                  Definitions

         1.1 General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

         "Acquisition Proposal" has the meaning specified in Section 8.11.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Agreement" has the meaning specified in the Preamble.

         "Ancillary Agreements" means the Bill of Sale, the Company Name Trademark License Agreement, the Cranbury Lease, the Decatur Manufacturing Agreement, the Indemnification Agreement, the Insurance Claims Agreement, the Patent License Agreement and the Transition Services Agreement.

         "Arrangements" has the meaning specified in Section 7.4.

         "Assumed Liabilities" has the meaning specified in Section 3.1.

         "Assumed Pension Plan" has the meaning specified in Section 6.7(c).

         "Audit Date" has the meaning specified in Section 6.5(a).

         "Audited Financial Statements" means, collectively, the audited combined balance sheet as of March 31, 2000, and the audited combined statement of earnings as of March 31, 1999 and 2000 of the Purchased Assets and the Assumed Liabilities (excluding the Segregated Assets and Liabilities), in each case including the notes thereto, all included in Section 1.1(a) of the Disclosure Letter.

         "Available Employee" means each current Employee as of the date of this Agreement, plus those added in accordance with Section 9.1(b), but excluding (i) such Employees who retire (under the terms of the applicable qualified defined benefit pension plan) or die prior to the Closing Date, (ii) the Employees of the Transferred Subsidiaries and (iii) the Transition Employees listed on
Section 6.7(b)(2) of the Disclosure Letter.

         "Bankruptcy and Equity Exception" has the meaning specified in Section 6.2.

         "Base Net Working Capital" has the meaning specified in Section 4.3(a).

         "Bill of Sale" means the Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit A.

         "Business" has the meaning specified in the Recitals.

         "Business Acquisition Proposal" has the meaning specified in Section 8.11(a).

         "Business Contracts" has the meaning specified in Section 6.4.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are authorized or obligated by any Law or executive order to close.

         "Business Patents" means the patents described on Section 1.1(b) of the Disclosure Letter.

         "Business-Related Intellectual Property" means, collectively, (i) the Business Patents, (ii) the Business Trademarks and (iii) all other Intellectual Property (other than any Patents and Trademarks and Excluded Assets) in which the Company or its Subsidiaries has any right, title or interest in or to, and that relate primarily to the Business, including in all such cases any goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under any Law.

         "Business Trademarks" means the trademarks described on Section 1.1(c) of the Disclosure Letter.

         "Buyer" has the meaning specified in the Preamble.

         "Buyer Savings Plan" has the meaning specified in Section 9.1(h)(i).

         "Carter-Horner Retained Cash Amount" has the meaning specified in
Section 2.1(m).

         "Claims" has the meaning specified in Section 6.8.

         "Closing" means the completion of the Purchase and the payment of the Purchase Price.

         "Closing Agreement" has the meaning specified in Section 8.12(a).

         "Closing Date" has the meaning specified in Section 5.2.

         "COBRA" means Section 4980B of the Code and Title 6 of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning specified in the Preamble.

         "Company Acquisition Proposal" has the meaning specified in Section 8.11(a).

         "Company Merger" has the meaning specified in the Recitals.

         "Company Merger Certificate" has the meaning specified in Section 1.5 of the Merger Agreement.

         "Company Merger Sub" has the meaning specified in the Recitals.

         "Company Name Trademark License Agreement" means the Consumer Products Transitional Trademark License Agreement in the form attached hereto as Exhibit B.

         "Company Reports" has the meaning specified in Section 6.5(a).

         "Company Requisite Vote" has the meaning specified in Section 6.2.

         "Company Savings Plan" has the meaning specified in Section 9.1(h)(ii).

         "Company Shares" means, collectively, the outstanding shares of Common Stock, par value $1.00 per share, of the Company and the outstanding shares of Class B Common Stock, par value $1.00 per share, of the Company.

         "Compensation and Benefit Plans" means bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, deferred and restricted stock, stock option, employment, termination, severance, compensation, life insurance, medical, health or other employee plans, agreements, policies or arrangements that cover United States-based Employees and current or former directors of the Company.

         "Confidentiality Agreements" means, collectively, the Confidentiality Agreement, dated July 6, 2000, between Strategic Buyer and J.P. Morgan Securities Inc., as agent on behalf of the Company and the Confidentiality Agreement, dated August 7, 2000, between Kelso & Company LP and J.P. Morgan Securities Inc., as agent on behalf of the Company.

         "Contracts" has the meaning specified in Section 2.1(h).

         "Control", when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

         "Covered Retiree" has the meaning specified in Section 3.1(g).

         "CPI" has the meaning specified in the Recitals.

         "CPI Merger" has the meaning specified in the Recitals.

         "CPI Merger Sub" has the meaning specified in the Recitals.

         "Cranbury Lease" means the Cranbury Facilities Sharing Agreement and Lease in the form attached hereto as Exhibit C.

         "CSA" has the meaning specified in Section 6.9(b).

         "Decatur Manufacturing Agreement" means the Decatur Manufacturing Agreement in the form attached hereto as Exhibit D.

         "Delayed Consents" has the meaning specified in Section 8.6.

         "Disclosure Letter" means that certain disclosure letter which was delivered to Buyer by the Company on or prior to entering into this Agreement and which states that it is the disclosure letter referred to in this Agreement.

         "Employees" means the Company's and its Subsidiaries' current or former employees who are or were primarily employed in the Business.

         "Encumbrance" means any lien, charge, mortgage, pledge, security interest, restriction on transfer or encumbrance of any sort.

         "Environmental Law" means any applicable Law, including common law, governing (i) the protection of human health (as it relates to Hazardous Substances) or the environment, (including air, water, soil and natural resources) or (ii) the treatment, use, storage, handling, release or disposal of Hazardous Substances, or (iii) the exposure of Persons to Hazardous Substances, in each case as presently in effect.

         "Equity Arrangements" has the meaning specified in Section 7.4.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

         "Estimated Closing Debt" has the meaning specified in Section 4.1(b).

         "Exchange Act" has the meaning specified in Section 6.3(a).

         "Excluded Assets" has the meaning specified in Section 2.2.

         "Excluded Liabilities" has the meaning specified in Section 3.2.

         "FDCA" has the meaning specified in Section 6.9(b).

         "Final Determination Date" has the meaning specified in Section 4.3(c).

         "Financing Arrangements" has the meaning specified in Section 7.4.

         "FIRPTA Certificate" has the meaning specified in Section 5.4(f).

         "Fund Agreement" shall mean the fund agreement referred to in the Shareholder Indemnification Agreement.

         "GAAP" has the meaning specified in Section 6.5(a).

         "Government Antitrust Entity" means any Governmental Entity with jurisdiction over enforcement of any applicable antitrust laws.

         "Governmental Entity" means any federal, state, local or foreign governmental or regulatory authority, agency, commission, body or other governmental entity.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, or the presence of which poses a hazard to the health or safety of Persons, including petroleum and any derivatives or by-products thereof.

         "Healthcare Acquisition Proposal" has the meaning specified in Section 8.11.

         "Healthcare Business" has the meaning specified in Section 8.11.

         "HSR Act" has the meaning specified in Section 6.3(a).

         "Indemnification Agreement" means the Indemnification Agreement in the form attached hereto as Exhibit E.

         "Independent Accounting Firm" has the meaning specified in Section 4.3(c).

         "Infringement" has the meaning specified in Section 3.1(c).

         "Injunctive Action" has the meaning specified in Section 10.2(d).

         "Insurance Claims Agreement" means the Insurance Claims Agreement in the form attached hereto as Exhibit F.

         "Intellectual Property" means, collectively, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, domain names, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

         "Interim Financial Statements" means, collectively, the unaudited combined balance sheet as of December 31, 2000 and the unaudited combined statement of earnings of the Purchased Assets and the Assumed Liabilities (excluding the Segregated Assets and Liabilities) as of the nine months ended December 31, 2000, in each case including any notes thereto, all included in
Section 1.1(d) of the Disclosure Letter.

         "International Compensation and Benefit Plans" means bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, life insurance, medical, health or other employee plans, agreements, policies or arrangements that are maintained by or contributed to by the Transferred Subsidiaries and/or their subsidiaries or that otherwise cover non-U.S. based employees.

         "IRS" has the meaning specified in Section 6.7(c).

         "Laws" has the meaning specified in Section 6.9.

         "Leased Real Property" means real property which is leased by a third party to the Company or its Subsidiaries and set forth on Section 6.14 of the Disclosure Letter.

         "Leased Tangible Personal Property" means the Tangible Personal Property which is leased by a third party to the Company or its Subsidiaries.

         "Leave Recipients" has the meaning specified in Section 9.1(c).

         "Liabilities" means all liabilities, obligations, guarantees, damages, losses, debts, Claims, demands, judgments, fines, penalties or settlements of any nature or kind, including indebtedness, whether known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, past, present or future, whether incurred prior to, at or after the Closing, including all costs and expenses (legal, accounting or otherwise) relating thereto.

         "Material Adverse Effect" means a material adverse effect on the financial condition, business, assets or results of operations of the Business, taken as a whole; provided, however, that any such effect resulting from any change in economic or business conditions generally or in the consumer and personal care products industry specifically shall not be considered when determining whether a Material Adverse Effect has occurred.

         "May Deliverables" has the meaning specified in Section 8.7(a).

         "Memorandum of Understanding" has the meaning specified in the Recitals.

         "Merger Agreement" has the meaning specified in the Recitals.

         "Mergers" has the meaning specified in the Recitals.

         "Net Working Capital" has the meaning specified in Section 4.3(b).

         "Non-Subsidiary Agreements" means the documents specified in Section
6.1 of the Disclosure Letter.

         "Notice of Disagreement" has the meaning specified in Section 4.3(c).

         "Obligations" has the meaning specified in Section 6.8.

         "Order" has the meaning specified in Section 10.1(c).

         "Owned Real Property" means real property which is owned by the Company or its Subsidiaries and set forth on Section 6.14 of the Disclosure Letter.

         "Owned Tangible Personal Property" means Tangible Personal Property which is owned by the Company or any of its Subsidiaries.

         "Parent" has the meaning set forth in the Recitals.

         "Parties" has the meaning specified in the Preamble.

         "Patent License Agreement" means the Company Patent License Agreement in the form attached hereto as Exhibit G.

         "Patents" means, collectively, patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof.

         "Permits" means all permits, filings, franchises, certificates, licenses, notices, orders, variances, consents, registrations, approvals, authorizations and similar rights.

         "Permitted Encumbrances" means, collectively, those Encumbrances specified in Section 1.1(e) of the Disclosure Letter; liens for current taxes or assessments not delinquent; builders', mechanics', warehousemen's, workmen's, repairmen's, carriers' liens, purchase money security interests and similar charges and any other similar Encumbrances arising and continuing in the ordinary course of business, in any case for obligations which are not delinquent; other similar common law or statutory Encumbrances which do not materially detract from the value of the property subject thereto or materially interfere with the present use thereof; Encumbrances reflected, reserved or otherwise specifically disclosed in the Audited Financial Statements or in the Interim Financial Statements; Encumbrances arising from claims being contested in good faith that, alone or in the aggregate, do not materially detract from the value of the Purchased Assets subject thereto or materially interfere with the present use thereof.

         "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Product Line Purchase Agreement" has the meaning specified in the Recitals.

         "Proxy Statement" has the meaning specified in Section 8.4.

         "Purchase" has the meaning specified in the Recitals.

         "Purchase Price" has the meaning specified in Section 4.1.

         "Purchase Price Adjustment" has the meaning specified in Section
4.3(d).

         "Purchased Assets" has the meaning specified in Section 2.1.

         "Real Property" has the meaning specified in Section 2.1(b).

         "Recapitalization Amendment" has the meaning specified in the recitals to the Merger Agreement.

         "Representatives" has the meaning specified in Section 8.2.

         "Section 8.11(c) Notice" has the meaning specified in Section 8.11(c).

         "SEC" has the meaning specified in Section 6.5(a).

         "Segregated Assets and Liabilities" means the assets and Liabilities specified in Section 2.1(a)(ii) of the Disclosure Letter.

         "Shareholder Indemnification Agreement" means that certain Indemnification Agreement dated as of the date hereof, by and among certain stockholders of CPI and Parent.

         "Specified Provision" has the meaning specified in Section 12.2(d).

         "Statement of Net Working Capital" has the meaning specified in Section 4.3(b).

         "Steering Committee" has the meaning specified in Section 8.2(b).

         "Strategic Buyer" has the meaning specified in the Recitals.

         "Subsidiary" means, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

         "Substitute Merger Agreement" has the meaning specified in Section 8.11(c).

         "Substitute Merger Parties" has the meaning specified in Section
8.11(c).

         "Superior Proposal" has the meaning specified in Section 8.11.

         "Tangible Personal Property" has the meaning specified in Section
2.1(c).

         "Tax Authority" has the meaning specified in Section 6.18.

         "Tax Return" has the meaning specified in Section 6.18.

         "Tax", "Taxes" and "Taxable" have the meaning specified in Section
6.18.

         "Termination Date" has the meaning specified in Section 11.2.

         "Third Party Intellectual Property Rights" means licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which it is authorized to use any third-party patents, trademarks, servicemarks, copyrights, trade secrets or computer software, which rights relate primarily to the Business.

         "Title IV Plan" has the meaning specified in Section 6.7(e).

         "Trademarks" means, collectively, trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

         "Transactions" means the Purchase and the other transactions contemplated by this Agreement and the Ancillary Agreements.

         "Transferred Employee" has the meaning specified in Section 9.1(a).

         "Transferred Subsidiaries" has the meaning specified in Section 2.1(a).

         "Transition Employee" means a current Employee who is not an Available Employee and is designated as a Transition Employee on Section 6.7(b)(2) of the Disclosure Letter.

         "Transition Services Agreement" means, the Transition Services Agreement in the form attached hereto as Exhibit H.

         "Voting Agreement" has the meaning specified in the Recitals.

         "Voting Debt" has the meaning specified in Section 6.1(b).

         "WARN Act" has the meaning specified in Section 9.1(k).

         "Working Papers" has the meaning specified in Section 4.3(c).

         1.2 Interpretation. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have correlative meanings when used in the plural, and vice versa. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         1.3 Knowledge. References herein to the "Company's knowledge" or the "knowledge of the Company" refer to the actual knowledge of the officers of the Company and the employees of the Business specified in Section 1.3 of the Disclosure Letter.

                                   ARTICLE II

                                     Assets

         2.1 Purchased Assets. Subject to Section 2.2, the "Purchased Assets" shall consist of all of the Company's and each of its Subsidiaries' entire right, title and interest in and to the following, wherever located:

         (a) all of the outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company set forth in Section 2.1(a)(i) of the Disclosure Letter (collectively with the direct or indirect Subsidiaries of such Subsidiaries, the "Transferred Subsidiaries");

         (b) all Owned Real Property and all rights of the Company in respect of the Leased Real Property (including subleaseholds) described in Section 6.14 of the Disclosure Letter and all improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) (collectively, the "Real Property");

         (c) all tangible personal property, including machinery, equipment, furniture, vehicles, trailers, tools, instruments, spare parts, inventories (including, without limitation, raw materials, purchased goods, goods and work in process, supplies (including storeroom supplies) and finished goods), pallets, office and laboratory equipment, materials, fuel and other similar personal property not normally included in inventory, that relates primarily to the Business or is otherwise included in the Purchased Assets (collectively, the "Tangible Personal Property");

         (d) all warranties and all claims in respect of deposits, prepayments and refunds and rights of set off against third parties that relate primarily to the Business;

         (e) any and all rights of an insured party in respect of insurance claims to the extent related to the Business or to the Purchased Assets, all to the extent provided in the Insurance Claims Agreement;

         (f) all Permits, Orders and similar rights obtained from Governmental Entities, that relate primarily to the Business, the Owned Real Property, the Leased Real Property or are otherwise included in the Purchased Assets, but only to the extent transferable by their terms;

         (g) copies of all books, records, ledgers, files, documents, correspondence, customer files, supplier lists, parts lists, vendor lists, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other similar printed or written commercial materials, that relate primarily to the Business, the Owned Real Property, the Leased Real Property or are otherwise included in the Purchased Assets or that are owned by the Transferred Subsidiaries;

         (h) all agreements, contracts, leases, subleases, indentures, mortgage documents and commitments, instruments, documents and commitments creating security interests, guarantees, customer orders, purchase orders, dealer and distributorship agreements, supply agreements, licenses, sublicenses, joint venture agreements, partnership agreements and other similar arrangements and commitments and rights thereunder, that relate primarily to the Business or to the Purchased Assets (collectively, but excluding this Agreement and the Ancillary Agreements, "Contracts"), including, without limitation, those Contracts set forth in Section 6.4 of the Disclosure Letter, the Consultancy Agreements and Collective Bargaining Agreements listed in Section 6.7(a) of the Disclosure Letter and any agreement to which an Available Employee is a party;

         (i) all accounts and notes receivable arising in respect of the operation of the Business;

         (j) the Business-Related Intellectual Property;

         (k) the tangible or physical materials embodying all computer software, product literature and advertising material, specifications, credit information, inventory, marketing, personnel, financial, title and other documents, data and similar information and material, however stored, that relate primarily to the Business or to the Purchased Assets;

         (l) the cash, cash equivalents and short term investments held by the Transferred Subsidiaries (other than Carter-Horner Inc.) as of the Closing Date;

         (m) $1,000,000 in aggregate value of cash, cash equivalents and short term investments held by Carter-Horner Inc. (the "Carter-Horner Retained Cash Amount");

         (n) the assets in respect of the Assumed Pension Plan and the life insurance policies underlying the Split Dollar Agreements listed on Section 6.7(a) of the Disclosure Letter and the assets, if any, transferred in accordance with Section 9.1(h); and

         (o) all other assets of the Company or any of its Subsidiaries that relate primarily to the Business or to the Purchased Assets.

         2.2 Excluded Assets. The Purchased Assets shall not include any assets other than the assets specifically listed or described in Section 2.1 and, without limiting the generality of the foregoing, shall expressly exclude the following assets (collectively, the "Excluded Assets"), which shall not be sold or transferred to Buyer:

         (a) any shares of capital stock or other equity interests of the Company or its Subsidiaries other than of the Transferred Subsidiaries;

         (b) the Company's and its Subsidiaries' qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of the Company as a corporation, in each such case other than such as relate exclusively to the Transferred Subsidiaries;

         (c) insurance policies of the Company and its Subsidiaries, other than those held by the Transferred Subsidiaries, all to the extent provided in the Insurance Claims Agreement;

         (d) all tax returns and tax books and tax records of the Company and its Subsidiaries, other than those of the Transferred Subsidiaries;

         (e) any and all rights in and to the Intellectual Property owned or used by the Company or its Subsidiaries which is either referred to in Section 2.2(e) of the Disclosure Letter or does not constitute Business-Related Intellectual Property, except as licensed to Buyer or its Affiliates under the Ancillary Agreements;

         (f) any assets relating to Compensation and Benefit Plans, except as set forth in Section 9.1(g) and 9.1(h);

         (g) the Company's rights under this Agreement and the Ancillary Agreements;

         (h) any cash, cash equivalents and short term investments (i) held by the Company or its Subsidiaries other than the Transferred Subsidiaries (other than Carter-Horner Inc.), and (ii) held by Carter-Horner Inc. in excess of the Carter-Horner Retained Cash Amount; and

         (i) the assets referred to in Section 2.2(i) of the Disclosure Letter.

                                   ARTICLE III

                                   Liabilities

         3.1 Assumed Liabilities. Except as otherwise specifically set forth in
Section 3.2, Buyer shall assume (i) all Liabilities of the Company or any of its Subsidiaries that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the Purchased Assets or the Business (together with those covered by Sections 3.1(a) through (j) below, the "Assumed Liabilities") and (ii) without limiting the generality of clause (i) of this sentence, the following Liabilities:

         (a) the Liabilities set forth in Section 3.1(a) of the Disclosure
Letter;

         (b) except for any Liabilities expressly retained by the Company or its Subsidiaries under Article IX, the Liabilities of the Company or its Subsidiaries that primarily arise or have arisen out of, in respect of or as the result of any Contracts constituting Purchased Assets;

         (c) the Liabilities of the Company or its Subsidiaries for any infringement, impairment, dilution, misappropriation or other violation or misuse ("Infringement") or alleged Infringement of the rights of any other Person relating to Intellectual Property that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the Purchased Assets or the Business;

         (d) the Liabilities of the Company or its Subsidiaries in respect of products manufactured, marketed, distributed or sold by or as part of the operation of the Business prior to the Closing Date, including product liability and negligence claims and other Liabilities for refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability and other claims;

         (e) all Liabilities of the Company or its Subsidiaries under or relating to Environmental Law or Hazardous Substances, to the extent any such Liabilities arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the Owned Real Property, which Liabilities include, but are not limited to, Liabilities in respect of any obligations under the New Jersey Industrial Site Recovery Act in relation to the Owned Real Property located in Cranbury, New Jersey and those matters specified in Section 3.1(e) of the Disclosure Letter;

         (f) all transfer taxes, conveyance taxes and sales taxes incurred by the Company or Buyer in connection with the Transactions (excluding any such taxes incurred in connection with the transactions effected pursuant to the Merger Agreement or taxes that are in the nature of a tax on income or gain of the Company);

         (g) except for any Liabilities expressly retained by the Company or its Subsidiaries under Article IX of this Agreement, all Liabilities to the extent that such Liabilities arise or have arisen out of, in respect of or as a result of the employment (or termination of employment) of any Employees and all obligations under the Compensation and Benefit Plans and the International Compensation and Benefit Plans, regardless of whether such plans are actually assumed or adopted by Buyer to the extent related to any Available Employees, any employees of the Transferred Subsidiaries and, to the extent provided in
Section 9.2, any Transition Employees and 60% of any retiree medical liabilities incurred with respect to any Employee who was an Available Employee before termination of employment and who terminates employment with the Company from the date hereof through and including the Closing Date under circumstances which entitle such Employee to retiree medical coverage under any plan, policy or arrangement of the Company or its Affiliates (a "Covered Retiree"); provided that it is expressly agreed that Buyer shall have no obligation to assume or adopt any Compensation and Benefit Plan other than the Assumed Pension Plan and, to the extent they cover Available Employees and employees of the Transferred Subsidiaries, the Split Dollar Agreements, Corporate Officer Medical Expense Reimbursement Plan, Personal Financial Counseling Policy, Executive Employment Agreements, Change in Control Agreements and

Consulting Agreements listed in Section 6.7(a) of the Disclosure Letter and the International Compensation and Benefit Plans.

         (h) the Liabilities of Buyer under the arrangements contemplated by
Section 8.6;

         (i) the Liabilities of the Company or the Transferred Subsidiaries that arise or have arisen out of, in respect of or as the result of the Contracts set forth in Section 6.5(c) of the Disclosure Letter; and

         (j) all Liabilities of the Company or its Subsidiaries relating to any third party Claims primarily arising out of, or as the result of, the ownership, operation or transfer of the Purchased Assets or the Business.

         3.2 Excluded Liabilities. Section 3.1 notwithstanding, Buyer shall not be responsible for or assume any Liabilities of the Company or any of its Affiliates (i) that are not Assumed Liabilities or (ii) that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the Excluded Assets (collectively, the "Excluded Liabilities"), including the following Liabilities:

         (a) any Liabilities under or relating to Environmental Law or Hazardous Substances that (i) do not primarily arise and have not arisen out of, in respect of or as the result of the ownership, operation or transfer of the Purchased Assets or the Business or (ii) primarily arise or have arisen out of, in respect of or as the result of the ownership, operation (including cessation of operations) or transfer of the Excluded Assets;

         (b) any Liabilities for costs and expenses incurred in connection with this Agreement and the Transactions, other than as expressly set forth in the Indemnification Agreement;

         (c) any Liabilities of the Company or its Subsidiaries for any Infringement or alleged Infringement by the Company or its Affiliates of the rights of any other Person relating to Intellectual Property that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the Excluded Assets;

         (d) any Liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the Transactions;

         (e) all Liabilities under the Compensation and Benefit Plans or otherwise relating to employment that are expressly retained by the Company under Article IX;

         (f) any Liabilities of the Company or its Subsidiaries under this Agreement or under the Ancillary Agreements;

         (g) any Liabilities referred to in Section 3.2(g) of the Disclosure Letter;

         (h) any Liabilities (including any Taxes) that primarily relate to or arise from the ownership, operation or transfer of the Excluded Assets;

         (i) any Taxes relating to or arising in connection with any transaction contemplated by the Merger Agreement; and

         (j) any liability imposed on Carter-Horner for Taxes required to be withheld, deducted or otherwise collected with respect to any distribution or other payment made with respect to shares of Carter-Horner Inc. stock, less any amount actually withheld, deducted or otherwise collected on or prior to the Closing Date.

                                   ARTICLE IV

                           Consideration for Transfer

         4.1 Purchase Price. (a) The Purchase Price for the Business (the "Purchase Price") shall be the sum of $739 million, minus the Estimated Closing Debt.

         (b) On or prior to the third Business Day prior to the Closing Date, the Company shall deliver to Buyer a certificate of the Chief Financial Officer of the Company setting forth the amount of Estimated Closing Debt and including reasonable documentation with respect thereto. "Estimated Closing Debt" means the aggregate principal amount of indebtedness for money borrowed of the Transferred Subsidiaries as of the Closing, plus the accrued but unpaid interest thereon as of the Closing, as estimated by the Company in good faith.

         4.2 Allocation of Purchase Price. For tax purposes, including without limitation the filing of IRS Form 8594, the parties agree that they will report an allocation of the Purchase Price for the Business plus the Assumed Liabilities, as the Company shall determine in its reasonable discretion giving due regard to reasonable objections by the Buyer, provided that Buyer shall have the opportunity to participate in the allocation of a portion of the Purchase Price to the Arrid, Lady's Choice and Lambert Kay assets that constitute Purchased Assets (and the related liabilities) and such allocation shall be in a manner consistent with the summary allocation schedule provided in Section 4.2 of the Disclosure Letter. The allocation to be made pursuant to this Section 4.2 shall be consistent with the summary allocation schedule provided in Section 4.2 of the Disclosure Letter, unless otherwise required by any federal, state, local or foreign taxing authority.

         4.3 Domestic Net Working Capital Adjustment. Following the Closing, the Purchase Price shall be adjusted on the terms and conditions and for the amounts set forth below with respect to the Base Net Working Capital.

         (a) "Base Net Working Capital" shall be the average of the Net Working Capital (excluding intercompany accounts payable and intercompany accounts receivable) calculated on the last day of each month for the most recent 12 months ended immediately prior to the Closing Date prepared by the Company and determined in accordance with U.S. GAAP with methodologies consistently applied to those used in preparing the Financial Statements in Section 8.7(a)(ii). Within 30 days after the date hereof, the Company shall deliver to Buyer an illustrative determination of Base Net Working Capital for the 12-month period ending April 30, 2001, including the components thereof. The Company shall also deliver to Buyer such an illustrative determination 30 days following each month-end between the date hereof and the Closing Date for the 12-month period ending on the last day of such completed month.

         (b) Within 60 days after the Closing Date, Buyer shall prepare and deliver to the Company a statement setting forth each of the components of Net Working Capital as of the close of business on the Closing Date (the "Statement of Net Working Capital") and that such Statement of Net Working Capital has been prepared in accordance with the requirements of this Section 4.3. As used herein, the term "Net Working Capital" consists of the following items relating to the Business and included in the Purchased Assets: (i) net accounts receivable (excluding intercompany accounts receivable); plus (ii) net inventory; plus (iii) other current assets; minus
(iv) accounts payable (excluding intercompany accounts payable); minus (v) accrued expenses; provided that the items described in clauses (i) through (v) above shall be determined in accordance with U.S. GAAP with methodologies consistently applied to that used in calculating Base Net Working Capital, and, for purposes of the Statement of Net Working Capital, in each case shall be determined as of the close of business on the Closing Date.

         (c) During the 45 days immediately following the receipt of the Statement of Net Working Capital by the Company, the Company and its accountants shall, at the Company's expense, be entitled to review the Statement of Net Working Capital (including the determination of Base Net Working Capital) and any working papers, trial balances and similar materials (collectively, "Working Papers") relating to the Statement of Net Working Capital prepared by Buyer. The Statement of Net Working Capital shall become final and binding upon the parties on the 46th day following delivery thereof unless the Company gives written notice to Buyer of its disagreement with the Statement of Net Working Capital (a "Notice of Disagreement") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is delivered by the Company, then the Statement of Net Working Capital (as revised, if at all, in accordance with this Section 4.3) shall become final and binding upon the parties on the earlier of (i) the date the parties hereto resolve in writing all differences they have with respect to any matter specified in the Notice of Disagreement or (ii) the date all matters in dispute are finally resolved by the Independent Accounting Firm (as defined below) (the date on which the Statement of Net Working Capital so becomes final and binding hereafter referred to as the "Final Determination Date"). During the 30 days immediately following the delivery of any Notice of Disagreement, Buyer and the Company shall seek in good faith to resolve in writing any differences which they may have with respect to any matters specified in such Notice of Disagreement. During such period, Buyer and the Company shall have access to the other's Working Papers prepared in connection with such party's preparation of the Statement of Net Working Capital and the Notice of Disagreement, as the case may be. At the end of such 30 day period, Buyer and the Company shall submit the matter to an independent, national public accounting firm which has no prior relationship with Buyer or the Company (the "Independent Accounting Firm") for review and resolution of any and all matters which remain in dispute and which are included in the Notice of Disagreement. The Independent Accounting Firm shall reach a final resolution of all matters and shall furnish such resolution in writing to Buyer and the Company as soon as practicable after such matters have been referred to the Independent Accounting Firm. Such resolution shall be made in accordance with this Agreement and will be conclusive and binding upon Buyer and the Company. The cost of such resolution shall be allocated and paid 50% by Buyer and 50% by the Company.

         (d) Upon final determination of the Net Working Capital in accordance with this Section 4.3, a purchase price adjustment will be paid in accordance with Section 4.3(e) (the "Purchase Price Adjustment").

         (e) If Net Working Capital based upon the Statement of Net Working Capital is greater than the Base Net Working Capital, then Buyer shall pay to the Company the amount by which Net Working Capital based on the Statement of Net Working Capital exceeds Base Net Working Capital; or if Net Working Capital based on the Statement of Net Working Capital is less than Base Net Working Capital, then the Company shall pay to Buyer the amount by which the Base Net Working Capital exceeds Net Working Capital based on the Statement of Net Working Capital. If Base Net Working Capital is equal to Net Working Capital based on the Statement of Net Working Capital, no adjustment shall be made to the Purchase Price pursuant to this Section 4.3(e). If no Notice of Disagreement has been given by the Company, Buyer shall remit to the Company or the Company shall remit to Buyer, as the case may be, in immediately available funds, all amounts constituting a Purchase Price Adjustment within 30 days after receipt by the Company of the Statement of Net Working Capital in accordance with this
Section 4.3. If the Company gives Buyer a Notice of Disagreement, payment shall be made in immediately available funds within five business days after the Final Determination Date. Each payment made pursuant to this Section 4.3 shall include interest on the amount of such payment at an annual rate equal to the prime interest rate per annum as stated in the Wall Street Journal on the date of such payment for the period from the Closing Date to the date of payment.

                                    ARTICLE V

                                     Closing

         5.1 Purchase and Sale; Assumption and Acceptance. At the Closing, on the terms and subject to the conditions set forth in this Agreement, (i) the Company and its Subsidiaries that are not Transferred Subsidiaries shall sell, transfer and assign to Buyer, and Buyer shall purchase from the Company and such Subsidiaries, all of the Purchased Assets, (ii) the Company and its Subsidiaries that are not Transferred Subsidiaries shall assign and transfer to Buyer, and Buyer shall accept and assume, and shall thereafter perform and discharge when due, and shall hold the Company and its Affiliates harmless from (pursuant to the terms and conditions of the Indemnification Agreement), all of the Assumed Liabilities, (iii) the Company shall thereafter perform and discharge when due, and shall indemnify and hold Buyer and its Affiliates harmless from (pursuant to the terms and conditions of the Indemnification Agreement), all of the Excluded Liabilities, and (iv) Buyer and the Company shall effect the deliveries and payments set forth in Sections 5.3 and 5.4.

         5.2 Closing Date. Subject to the conditions set forth in this Agreement, the Closing shall occur at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 9:00 A.M. on the first Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article X, or at such later time and date as Buyer and the Company shall agree (the "Closing Date"). The Closing shall be deemed to take place as of the close of the Company's business in The City of New York on the Closing Date.

         5.3 Delivery and Payment by Buyer. At the Closing, Buyer shall execute and deliver to the Company the following:

         (a) the Purchase Price, by wire transfer of immediately available funds to an account previously designated by the Company;

         (b) the Ancillary Agreements;

         (c) such written assumptions of the Company's collective bargaining agreements as shall comply with such agreements and shall be reasonably satisfactory to the Company;

         (d) such assumptions in writing as may be required to effectively assign and transfer any other Contracts or any other of the Purchased Assets or Assumed Liabilities that may be assigned without the consent of the counterparty if so assumed by Buyer; and

         (e) such other customary instruments of assumption, filings or documents, in form and substance reasonably satisfactory to the Company, as may be required to give effect to this Agreement and the Ancillary Agreements.

         5.4 Deliveries by the Company. At the Closing, the Company shall execute and deliver to Buyer the following documents:

         (a) the Ancillary Agreements, the Shareholder Indemnity Agreement and Fund Agreement, executed by all parties thereto;

         (b) customary deeds for commercial transactions of the same type as the Transactions and reasonably sufficient to enable Buyer's title insurance company to issue title insurance in respect of the Owned Real Property;

         (c) assignments of the Leased Real Property in recordable form to the extent necessary;

         (d) the stock certificates representing all of the outstanding shares of capital stock or other equity interests of the Transferred Subsidiaries;

         (e) all transferable Permits currently held by the Company pertaining to the Purchased Assets or the Business;

         (f) a certification (a form of which is attached hereto as Exhibit L, "FIRPTA Certificate") that the Company and any Subsidiary of the Company that is required to sell any of the Purchased Assets to the Buyer hereunder are not foreign persons in the form set forth in Treasury Regulations Section 1.1445-2(b)(iii)(B). Notwithstanding anything to the contrary contained herein, if the Company or any such Subsidiary fails to provide the Buyer with the FIRPTA Certificates, the Buyer shall be entitled to withhold the requisite amount from the Purchase Price in accordance with Section 1445 of the Code and the Treasury Regulations promulgated thereunder;

         (g) evidence reasonably satisfactory to Buyer that Carter-Horner Inc. holds the Carter-Horner Retained Cash Amount; and

         (h) such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement and the Ancillary Agreements.

         5.5 Notices of Sale. The Company will prepare and mail on the Closing Date such notices to any third party under each of the Contracts assigned by the Company and assumed by Buyer as are necessary or may be reasonably requested by Buyer advising such other party or parties that such agreements have been assigned and directing such party or parties to send to Buyer all future notices and corre spondence relating to such agreements. The Company will promptly forward to Buyer all correspondence received by the Company after the Closing Date that relates to the Purchased Assets, the Assumed Liabilities or the Business.

                                   ARTICLE VI

                  Representations and Warranties of the Company

         Except (i) as set forth in the Disclosure Letter, or (ii) as specifically disclosed in the Audited Financial Statements, the Interim Financial Statements or the Company Reports filed on or prior to the date hereof, the Company hereby represents and warrants, as of the date hereof and as of the Closing, to Buyer that:

         6.1 Organization, Good Standing and Qualification; Title to Transferred Subsidiaries. (a) The Company and each of the Transferred Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or similar power and authority to own and operate the Purchased Assets and to carry on the Business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Purchased Assets or conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

         (b) Each of the outstanding shares of capital stock and other equity interests of each of the Transferred Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 2.1(a)(i) of the Disclosure Letter, is owned by the Company free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest, except for restrictions imposed by applicable securities laws. Except as set forth in
Section 2.1(a)(i) of the Disclosure Letter, the Company owns 100% of the outstanding shares of capital stock and other equity interests of each of the Transferred Subsidiaries. None of the Transferred Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt") or any stockholders agreement or any options or agreements of any kind to subscribe for shares or other securities of any such Transferred Subsidiary. The Company has made available to Buyer a complete and correct copy of the Transferred Subsidiaries' certificates of incorporation and bylaws, each as amended to date. The Transferred Subsidiaries' certificates of incorporation and bylaws as so delivered are in full force and effect. Section 2.1(a)(i) of the Disclosure Letter lists the name and jurisdiction of incorporation of each of the Transferred Subsidiaries, the name of each of the Transferred Subsidiaries' parent corporation, a complete and accurate description of the authorized, issued and outstanding capi-tal stock of each of the Transferred Subsidiaries and states, with respect to each Transferred Subsidiary, whether such Transferred Subsidiary is dormant or inactive. In negotiating the Non-Subsidiary Agreements, the Company complied with all applicable Laws. Each Non-Subsidiary Agreement is a valid and binding agreement and is in full force and effect. None of the Transferred Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any Person with respect to which interest any of the Transferred Subsidiaries is required to invest or for which any of the Transferred Subsidiaries has liability which is not limited.

         6.2 Corporate Authority; Stockholder Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the Memorandum of Understanding and the Ancillary Agreements and to consummate, subject only to the authorization by a resolution adopted by holders of a majority of the Company Shares entitled to vote thereon (the "Company Requisite Vote"), the Transactions. The Company Requisite Vote is the only vote of the holders of the Company's securities necessary to approve this Agreement and the Transactions. Each of this Agreement and the Memorandum of Understanding is, and when executed and delivered by the Company each of the Ancillary Agreements will be, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         6.3 Governmental Filings; No Violations. (a) Other than the filings and/or notices (i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) pursuant to Environmental Laws, including the New Jersey Industrial Site Recovery Act and the Connecticut Property Transfer Act, (iv) pursuant to the European Community Merger Control Regulation and (v) required to be made with any Governmental Entity in any jurisdiction outside the United States as set forth in Section 6.3 of the Disclosure Letter, no notices, reports or other filings are required to be made by the Company or any Transferred Subsidiary with, nor are any consents, registrations, approvals, Permits or authorizations required to be obtained by the Company or any Transferred Subsidiary from, any Governmental Entity in connection with the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company and the Transferred Subsidiaries of the Transactions, except those that the failure to make or obtain is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

         (b) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries or (ii) a breach or violation of, a default under, or an acceleration of any obligations or the creation of an Encumbrance on the Purchased Assets (with or without notice, lapse of time or both) pursuant to, any Contract not other wise terminable by the other party thereto on 90 days' or less notice, or any Law or governmental or non-governmental Permit or (iii) assuming compliance with the matters referred to in Section 6.3(a), contravene, conflict with, or result in a breach or violation of any provisions of applicable Law to which the Company or any of its Subsidiaries is subject or any judgment, injunction, order or decree to which the Company or any of its Subsidiaries is subject except, in the case of clauses (ii) and (iii) above, for any breach, violation, conflict, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

         6.4 Business Contracts. Section 6.4 of the Disclosure Letter lists any Contracts not otherwise terminable by the Company or the other party thereto on 90 days' or less notice, the performance of which involved consideration in excess of $2,500,000 in the fiscal year ended March 31, 2001 or which the Company reasonably believes will involve consideration in excess of $2,500,000 in any future fiscal year (collectively, "Business Contracts"). The Company has made available to Buyer a correct and complete copy of each Contract listed in
Section 6.4 of the Disclosure Letter.

With such exceptions as are not reasonably likely to have a Material Adverse Effect, (i) each Contract listed in Section 6.4 of the Disclosure Letter is a valid and binding agreement and is in full force and effect, (ii) the Company has not received any written notice from any third party of such third party's intention not to renew a Business Contract, (iii) the Company has not allowed any deadline for notice of intent to renew a Business Contract to pass without giving such notice of its intention to renew such Business Contract, and (iv) the Company is not in breach or violation of, or default under, any Business Contract, and, to the knowledge of the Company, there is no event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Company or any of its Subsidiaries.

         6.5 Company Reports; Audited Financial Statements; Interim Financial Statements. (a) The Company has delivered to Buyer each registration statement, report, proxy statement or information statement prepared by it since March 31, 2000 (the "Audit Date") including (i) the Company's Annual Report on Form 10-K for the year ended March 31, 2000, and (ii) the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2000, each in the form (including exhibits, annexes and any amendments made prior to the date of this Agreement thereto) filed with the Securities and Exchange Commission (the "SEC") (collec-tively, the "Company Reports"). As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports, insofar as they relate to the Business, the Purchased Assets and the Assumed Liabilities, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the respective dates on which they were filed and, if amended, on the date of such amendment, the Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the combined balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the combined financial position of the Company and its Subsidiaries as of its date and each of the combined statements of earnings, retained earnings and comprehensive earnings and combined statements of cash flows and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (b) The combined balance sheets and the combined statements of earnings included in the Audited Financial Statements, the Interim Financial Statements and the financial statements delivered in accordance with Section 8.7 fairly present the combined net assets and results of operations of the Purchased Assets and the Assumed Liabilities; the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business; and the Purchased Assets and the Assumed Liabilities (excluding the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business), as the case may be (but excluding, in the case of the Audited Financial Statements and Interim Financial Statements, the Segregated Assets and Liabilities), as of their respective dates, in each case in accordance with GAAP consistently applied during the periods involved and the accounting principles summarized therein, except as may be noted therein, and subject (in the case of the Interim Financial Statements and the interim financial statements delivered in accordance with Section 8.7) to normal year-end adjustments that will not be material in amount or effect and the absence of footnotes and similar presentation items therein. Except as set forth in the Audited Financial Statements, the Interim Financial Statements and the financial statements delivered in accordance with Section 8.7, and except for liabilities and obligations under this Agreement, none of the Company nor any of its Subsidiaries has any liabilities or obligations of any nature required by GAAP to be set forth on a combined balance sheet of the Purchased Assets and the Assumed Liabilities or in the notes thereto which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         (c) Section 6.5(c) of the Disclosure Letter sets forth (i) the outstanding amount of indebtedness for money borrowed of the Transferred Subsidiaries and any other indebtedness for money borrowed to be assumed by the Buyer as of the date set forth therein, and (ii) a list of the Contracts containing the terms applicable to such indebtedness.

         (d) There has not been a material adverse change in the financial position of the Purchased Assets and Assumed Liabilities taken as a whole (excluding the Segregated Assets and Liabilities) as of March 31, 2001, as compared to the financial position of the Purchased Assets and Assumed Liabilities taken as a whole (excluding the Segregated Assets and Liabilities) set forth in the audited combined balance sheet included in the Audited Financial Statements.

         (e) The statement of earnings and the statement of cashflows referred to in clause (v) of the first sentence of Section 8.7(a), collectively with the reconciliations referred to therein, will present net sales of the Purchased Assets and Assumed Liabilities (excluding the Segregated Assets and Liabilities) of not less than $530,000,000; earnings before interest and taxes of the Purchased Assets and Assumed Liabilities (excluding the Segregated Assets and Liabilities) of not less than $80,000,000; earnings before interest, taxes, depreciation and amortization of the Purchased Assets and Assumed Liabilities (excluding the Segregated Assets and Liabilities) of not less than $97,000,000; and capital expenditures of the Purchased Assets and Assumed Liabilities (excluding the Segregated Assets and Liabilities) of not more than $14,000,000.

         6.6 Absence of Certain Changes. Except as reflected, reserved or otherwise disclosed in the Audited Financial Statements, the Interim Financial Statements, the financial statements included in or incorporated by refer ence in the Company Reports, or as contemplated by this Agreement, (I) since the Audit Date, the Company and its Subsidiaries have conducted the Business only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of business and there has not been (a) as of the date of this Agreement, any material action taken by the Company or its Subsidiaries that would have been prohibited under Sections 8.1(a)(ii)(B), 8.1(a)(ii)(C), 8.1(b)(i) through (iv), 8.1(b)(ix), 8.1(b)(xi) through (xiii),
8.1(b)(xv) and 8.1(b)(xvi) through (xviii), (b) any change in the financial condition, business or results of operations of the Business that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect or (c) any change by the Company in any of its material accounting principles, practices or methods for the Business, other than any such changes made as a result of any change in GAAP as applicable to the Company or the Business, and (II) since the Audit Date and prior to the date of this Agreement, there has not occurred any casualty loss involving an amount in excess of $2,500,000 with respect to any personal property or Owned Real Property that comprise Purchased Assets, whether or not covered by insurance.

         6.7 Employee Benefits. (a) A copy of each material Compensation and Benefit Plan and each material International Compensation and Benefit Plan and any trust agreement or insurance contract forming a part of such plans has been made available to Buyer prior to the date hereof, other than International Compensation and Benefit Plans that are maintained by Governmental Entities. The material Compensation and Benefit Plans and material International Compensation and Benefit Plans are listed in Section 6.7(a) of the Disclosure Letter, other than International Compensation and Benefit Plans that are maintained by Governmental Entities.

         (b) A list of all Available Employees as of March 31, 2001, other than Employees of the Transferred Subsidiaries, which indicates those Employees who are "Leave Recipients" as defined in Section 9.1(c) is set forth on Section 6.7(b)(1) to the Disclosure Letter and a list of all Transition Employees to be retained by the Company is set forth on Section 6.7(b)(2) of the Disclosure Letter. Approximately five Business Days prior to the Closing Date, the Company will provide to Buyer a list of (i) current employees of the Transferred Subsidiaries, (ii) all Available Employees as of such date and (iii) those Employees of the Business involuntarily separated from employment with the Company during the 90 days preceding the date thereof.

         (c) The Retirement Plan for Bargaining Employees of the Company (the "Assumed Pension Plan") is in substantial compliance with ERISA and all other applicable Laws, and has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to its qualification under
Section 401(a) of the Code, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened material litigation, dispute or governmental audit or investigation relating to the Assumed Pension Plan or any other Compensation and Benefit Plan that Buyer is assuming or with respect to which Buyer would otherwise have liability. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to the Assumed Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof or the Closing Date, as applicable, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (d) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA or Part III of Title I of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to the Assumed Pension Plan.

         (e) No Compensation and Benefit Plan that is subject to Title IV of ERISA (a "Title IV Plan") is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

         (f) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code.

         (g) With respect to the Assumed Pension Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan.

         (h) All International Compensation and Benefit Plans comply in all respects with applicable Law except as is not reasonably expected to have a Material Adverse Effect. The Transferred Subsidiaries have no material unfunded liabilities calculated on a going-concern basis with respect to any such plan that is a pension benefit plan, except as permitted or required by applicable Laws and reflected in the Audited Financial Statements or the Interim Financial Statements.

         (i) The consummation of the Transactions will not, either alone or in connection with another event, (x) entitle any Available Employee to severance pay or any other payments, except as expressly provided in this Agreement or (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such Available Employee.

         6.8 Litigation and Liabilities. Except as reflected, reserved or otherwise disclosed in the Audited Financial Statements and the Interim Financial Statements, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations or proceedings ("Claims") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary relating to the Business or (ii) Liabilities which would be required to be disclosed in the Audited Financial Statements or Interim Financial Statements under GAAP if occurring on a date covered by such financial statements ("Obligations"), in each case that would constitute Assumed Liabilities, except for such Obligations as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         6.9 Compliance with Laws; Permits. (a) Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign governmental Permits necessary for it to own, lease or operate all of the properties and assets included in the Purchased Assets and to conduct the Business and to operate the Purchased Assets as now conducted or operated, and there has occurred no default under any such Permit, and no proceeding is pending that seeks, and to the knowledge of the Company, no event has occurred that permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation, non-renewal, modification, suspension or termination of any Permit, except for lack of or deficiencies in Permits and except for such defaults under Permits and events which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. The Business has not been, and is not being, conducted in violation of any Order or Permit of any court or Governmental Entity (collectively, "Laws"), except for violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (b) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration under the Federal Food, Drug and Cosmetic Act (the "FDCA") or the U.S. Department of Justice under the Controlled Substances Act, 21 U.S.C.
Section 801, et seq (the "CSA"), or any similar agency, rule or regulation of any other jurisdiction, which is manufactured, tested, distributed, held and/or marketed by the Business or the Purchased Assets, such product is being manufactured, held and distributed in compliance with all applicable requirements under the FDCA, the CSA and such applicable rules and regulations of any other jurisdictions, including, but not limited to, those relating to investigational use, premarket approval, good manufacturing practices, labeling, promotion and advertising, record keeping and filing of reports and security, except for such failures so to comply that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         6.10 Environmental Matters. Except for such matters as are not reasonably likely to have individually or in the aggregate a Material Adverse
Effect:

         (a) the Purchased Assets:

         (i) are and have been in substantial compliance with all applicable Environmental Laws;

         (ii) are not the subject of any pending or, to the knowledge of the Company, any threatened, investigation or written notice from any Governmental Entity alleging the violation of any applicable Environmental Laws;

         (iii) are not currently subject to any Claim or Order arising under any Environmental Law;

         (iv) have not had any air emissions or wastewater discharges of Hazardous Substances except as permitted under applicable Environmental Laws; and

         (b) there are no facts or circumstances whereby the ownership, operation (including cessation of operations), or transfer of the Purchased Assets would reasonably be expected to result in any Liabilities under any Environmental Law.

         6.11 Labor Matters. As of the date hereof, neither the Company nor any of its Subsidiaries is the subject of, nor, to the Knowledge of the Company, has there been threatened, any material Claim asserting that the Company or any of its Subsidiaries has committed an unfair labor practice with respect to employees of the Business or seeking to compel it to bargain with any labor union or labor organization with respect to employees of the Business nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the five years prior to the date of this Agreement, any organized effort or demand for recognition by any labor organization or any labor dispute or slow-down that is material to the operations of any of the plants comprising the Purchased Assets. There has not been, for the five years prior to the date of this Agreement, and there is not pending, nor, to the Knowledge of the Company, has there been threatened, any labor strike, walk-out, work stoppage or lockout with respect to employees of the Business.

         6.12 Insurance. True and complete copies of all material fire and casualty, general liability, business interruption, product liability, workers' compensation, disability and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries have been made available to Buyer and such policies are in full force and effect. The Company or relevant Subsidiary has paid all premiums under such policies and is not in default with respect to its obligations thereunder. All material claims made by the Company under such policies during the past year are described in Section 6.12 of the Disclosure Letter.

         6.13 Title to Tangible Personal Property. The Company or a wholly owned Subsidiary has good title to, or a valid leasehold interest in, all Owned Tangible Personal Property and all Leased Tangible Personal Property, free and clear of any Encumbrances, other than Permitted Encumbrances. All of the fixtures, machinery, equipment and other tangible personal property and assets owned or used by the Company and its Subsidiaries in the Business are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except that, with respect to any matter covered by this sentence which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

         6.14 Title to Owned and Leased Real Properties; Absence of Encumbrances. (a) Section 6.14 of the Disclosure Letter sets forth a list of all Owned Real Property and all Leased Real Property used to carry out the Business as presently conducted. None of the Owned Real Property or Leased Real Property is leased or licensed by the Company to, or otherwise used by, any other Person.

         (b) The Company has not received written notice of any uncured default, and to the knowledge of the Company there are no pending uncured defaults, under the lease documents pertaining to any material Leased Real Property, except for such matters as are reasonably susceptible of cure without material expense or delay, and are not reasonably likely to disturb Buyer's use of the Leased Real Property affected thereby to carry on the Business as presently conducted.

         (c) Except as disclosed in Section 6.14 of the Disclosure Letter, the Company or a Subsidiary has good title to, or, with respect to leasehold interests, a valid leasehold interest in, the Owned Real Property and the Leased Real Property, as the case may be, free and clear of all Encumbrances, except for Permitted Encumbrances and such imperfections of title, liens and easements as will not, individually or in the aggregate, materially impair present business operations at such properties.

         (d) Except as disclosed in Section 6.14 of the Disclosure Letter, no consent to assignment of Leased Real Property will be required in connection with the Purchase.

         6.15 Adequacy and Sufficiency of Purchased Assets. (a) This Agreement, the Ancillary Agreements and the instruments and documents to be delivered by the Company and the Subsidiaries to Buyer at or following the Closing shall be adequate and sufficient to transfer to Buyer the Company's and its Subsidiaries' entire right, title and interest in and to the Purchased Assets. The Purchased Assets when taken together with the rights and services under the Ancillary Agreements are sufficient in all material respects to carry out the Business as presently conducted by the Company and its Subsidiaries.

         (b) To the Company's knowledge, Section 6.15 of the Disclosure Letter contains a true and complete list of (i) all buildings and parcels owned or leased by the Company or any of its Subsidiaries during the ten years prior to the date of this Agreement that were used primarily in connection with the operation of the Business and all buildings and parcels owned or leased by the Transferred Subsidiaries during the ten years prior to the date of this Agreement other than in connection with the Business but which, in each case, do not comprise Purchased Assets, (ii) all products marketed and sold by the Company or its Subsidiaries in connection with the Business and all products marketed and sold by the Transferred Subsidiaries other than in connection with the Business, in each case, during the ten years prior to the date of this Agreement which are not currently marketed and sold by the Company or its Subsidiaries, and (iii) operations of the Company or its Subsidiaries relating to the Business and operations of the Transferred Subsidiaries other than in connection with the Business, in each case, which have become discontinued operations of the Company or its Subsidiaries during the ten years prior to the date of this Agreement.

         6.16 Intellectual Property. (a) The Company and/or its Subsidiaries owns, or is licensed or otherwise possesses the right to use, in each case free and clear of all Encumbrances, all Business-Related Intellectual Property, except for any such failures to own, be licensed or possess as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and all material patents, trademarks, trade names, service marks and copyrights which comprise the Business-Related Intellectual Property and are used in the Business as currently conducted, are valid and subsisting, except for such failures to be valid and subsisting as are not individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Section 6.16 of the Disclosure Letter contains a true and complete list as of the date of this Agreement of all material license agreements to which the Company or any of its Subsidiaries is a party pursuant to which third parties are licensed to use Business-Related Intellectual Property.

         (b) Except for such matters as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect:

         (i) neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the contemplated transfer of the Purchased Assets hereunder, in violation of any Third Party Intellectual Property Rights;

         (ii) no Claims involving the Company or its Subsidiaries with respect to the Business-Related Intellectual Property are currently pending or, to the knowledge of the Company, threatened by any Person; and

         (iii) to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Business-Related Intellectual Property by any third party.

         6.17 Brokers and Finders. Neither the Company nor any of its Subsidiaries has incurred any Liabilities for any brokerage fees, commissions or finders' fees in connection with the Transactions for which Buyer will be liable.

         6.18 Taxes. (a) Definitions. As used in this Agreement, the term (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever (including any withholding taxes for which any Transferred Subsidiary is responsible as a result of distributions or any other payments to the Company and its Subsidiaries or any other Persons), together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, (ii) "Tax Authority" means any Governmental Entity responsible for the imposition of Tax, and (iii) "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

         (b) Company and Subsidiaries Other Than Transferred Subsidiaries. The Company and each of its Subsidiaries other than the Transferred Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extensions of time within which to file) all Tax Returns required to be filed by any of them and all such tax returns are true, correct and complete in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters of the Company or any of its subsidiaries (other than the Transferred Subsidiaries).

         The Company and any Subsidiary that is required to sell any of the Purchased Assets to the Buyer hereunder are not foreign persons as defined in Treasury Regulations Section 1.1445-2(b)(2). There are (and as of immediately following the Closing there will be) no Liens (as defined below) on any of the Purchased Assets.

         (c) Transferred Subsidiaries. The Company represents and warrants as to each of the Transferred Subsidiaries as follows:

         (i) Each Transferred Subsidiary has duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it. All Tax Returns filed by such Transferred Subsidiary are true, correct and complete in all material respects.

         (ii) Each Transferred Subsidiary has paid all Taxes that are shown as due on such filed Tax Returns, and has withheld and remitted to the appropriate Tax Authority, with respect to amounts paid or owing to employees, creditors, and third parties, all Taxes it is required to have withheld.

         (iii) No Transferred Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a tax assessment or deficiency, nor is there any tax deficiency outstanding, proposed in writing or assessed against any Transferred Subsidiary.

         (iv) There are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of the Taxes or Tax matters of the Transferred Subsidiaries.

         (v) Each Transferred Subsidiary, other than Carter-Wallace (N.Z.) Ltd., is treated as a corporation for U.S. federal income tax purposes. Carter-Wallace (N.Z.) Ltd. has validly elected on Form 8832 to be treated as a disregarded entity for U.S. tax purposes.

         (vi) There are (and as of immediately following the Closing there will be) no Encumbrances on the assets of any Transferred Subsidiary relating to or attributable to Taxes, other than Encumbrances for personal property taxes not yet due and payable.

         (vii) No Transferred Subsidiary is a party to a Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written), nor does or will any Transferred Subsidiary owe any amount under such agreement.

         (viii) No adjustment relating to any Tax Return filed by any Transferred Subsidiary has been proposed in writing by any Tax Authority to any Transferred Subsidiary which has not been resolved to the satisfaction of the relevant Tax Authority.

         (ix) No Transferred Subsidiary is or has been included in any "consolidated," "unitary," "combined" or similar Tax Return provided for under the laws of the United States or any foreign jurisdiction for any taxable period for which the statute of limitations has not yet expired.

         (x) No power of attorney has been granted by or imposed upon any Transferred Subsidiary with respect to any matter relating to Taxes.

         (xi) No Transferred Subsidiary has received written notice of any claim made by a Tax authority in a jurisdiction where such Transferred Subsidiary does not file Tax Returns, that such Transferred Subsidiary is or may be subject to taxation by that jurisdiction.

         (xii) No Transferred Subsidiary is, or has been for any prior Taxable Period, a passive foreign investment corporation as defined in Section 1297(a) of the Code.

         (xiii) The unpaid Taxes of the Transferred Subsidiaries do not, as of December 31, 2000, exceed the reserve for Taxes (other than any reserve for deferred Taxes of the Transferred Subsidiaries established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for the Transferred Subsidiaries included in the Interim Financial Statements, and the unpaid Taxes of the Transferred Subsidiaries will not, as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date.

                                   ARTICLE VII

                     Representations and Warranties of Buyer

         Buyer hereby represents and warrants, as of the date hereof and as of the Closing, to the Company as follows:

         7.1 Organization, Good Standing and Qualification. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         7.2 Corporate Authority. (a) No vote of the holders of the capital stock of Buyer is necessary to approve this Agreement, the Memorandum of Understanding or the Transactions. Buyer has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and the Memorandum of Understanding and to consummate the Transactions. Each of this Agreement and the Memorandum of Understanding is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (b) Each of Strategic Buyer and Buyer has the requisite power and authority and has taken all action necessary in order to execute and deliver the Product Line Purchase Agreement. The Product Line Purchase Agreement is a valid and binding agreement of Strategic Buyer and Buyer, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         7.3 Governmental Filings; No Violations. (a) Other than the filings and/or notices (i) pursuant to the Exchange Act, (ii) pursuant to the HSR Act,
(iii) pursuant to Environmental Laws, including the New Jersey Industrial Site Recovery Act and the Connecticut Property Transfer Act, (iv) pursuant to the European

Community Merger Control Regulation and (v) required to be made with any Governmental Entity in any jurisdiction outside the United States, no notices, reports or other filings are required to be made by Buyer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transactions, except those that the failure to make or obtain are not, individually or in the aggregate, likely to prevent, materially delay or impair the ability of Buyer to consummate the Transactions.

         (b) The execution, delivery and performance of this Agreement and the Memorandum of Understanding by Buyer does not, and the consummation by Buyer of the Transactions will not constitute or result in (i) a breach or violation of, or a default under, the organizational documents and governing instruments of Buyer or (ii) a breach or violation of, a default under, or an acceleration of any obligations or the creation of an Encumbrance on the assets of Buyer (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation binding upon Buyer or any Law or governmental or non-governmental Permit to which Buyer is subject, except, in the case of clause (ii) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or impair the ability of Buyer to consummate the Transactions. Buyer does not have any Subsidiaries.

         7.4 Funds. Buyer has received and delivered to the Company executed commitment letters with respect to debt financing of up to $420 million (the "Financing Arrangements") and equity financing of up to $356 million (the "Equity Arrangements" and, collectively with the Financing Arrangements, the "Arrangements"). When funded in accordance with their terms, the Arrangements will provide Buyer with funds in an aggregate amount sufficient to enable Buyer to consummate the Transactions and pay all fees, expenses and costs in connection with the negotiation, execution and performance of this Agreement and the Ancillary Agreements. The Financing Arrangements and the Equity Arrangements remain in full force and effect.

         7.5 Ownership of Shares. Neither Buyer nor any of its Subsidiaries beneficially owns any (i) shares of any class of stock of CPI or (ii) Company Shares.

                                  ARTICLE VIII

                                Certain Covenants

         8.1 Interim Operations.

         (a) From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to:

         (i) operate the Business in the ordinary course of business, consistent with past practice, and, to the extent consistent with such operation, use commercially reasonable efforts to: (A) preserve the present business organization intact; and (B) preserve any beneficial business relationships with all customers, suppliers, and others having business dealings with the Business; and

         (ii) maintain (A) the Purchased Assets in such condition and repair as is consistent with past practice, (B) insurance upon all of the Purchased Assets and with respect to the conduct of the Business in full force and effect, comparable in amount, scope, and coverage to that in effect on the date of this Agreement, and apply all insurance proceeds from coverage of the Purchased Assets to restore such Purchased Assets or otherwise hold such proceeds for the Buyer's account, and (C) all Permits in full force and effect; and

         (iii) conduct their respective advertising activities in a manner which is not materially inconsistent with the Company's advertising budget in effect as of the date of this Agreement.

         (b) Except in connection with the Mergers and the other transactions contemplated by the Merger Agreement, from the date of this Agreement until the Closing Date, neither the Company nor any of its Subsidiaries shall take any of the following actions, to the extent that any such action relates to the Purchased Assets, the Assumed Liabilities or the Business:

         (i) subject any of the Purchased Assets to any further material Encumbrance, other than Permitted Encumbrances and other than in the ordinary course of business, consistent with past practice;

         (ii) transfer, sell or otherwise convey any part of the Purchased Assets or make any material acquisition of assets which would become part of the Purchased Assets, except in the ordinary course of business, consistent with past practice;

         (iii) make any material Tax election or settle or compromise any material Tax liability without the Buyer's prior written approval, except in the ordinary course of business consistent with past practice (including, without limitation, with respect to the Transferred Subsidiaries);

         (iv) grant, convey or sell any option or right to purchase or lease any of the Purchased Assets, except in the ordinary course of business, consistent with past practice;

         (v) pay or promise to pay, any bonus, profit-sharing or special compensation to the Available Employees or make or promise to make any increase in the compensation, severance or other benefits payable or to become payable to any of such employees, except (A) as required by applicable Laws, (B) to satisfy obligations under the terms of any agreement or Compensation and Benefit Plan or International Compensation and Benefit Plan in effect as of the date hereof, (C) for increases in compensation that are made in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) and as set forth on
Section 8.1(b)(v) of the Disclosure Letter, (D) in respect of Available Employees covered by collective bargaining agreements, as would be permitted under Section 8.1(b)(vii), and (E) for employment arrangements for or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice, and who are hired in accordance with clause (viii) below and
(F) as set forth on Section 8.1(b)(v) of the Disclosure Letter;

         (vi) except in the ordinary course of business consistent with past practice or as required by applicable Laws, enter into or terminate any material Contract, or amend, modify or make any change in, or waive any material benefit of, any of its material Contracts;

         (vii) enter into any collective bargaining agreements covering employees of the Business, except for the contemplated actions described in
Section 8.1(b)(vii) of the Disclosure Letter or as required by applicable Laws;

         (viii) involuntarily separate from employment with the Company any employee of the Business without due cause or hire, without the prior written consent of Buyer which shall not be unreasonably withheld, any employee who would become an Available Employee and who would be entitled to an annual base salary greater than $100,000;

         (ix) split, combine or reclassify any of the capital stock of the Transferred Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of the Transferred Subsidiaries;

         (x) with respect to the Business or Purchased Assets, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person, except for the endorsement of checks in the ordinary course of business and the extension of credit in the ordinary course of business, or make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to any Transferred Subsidiary or (B) advances to employees in the ordinary course of business consistent with past practice;

         (xi) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, any of the Transferred Subsidiaries;

         (xii) issue, deliver or sell any shares of capital stock of any of the Transferred Subsidiaries, or any securities convertible into or exercisable or exchangeable for shares of capital stock of any of the Transferred Subsidiaries, or any rights, warrants or options to acquire any shares of common stock of any of the Transferred Subsidiaries, other than (A) issuances pursuant to stock-based awards or options that are outstanding on the date hereof or are granted in accordance with the following clause (B), and (B) additional options or stock-based awards to acquire shares of capital stock of any of the Transferred

Subsidiaries required to be granted under the terms of stock plans as in effect on the date hereof;

         (xiii) amend the certificate of incorporation or bylaws or other comparable organizational documents or amend any material terms of the outstanding securities of any of the Transferred Subsidiaries;

         (xiv) except for the items currently contracted for by the Company and the items contemplated by the Company's most recent capital expenditure budget previously provided to Buyer, make or agree to make any new capital expenditure or expenditures other than expenditures which, individually, are in excess of $500,000 or, in the aggregate, are in excess of $2,500,000, with respect to any of the Transferred Subsidiaries;

         (xv) permit any material insurance policy as a beneficiary with respect to the Business or Purchased Assets or loss payable payee to be canceled or terminated;

         (xvi) incur or issue any indebtedness or guaran tee that would constitute an Assumed Liability or issue or sell any debt securities or warrants or other rights to acquire any debt securities that would constitute Assumed Liabilities, except, in any such case, in the ordinary course of business, or make any loans, advances or capital contributions to, or investments in, any other Person that would constitute Purchased Assets, other than (A) to any Transferred Subsidiary, or (B) advances to employees in the ordinary course of business consistent with past practice;

         (xvii) adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC, GAAP or by Law, in its accounting policies, procedures or practices;

         (xviii) settle, pay, discharge or satisfy any material Claim pending against the Company or any of its Subsidiaries relating to the Purchased Assets or the Business, except in the ordinary course of business;

         (xix) with respect to each of the Transferred Subsidiaries, (A) declare or pay any dividends or other distributions of any sort in respect of its capital stock or similar payments to the direct or indirect holders of its capital stock, or (B) settle, pay, discharge or satisfy any indebtedness (including intercompany accounts) except as expressly contemplated by Section 8.8 hereof and except for payments on third-party indebtedness not to exceed $1,658,347 in the aggregate, in each case except with respect to Carter-Horner Inc. in order to cause the aggregate value of cash, cash equivalents and short-term investments held by Carter-Horner Inc. as of the Closing Date to equal the Carter-Horner Retained Cash Amount;

         (xx) engage in any practice or promotion materially inconsistent with the Company's past practices that is designed to materially increase trade inventories.

         (xxi) authorize or enter into an agreement to do any of the foregoing.

         (c) Except as otherwise described in Section 8.1 and Section 8.7(c), nothing in this Agreement shall be construed or interpreted to prevent the Company or any Subsidiary from (i) paying or making regular, special or extraordinary dividends or other distributions consisting of cash, cash equivalents or short term investments held by any Persons other than the Transferred Subsidiaries (not including Carter-Horner Inc. pursuant to Section 8.1(b)(xix)) and with respect to Carter-Horner Inc. only in respect of cash, cash equivalents and short term investments in excess of the Carter-Horner Retained Cash Amount or; (ii) making, accepting or settling intercompany advances to, from or with one another; (iii) subject to clause (i) above, causing any Subsidiary to pay or distribute to the Company all cash, money market instruments, bank deposits, certificates of deposit, other cash equivalents, marketable securities and other investment securities then owned or held by such Subsidiary; (iv) causing any Subsidiary which owns or holds any Excluded Assets to transfer or otherwise convey such assets to the Company or its nominee prior to the Closing by means of a dividend, distribution in kind or other transfer without consideration; (v) engaging in any other transaction incident to the normal cash management procedures of the Company and its Subsidiaries, including, without limitation, short-term investments in bank deposits, money market instruments, time deposits, certificates of deposit and bankers' acceptances and borrowings for working capital purposes and purposes of providing additional funds to Subsidiaries made, in each case, in the ordinary course of business, consistent with past practice; or (vi) entering into the Merger Agreement or complying with the terms thereof.

         8.2 Access. (a) Upon reasonable notice, and except as may otherwise be required by applicable Laws, the Company shall (and the Company shall cause its Subsidiaries to) afford Buyer's officers, employees, counsel, accountants and other authorized representatives (including representatives of entities providing or arranging financing for the Buyer) ("Representatives") reasonable access, during normal business hours throughout the period prior to Closing, to their respective properties, books, Contracts and records that relate primarily to the Business, the Purchased Assets or the Assumed Liabilities and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Buyer all such information and reasonable access to the Company's employees, in each case to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, as Buyer or its Representatives may reasonably request; provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company; provided, further, that the foregoing shall not require the Company to furnish Buyer with documents or information concerning its toothpaste/tooth polish or antiperspirant/deodorant businesses which the Company reasonably determines to have competitive significance; and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality, provided that the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by any such officer. All such information shall be governed by the terms of the Confiden tiality Agreements.

         (b) Within 14 days following the date of this Agreement, the Company and Buyer shall establish a Steering Committee comprised of at least one senior executive of Buyer and one senior executive of the Company (the "Steering Committee"). During the period prior to the Closing, the Parties shall cause members of the Steering Committee to discuss in good faith the development of reasonable plans, protocols and arrangements designed to facilitate (i) the rapid integration of the Company's information technology systems immediately following the Closing and (ii) the separation of the Company's accounting records, inventories, receivables and bank accounts as between the Business and the Company's other businesses. The plans, protocols and arrangements with respect to information technology matters shall address, among other things, the installation by Buyer of hardware in the Company's facilities, the training of Company employees and means of facilitating Buyer's design of compatible information technology systems, the provision to Buyer by the Company of sample data files prior to the Closing and the transfer of data files to Buyer's system following the Closing. The Company will cooperate with Buyer and assist Buyer in effecting the actions and initiatives set forth in the plans, protocols and arrangements developed by the Steering Committee; provided, however, that this Section 8.2(b) and the plans, protocols and arrangements developed by the Steering Committee shall not require the Company to incur out-of-pocket expenses, require Company personnel to devote significant amounts of time to integration activities, require the Company to provide sales, production, operations or business data to Buyer, or require the Company to suffer a meaningful disruption of its operations.

         8.3 Stockholder Approval. (i) Subject to fiduciary obligations under applicable Laws, the Board of Directors of the Company shall recommend the approval of the Purchase and the Transactions to holders of Company Shares and
(ii) the Company will take, in accordance with applicable Laws and its certificate of incorporation and bylaws, all action necessary to convene a meeting of the stockholders to vote on the Mergers and the Purchase.

         8.4 Proxy Statement. The Company shall prepare and file with the SEC a proxy or information statement with respect to the solicitation of consents or proxies relating to the Mergers and the Purchase (the "Proxy Statement") as promptly as practicable and promptly thereafter mail the Proxy Statement to the holders of Company Shares. Buyer and the Company each agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the action constituting the Company Requisite Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by Buyer or its Subsidiaries with respect to statements made or incorporated by reference by the Company in the Proxy Statement based on written information supplied by the Company or its Subsidiaries.

         8.5 Filings; Other Actions; Notification. (a) The Company and Buyer shall cooperate with each other and shall use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to as promptly as practicable consummate and make effective the Transactions, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all Permits necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions. Whenever this Agreement requires the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause each of its relevant Subsidiaries to take such action and a guarantee of the performance thereof. Subject to applicable Laws and the terms of any relevant agreements with third parties relating to the exchange of information, Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Buyer or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with obtaining the Permits required to consummate the Transactions and the Mergers. In exercising the foregoing right, each of the Company and Buyer shall act reasonably and as promptly as practicable.

         (b) The Company and Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with obtaining the Permits required to consummate the Transactions and the Mergers.

         (c) Subject to applicable Laws and the terms of any relevant agreements with third parties, the Company and Buyer each shall keep the other apprised of the status of matters relating to completion of the Transactions and the Mergers, including promptly furnishing the other with copies of notices or other communications received by Buyer or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions and the Mergers (including obtaining the Permits required to consummate the Transactions); provided that in respect of any communication to or from (or meeting with) any Governmental Entities relating to the Transactions and the Mergers or obtaining such Permits, each Party shall use its reasonable best efforts to afford the other with advance notice of, and a meaningful opportunity to participate in, any such communications, including, without limitation, a right to attend, with advisors present, any meetings (telephonic or in person) with such Governmental Entities.

         (d) Without limiting the generality of the undertakings pursuant to this Section 8.5, the Company (in the case of clauses (i) and (iii)) and Buyer (in all cases set forth below) agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign courts or Government Antitrust Entities information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Transactions; (ii) the proffer by Buyer of its willingness to sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, and the sale of, such assets, categories of assets or businesses of the Company or Buyer or either's respective Subsidiaries (and to enter into agreements with the relevant Government Antitrust Entity giving effect thereto) no later than 90 days from the date of this Agreement if such action should be reasonably necessary or advisable to avoid the commencement of a proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the transactions contem-plated by this Agreement by any Government Antitrust Entity; and (iii) take promptly, in the event that any Order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Transactions unlawful or that would prevent or delay consummation of the Transactions, any and all steps consistent with their "reasonable best efforts" obligations (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph) necessary to vacate, modify or suspend such Order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

         (e) Without limiting the generality of the undertakings pursuant to this Section 8.5, the Company agrees to provide, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and their respective officers, employees and advisors, including KPMG LLP, to provide, reasonable assistance to Buyer in connection with the completion of the financings contemplated in the Financing Arrangements to be consummated contemporaneously with or at or after the Closing in respect of the Transactions.

         (f) Without limiting the generality of the undertakings pursuant to this Section 8.5, Buyer agrees to use its reasonable best efforts to (i) enter into definitive documentation with respect to the financings contemplated by the Financing Arrangements on substantially the same terms reflected in the Financing Arrangements, (ii) negotiate a substantially complete form (subject to customary review and comment by the banks in the syndicate group) of definitive agreements with respect to the senior credit facilities contemplated thereby prior to the mailing of the Proxy Statement (although signing may be delayed until a later date), and (iii) to satisfy all conditions applicable to Buyer in such definitive documentation. Buyer will keep the Company informed on a regular ongoing basis of the status of the efforts to obtain such financings and will use its reasonable best efforts to (i) provide the Company and its advisors, on a current basis, drafts and final versions of the definitive documentation related to the Financing Arrangements, with an opportunity to provide comments to Buyer thereon and (ii) assure that any conditions to funding the Financing Arrangements relating to loan syndication are satisfied at or prior to the time that all other conditions to the Closing are expected to be satisfied. In the event any portion of the financings contemplated by the Arrangements becomes unavailable in the manner or from the sources originally contemplated, Buyer will use its reasonable best efforts to obtain any such portion from alternative sources on substantially comparable terms, if available, or if not substantially comparable, on terms and conditions satisfactory to Buyer in its sole discretion.

         8.6 Equitable Assignment. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer, as contemplated hereunder, of any Purchased Assets is prohibited by any applicable Laws or would require any governmental or third party Permits, including the Permits listed in Section 6.3 of the Disclosure Letter, and such Permits shall not have been obtained prior to the Closing (such Permits, collectively, "Delayed Consents"), this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing the Parties shall use commercially reasonable efforts and shall cooperate with each other, to obtain promptly the Delayed Consents; provided that all reasonable out-of-pocket expenses of such cooperation and related actions shall be paid by Buyer. Pending receipt of the Delayed Consents or if such Delayed Consents are not obtained, the Parties shall cooperate with each other in any reasonable and lawful arrangements, effectively transferring to Buyer from and after the Closing, the rights and benefits of, and entitlements to exercise the Company's rights under, and effectively causing the Buyer to assume all Assumed Liabilities with respect to, such Purchased Assets and operations of the Business as if such assets and operations had been transferred by the Company to Buyer at Closing and any Liabilities associated with the arrangements specifically established by Buyer and the Company pursuant to this Section 8.6. Once any Delayed Consent is obtained, the Company shall assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Purchased Assets and operations of the Business to Buyer at Buyer's expense with Buyer responsible for all reasonable out-of-pocket costs associated with the transfer of the relevant Purchased Assets and operations and any other Liabilities associated with such transfer and the ownership or operation of such Purchased Assets that would have comprised Assumed

Liabilities under this Agreement had such assets and operations been transferred by the Company to Buyer at Closing; provided that no additional consideration shall be paid by Buyer to the Company for such relevant Purchased Assets.

         8.7 Complete Financial Statements. (a) The Company shall use its reasonable best efforts to deliver to Buyer (i) audited combined statements of earnings and statements of cash flows for the Purchased Assets and the Assumed Liabilities for the years ended March 31, 2000 and March 31, 1999, (ii) an audited combined balance sheet for the Purchased Assets and the Assumed Liabilities as of March 31, 2000, (iii) unaudited combined statements of earnings and statements of cash flows for the Purchased Assets and the Assumed Liabilities for the nine months ended December 31, 2000, (iv) an unaudited combined balance sheet for the Purchased Assets and the Assumed Liabilities as of December 31, 2000, (v) an audited combined statement of earnings and an audited combined statement of cashflows for the Purchased Assets and the Assumed Liabilities for the year ended March 31, 2001, in each case together with reconciliations against the Purchased Assets and Assumed Liabilities excluding the Segregated Assets and Liabilities, and an audited combined balance sheet for the Purchased Assets and the Assumed Liabilities as of March 31, 2001, (vi) in the event that the Closing has not occurred by August 15, 2001, interim unaudited combined statements of earnings and cashflows for the Purchased Assets and Assumed Liabilities for the three-month periods ended June 30, 2000 and June 30, 2001 and interim unaudited combined balance sheets for the Purchased Assets and Assumed Liabilities for the three months ended June 30, 2000 and June 30, 2001, and (vii) in the event that the Closing has not occurred by November 15, 2001, interim unaudited combined statements of earnings and cashflows for the Purchased Assets and the Assumed Liabilities for the six-month periods ended September 30, 2000 and September 30, 2001 and unaudited combined balance sheets for the Purchased Assets and Assumed Liabilities for the six months ended September 30, 2000 and September 30, 2001, in each case prepared in accordance with GAAP (including GAAP requirements with respect to notes) and in compliance with requirements of Regulation S-X. The Company shall use its reasonable best efforts to deliver to Buyer the financial statements referred to in clauses (i) through (v) of the previous sentence (the "May Deliverables") by May 25, 2001. The Company shall cause its auditors to meet with Buyer and permit Buyer to review the auditors' workpapers concerning the May Deliverables, but Buyer shall not be permitted to copy such workpapers. The Company shall use its reasonable best efforts to deliver to Buyer (i) audited statements of earnings and statements of cash flows for the Purchased Assets and the Assumed Liabilities which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business for the years ended March 31, 2001, March 31, 2000 and March 31, 1999, (ii) audited balance sheets for the Business which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business as of March 31, 2001 and March 31, 2000, (iii) in the event that the Closing has not occurred by August 15, 2001, interim unaudited statements of earnings and cashflows for the Purchased Assets and the Assumed Liabilities which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business for the three-month periods ended June 30, 2000 and June 30, 2001 and interim unaudited balance sheets for the Purchased Assets and Assumed Liabilities which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business as of June 30, 2000 and June 30, 2001, and (iv) in the event that the Closing has not occurred by November 15, 2001, interim unaudited statements of earnings and cashflows for the Purchased Assets and the Assumed Liabilities which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business for the six-month periods ended September 30, 2000 and September 30, 2001 and interim unaudited balance sheets for the Purchased Assets and Assumed Liabilities which do not include the "Arrid" or "Lady's Choice" product lines or the Lambert Kay business as of September 30, 2000 and September 30, 2001, in each case prepared in accordance with GAAP (including GAAP requirements with respect to notes) and in compliance with requirements of Regulation S-X. The Company shall use its reasonable best efforts to deliver to Buyer the financial statements referred to in clauses (i) and (ii) of the previous sentence by June 30, 2001. The Company shall use its reasonable best efforts to deliver to Buyer (i) audited statements of earnings and statements of cash flows for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business for the years ended March 31, 2001, March 31, 2000 and March 31, 1999, (ii) audited balance sheets for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business as of March 31, 2001 and March 31, 2000, (iii) in the event that the Closing has not occurred by August 15, 2001, interim unaudited statements of earnings and cashflows for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business for the three-month periods ended June 30, 2000 and June 30, 2001 and interim unaudited balance sheets for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business as of June 30, 2000 and June 30, 2001, and (iv) in the event that the Closing has not occurred by November 15, 2001, interim unaudited statements of earnings and cashflows for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business for the six-month periods ended September 30, 2000 and September 30, 2001 and interim unaudited balance sheets for the "Arrid" and "Lady's Choice" product lines and the Lambert Kay business as of September 30, 2000 and September 30, 2001, in each case prepared in accordance with GAAP (including GAAP requirements with respect to notes) and in compliance with requirements of Regulation S-X. The Company shall use its reasonable best efforts to deliver to Buyer the financial statements referred to in clauses (i) and (ii) of the previous sentence by June 30, 2001.

         (b) From the date hereof until the Closing Date, the Company shall use its reasonable best efforts to deliver to Buyer, promptly following the internal circulation thereof, (i) such monthly management reporting packages for the Company's Carter Products, Lambert Kay and International divisions as the Company prepares in the ordinary course of business, and (ii) such Friday sales reports for the Company's Carter Products and Lambert Kay divisions as the Company prepares in the ordinary course of business.

         (c) The Company shall cause the cash held by the Transferred Subsidiaries as of the Closing (other than the Carter-Horner Retained Cash Amount) to be held by the Transferred Subsidiaries (other than Carter-Horner Inc.) in ratable portions not materially inconsistent with their respective ratable portions of the cash held by the Transferred Subsidiaries (other than Carter-Horner Inc.) as reflected in the Audited Financial Statements.

         8.8 Intercompany Accounts. Intercompany accounts between the Company or any of its Subsidiaries, on the one hand and any Transferred Subsidiary, on the other hand ("Intercompany Accounts") in respect of goods sold in the ordinary course of business shall be paid in full 30 days after Closing and all other Intercompany Accounts will be canceled without payment prior to the Closing.

         8.9 Publicity. The initial press release concerning the Transactions shall be a joint press release approved in advance by the Company and Buyer and thereafter the Company and Buyer each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Laws or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service on which the securities of the Company or Buyer or its Affiliates are listed or quoted.

         8.10 No Solicitation and No Hiring. For a period of 24 months following the Closing Date, the Company and its Affiliates (excluding MedPointe Capital Partners, L.L.C., Cypress Associates II, LLC and TC Group, LLC and their respective Affiliates that are not otherwise Affiliates of the Company) shall not directly or indirectly solicit for employment or hire as an employee or consultant, any of the Transferred Employees or other employees of Buyer or its Affiliates engaged in the Business unless such employee's employment is earlier terminated by Buyer. For a period of 24 months following the Closing Date, Buyer and its Affiliates (excluding Financial Bidder and its Affiliates that are not otherwise Affiliates of the Company) shall not directly or indirectly solicit for employment or hire as an employee or consultant, any employee (other than an Transferred Employee) who works for the Company or its Affiliates unless such employee's employment is earlier terminated by the Company. Notwithstanding the foregoing, this Section 8.10 shall not prevent either Buyer or Company (or any of their respective Affiliates or any Person acting on their behalf) from conducting general searches for employees by use of advertisements or the media that are not directly targeted at the employees of the other Party.

         8.11 Acquisition Proposals. (a) The Company agrees that neither it nor any Subsidiary of the Company nor any of their respective officers or directors shall, and that it shall direct and cause its and such Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by them or any of the Company's Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, purchase or similar transaction involving (A) more than 15% of the consolidated assets of the Company primarily related to the Business (a "Business Acquisition Proposal");
(B) more than 15% of the consolidated assets of the Company primarily related to the operations of the Company other than the Business (such operations, the "Healthcare Business" and such a proposal, a "Healthcare Acquisition Proposal"); or (C) more than 15% of the outstanding equity securities of the Company or more than 15% of the consolidated assets primarily related to the Business and the consolidated assets primarily related to the Healthcare Business (a "Company Acquisition Proposal", any Business Acquisition Proposal, Healthcare Acquisition Proposal or Company Acquisition Proposal being referred to as an "Acquisition Proposal"); (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including by entering into any letter of intent or similar document or any contract, agreement or commitment with any Person making such an Acquisition Proposal) or
(iii) approve, endorse or recommend any Acquisition Proposal; provided, however, that prior to the effectiveness of the Company Requisite Vote, nothing contained in this Agreement shall prevent the Company, its directors, officers, agents or other representatives from (A) complying with its disclosure obligations under applicable Law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements, it being understood that such confidentiality agreement will not prohibit the making of an Acquisition Proposal; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or entering into an agreement with such Person solely with respect to the payment by such Person of amounts payable to Buyer pursuant to Section 11.5(b) or to Parent pursuant to
Section 8.5(b) of the Merger Agreement; (D) approving, recommending or endorsing such an Acquisition Proposal to the stockholders of the Company (which, in the case of a Business Acquisition

Proposal or Company Acquisition Proposal, shall be deemed to be a withdrawal or modification of the recommendation of this Agreement by the Board of Directors of the Company), or (E) following the termination of the Merger Agreement pursuant to Section 8.3(a) thereof, entering into an agreement with a Person who has made an unsolicited bona fide written Healthcare Acquisition Proposal with respect to such Healthcare Acquisition Proposal, if and only to the extent that,
(i) in each such case referred to in clause (B), (C), (D) or (E) above, the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that failure to take such action would, in light of such Acquisition Proposal and the terms of this Agreement, be inconsistent with the fiduciary duties of the directors under applicable Law and (ii) (x) in the cases referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with a financial advisor) that taking the actions permitted pursuant to such clauses with respect to an Acquisition Proposal could reasonably be expected to result in a Superior Proposal, assuming such Acquisition Proposal were consummated and (y) in the case referred to in clauses (D) or (E) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal is a Superior Proposal. A Business Acquisition Proposal is a "Superior Proposal" if (i) the transaction (or series of transactions) pursuant to such Acquisition Proposal involves the direct or indirect (by stock acquisition or otherwise) acquisition by a third party of all or substantially all of the consolidated assets of the Company primarily related to the Business and (ii) the consummation of such transaction (or series of transactions) pursuant to such Acquisition Proposal, together with the consummation of the Mergers pursuant to the Merger Agreement, will be more favorable to the Company's stockholders from a financial point of view than the Purchase, taken together with the Mergers and, for purposes of the determination to be made in clause (D) or (E) above, in the good faith judgment of the Board of Directors of the Company, such transaction is reasonably likely to be financed by such third party. A Healthcare Acquisition Proposal is a "Superior Proposal" if (i) the transaction (or series of transactions) pursuant to such Acquisition Proposal involves the direct or indirect (by merger, stock acquisition or otherwise) acquisition by a third party of the Healthcare Business and (ii) the consummation of such transaction (or series of transactions) pursuant to such Acquisition Proposal, together with the consummation of the Purchase, will be more favorable to the Company's stockholders from a financial point of view than the Mergers, taken together with the Purchase and such other transactions and, for purposes of the determination to be made in clause (D) or
(E) above, in the good faith judgment of the Board of Directors of the Company, such transaction is reasonably likely to be financed by such third party. A Company Acquisition Proposal is a "Superior Proposal" if (i) the transaction (or series of transactions) pursuant to such Acquisition Proposal involves a third party unaffiliated with CPI acquiring, directly or indirectly, not less than a majority of the outstanding Company Shares (by merger, stock acquisition or otherwise) or acquiring directly or indirectly, all or substantially all of the consolidated assets of the Company, (ii) such transaction (or series of transactions) is reasonably likely to be consummated and (iii) the consummation of such transaction (or series of transactions) pursuant to such Acquisition Proposal will be more favorable to the Company's stockholders from a financial point of view than the combined effect of the Purchase and the Mergers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Buyer immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

         (b) Buyer and its Affiliates shall not directly or indirectly (through Affiliates or otherwise), individually or as a group, enter into any agreement or other arrangement with any party to the Merger Agreement that would obligate any party to the Merger Agreement to refuse or otherwise fail to cooperate with the Company and its representatives or obligate any party to the Merger Agreement to oppose or otherwise act to thwart the Company's efforts to (i) negotiate with respect to a Business Acquisition Proposal or (ii) enter into a Business Acquisition Proposal that is a Superior Proposal.

         (c) In the event the Company terminates the Merger Agreement pursuant to Section 8.3(a) thereof in order to enter into an agreement with respect to a Healthcare Acquisition Proposal that constitutes a Superior Proposal,

Buyer shall be required to accept (i) the acquirors of the Healthcare Business pursuant to such agreements as replacements for Parent, CPI Merger Sub and Company Merger Sub (the "Substitute Merger Parties") for purposes hereof and
(ii) such agreement as a replacement for the Merger Agreement (such agreement and any related agreements, collectively, the "Substitute Merger Agreement") for purposes hereof if such Substitute Merger Parties and Substitute Merger Agreement would not, in the good faith judgment of Buyer (as compared with the Merger Agreement and the agreements entered into in connection therewith), materially and adversely affect the Buyer's rights or obligations hereunder and under the agreements executed and delivered in connection herewith (including the Ancillary Agreements, the Voting Agreement, the Shareholder Indemnification Agreement and the Fund Agreement), taking into account all relevant factors, including the terms and conditions of the Substitute Merger Agreement and the financial position of the Substitute Merger Parties. If the Company notifies Buyer that it intends, subject to not receiving a Section 8.11(c) Notice (as hereinafter defined), to terminate the Merger Agreement pursuant to Section 8.3(a) thereof in order to enter into a Substitute Merger Agreement pursuant to such Section 8.3(a) and, prior to or at the time of delivery of such notice, provides Buyer with a draft of such Substitute Merger Agreement and such documents and information relating to the Substitute Merger Parties and the transactions contemplated by the proposed Substitute Merger Agreement that are in the Company's possession or as may be reasonably obtained by the Company as Buyer may reasonably request, Buyer will notify the Company (the "Section 8.11(c) Notice") within three Business Days of such notice (not counting the day of receipt) following the date of receipt of such notice as to whether, in the exercise of its good faith judgment, such Substitute Merger Agreement with the Substitute Merger Parties would have any of the material adverse effects described above. If Buyer does not provide a Section 8.11(c) Notice within such three-day period, Buyer shall be deemed to accept the Substitute Merger Parties and the Substitute Merger Agreement. For purposes of this Agreement, upon execution and delivery by the Company and CPI of the substitute Merger Agreement, all references herein to the "Mergers" and the "Merger Agreement" shall become references to such Substitute Merger Agreement. It is further agreed that the giving by the Company to Parent of the notice that it intends to terminate this Agreement pursuant to Section 11.3(a) in order to enter into a Substitute Asset Purchase Agreement and the drafts, documents and information contemplated by Section 6.2(b) of the Merger Agreement, shall not, in and of itself, provide Buyer a right to terminate this Agreement pursuant to
Section 11.4.

         8.12 Timing of Closing. (a) Buyer will cooperate with the Company in causing the Closing contemplated by the Merger Agreement and the Closing contemplated by this Agreement to occur and be effected on the same date and the Closing contemplated by this Agreement to immediately precede the Closing contemplated by the Merger Agreement; it being understood and agreed that the closing contemplated by the Merger Agreement and the Closing will not be consummated until all conditions to closing in the Merger Agreement and this Agreement and the conditions to the extension of financing by all respective financing sources (debt and equity) have been satisfied or waived and the parties to this Agreement and the Merger Agreement and their respective financing sources (debt and equity) have entered into an appropriate agreement reasonably satisfactory to the Company (the "Closing Agreement") to such effect.

         (b) Without the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, the Company shall not amend or modify the Merger Agreement in a manner that materially and adversely affects Buyer's rights and obligations hereunder. Subject to the foregoing, the Company shall deliver promptly to Buyer copies of all amendments or modifications to the Merger Agreement.

         (c) Without the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned, Strategic Buyer and Buyer shall not amend or modify the Product Line Purchase Agreement in a manner that would materially and adversely affect the Company. Without the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, the Company will not terminate the Merger Agreement pursuant to
Section 8.1 thereof. Subject to the foregoing, Buyer shall deliver promptly to the Company copies of all amendments or modifications to the Product Line Purchase Agreement. The Company and Buyer shall cooperate in causing the Closing contemplated by the Product Line Purchase Agreement to be effected in accordance therewith.

         8.13 Insurance. The Company will use its reasonable best efforts to ensure that, at or prior to Closing, the Buyer is named as an additional insured under each of the Company's insurance policies in effect on the date of this Agreement.

         8.14 Sofibel S.A.R.L. Conversion. Subject to and in accordance with the applicable requirements of French Law, the Company shall use its reasonable best efforts to convert (by merger or otherwise) its Subsidiary Sofibel S.A.R.L. prior to Closing from an S.A.R.L. entity into an S.A.S. or S.A. entity, at Buyer's request, exercisable once. If such conversion has been effected, Buyer shall not convert Sofibel S.A.S. or S.A., as the case may be, again into an S.A.R.L. entity for a period of five years following the Closing. All references in this Agreement, the Disclosure Letter and any Ancillary Agreements to Sofibel S.A.R.L. shall be deemed to be references to Sofibel S.A.S or S.A., as the case may be, following the effectiveness of such conversion.

         8.15 Carter-Horner Taxes. Buyer agrees to cause Carter-Horner to pay to the Company any amounts actually withheld, deducted or otherwise collected by Carter-Horner with respect to any distribution or other payment made with respect to shares of Carter-Horner stock in excess of any Taxes required to be so withheld, deducted or otherwise collected.

                                   ARTICLE IX

                             Employees and Benefits

         9.1 Employees and Service Crediting.

         (a) Offer of Employment with Buyer. (i) The parties hereto intend that there shall be continuity of employment with respect to all Available Employees who become Transferred Employees. Except where applicable Laws provide for an automatic transfer of employees upon the transfer of a business as a going concern, Buyer shall make an offer of employment effective as of the Closing to each Available Employee (including those on vacation, and Leave Recipients (as defined in Section 9.1(c)) on the Closing Date which offer, except as provided below, shall include a base salary or wages not less than as in effect with respect to each such Employee at Closing and shall not require that such Employee relocate to a work location more than 45 miles from such Employee's current work location. In addition to the foregoing base salary, wage and location terms, except as provided below such offer shall provide for substantially comparable total benefits and compensation in the aggregate for the group of Employees taken as a whole (including short-term bonus opportunities, but excluding equity compensation and post-retirement health and welfare except for Employees with Executive Employment Agreements and Change in Control Agreements listed on
Section 6.7(a) of the Disclosure Letter and also excluding the Executive Automobile Policy described in Section 8.1(b)(v) of the Disclosure Letter)) to such total benefits and compensation provided by the Company in the aggregate for all Available Employees taken as a whole as of the Closing. Each offer shall also contain the covenant of Buyer set forth in subsections 9.1(e), 9.1(f), 9.1(h)(i)), 9.1(i)(ii) and (iii), and 9.1(j) below. The requirement of comparability of benefits shall not apply to Employees covered by a collective bargaining agreement. Prior to the Closing Date, the Company shall cooperate with and use commercially reasonable efforts to assist Buyer in its efforts to secure reasonably satisfactory employment arrangements with the Available Employees. Each Available Employee who accepts an offer of employment with Buyer shall become and shall be referred to herein as a "Transferred Employee."

         (ii) Notwithstanding anything to the contrary herein, Buyer shall also have the ability to make employment offers which are not "comparable" to their current terms and conditions to up to thirty Available Employees, which offer shall describe the provisions of this Section 9(a)(ii), in which case if the Available Employee rejects such offer (but only if he or she rejects such offer), Buyer shall be responsible for such Employee's severance pay as specified in the Change in Control Severance Plan set forth in Section 9.1(d) of the Disclosure Letter (the "CIC Severance Plan") (or other applicable severance arrangement for Employees not covered by the CIC Severance Plan), and Buyer shall indemnify the Company for all such severance obligations with respect to such Available Employees. In the event an Available Employee accepts an offer with Buyer with a Base Salary (as defined in the CIC Severance Plan) less than such employee's Base Salary at the Closing Date or location more than 45 miles from such Employee's principal place of employment at the time of such offer, if consented to by such Employee in writing upon accepting such offer such Employee shall not be entitled to severance pay by reason of such noncomparable employment, however such new Base Salary or location will become the benchmark Base Salary or location to determine eligibility for severance for Good Reason (as defined in the CIC Severance Plan) thereafter, but shall not affect the calculation of the amount of severance payments under any circumstances, as provided in the CIC Severance Plan. In all other respects, such group of Available Employees shall be treated as other Available Employees under this Section 9.1. Nothing herein shall be construed as a guarantee of any length of employment or shall restrict Buyer's ability to terminate any Transferred Employee, subject to any applicable Laws, employment agreements or collective bargaining agreements.

         (b) Adjustment of Available Employees for Subsequently Hired Employees. An employee hired by the Company after the date hereof who would have been an Available Employee but for not being employed on the date hereof shall become an Available Employee as of the date of hire. An Employee who is on the Available Employee list who retires (under the terms of the applicable qualified defined benefit pension plan) or dies prior to the Closing Date shall be removed from the Available Employee list. Approximately five Business Days prior to Closing, the Company shall furnish to Buyer an updated list of Available Employees as of such date.

         (c) Special Provisions for Leave Recipients. (i) Any offer of employment extended pursuant to Section 9.1(a) to an Available Employee who is not actively at work on the date of such offer as a result of short-term disability leave, or other approved personal leave (including, without limitation, military leave with re-employment rights under federal law, leave with right of re-employment under any collective bargaining agreement and leave under the Family Medical Leave Act of 1993), (individually, a "Leave Recipient" and collectively the "Leave Recipients") will remain effective until such Available Employee's termination of such short-term disability or approved leave of absence, respectively, provided that he or she returns to active service before the later of (A) 180 days following the Closing Date or (B) the date such employee's re-employment rights expire under the applicable agreement or applicable Laws. Prior to returning to active status, such Leave Recipient shall continue to receive benefits, if any, to which he or she is entitled pursuant to the applicable agreement or under the Compensation and Benefit Plans maintained by the Company; provided that to the extent compensation or benefits paid or provided to such a Leave Recipient under the Company's Compensation and Benefit Plans is not fully covered by the Company's insurance, Buyer shall reimburse the Company for the dollar value of any such compensation and benefits that are not covered.

         (ii) When the Leave Recipient returns to active status pursuant to the terms of clause (i) above and accepts Buyer's offer of employment, such Leave Recipient shall be considered a Transferred Employee (as defined above) and the following provisions shall apply: (A) the Leave Recipient shall cease to be eligible for coverage and benefits under any employee benefit plans or programs maintained by the Company (including, without limitation the Compensation and Benefit Plans) except to the extent, if any, that such coverage and benefits are required by the terms of the Company's plans, applicable Law or by this subsection (c); (B) the Leave Recipient, upon becoming a Transferred Employee, shall become eligible for coverage and benefits under all employee benefit plans or programs maintained by Buyer under the same terms and conditions that apply to other Transferred Employees; and (C) the Leave Recipient's period of leave shall be treated as a period of service under the employee benefit plans and programs of Buyer to the same extent as if the Leave Recipient had received benefits under a similar plan or was subject to a similar policy of Buyer except to the extent such service credit will result in duplication of benefits to the Leave Recipient.

         (iii) Any Leave Recipient who (A) was receiving short-term disability benefits under a Compensation and Benefit Plan, (B) becomes a Transferred Employee under Section (ii) above, and (C) terminates employment with Buyer within the time period in the applicable company policy under circumstances relating to the same infirmity (as defined in the applicable company policy) which gave rise to the short-term disability that existed on the Closing Date that would entitle such person to benefits under a Compensation and Benefit Plan that is a long term disability plan, shall receive such benefits as are provided under such Company plan. Any benefits under a Buyer plan shall be provided in accordance with, and subject to, the terms of such plan.

         (d) Buyer Benefit Obligation. Buyer shall establish and maintain until June 30, 2002 employee benefit plans, programs, policies and arrangements for Transferred Employees which provide benefits to the Transferred Employees that, as a group, are substantially comparable in the aggregate to those provided to the Transferred Employees, as a group, under the applicable Compensation and Benefit Plans in effect on the Closing Date (other than equity compensation and post-retirement health and welfare, except for those Transferred Employees with Executive Employment Agreements or Change in Control Agreements listed on
Section 6.7(a) of the Disclosure Letter, and also other than the Executive Automobile Policy, described on Section 8.1(b)(v) of the Disclosure Letter); provided, however, that the requirements of this sentence shall not apply to Transferred Employees who are covered by a collective bargaining agreement. Such requirement shall be applied based upon the benefits offered to Transferred Employees generally, and shall not be applied on an employee-by-employee basis, nor shall any lack of equity-based compensation, post-retirement health and welfare coverage of active employees (other than those executives entitled to benefits under the Corporate Officer Medical Expense Reimbursement Plan), or lack of Executive Automobile Policy, be taken into account in making such determination. Notwithstanding the above aggregation, Buyer shall accept assignment, and assume, from the Company or its Subsidiaries all employment and change in control agreements to which any Available Employee is a party and Buyer shall assume the obligation to provide severance pay and benefits to Available Employees no less favorable than the benefits provided pursuant to the severance plan set forth in Section 9.1(d) of the Disclosure Letter (to the extent such Employee is covered by such plan). Except as expressly provided in
Section 9.1(c) or as required by law, all Available Employees shall cease accruing benefits under and shall cease to participate in the Compensation and Benefit Plans as of the Closing Date.

         (e) Payment of Bonuses. At the earlier of such Employee's termination of employment (except termination for cause as defined in the CIC Severance Plan, which termination has no bonus entitlement) or April 1, 2002, Buyer shall pay to each Available Employee who is employed immediately prior to Closing, other than employees covered by a collective bargaining agreement or employees whose employment agreement or other individual agreement otherwise provides for such payment, a payment equal to a pro rata portion of such employee's target bonus, if any, under the Company's annual incentive bonus plan(s) in which such employee is a participant, for the portion of the bonus year that has elapsed from April 1, 2001 until the Closing Date.

         (f) Recognition of Service. On and after the Closing Date and for purposes of eligibility, vesting, vacation entitlement and severance benefits under all employee compensation and benefit plans of Buyer, each Transferred Employee shall receive full credit from Buyer for all prior service properly credited under the Compensation and Benefit Plans. Section 6.7(b)(1) of the Disclosure Letter may be conclusively relied upon by Buyer in crediting service in accordance with this Section.

         (g) Compensation and Benefit Plan Assets to be Transferred to Buyer. As soon as practicable after the Closing Date, the Company agrees to cause the trustee of the Assumed Pension Plan to transfer to the trustee of the Buyer's pension plan all assets with respect to the Assumed Pension Plan. As of the Closing Date, Buyer shall assume all Liabilities with respect to the Assumed Pension Plan. Seller shall transfer or shall cause the trustee to transfer, effective as of the Closing Date, assets with respect to the life insurance policies underlying the Split Dollar Agreements listed on Section 6.7(a) of the Disclosure Letter with respect to Transferred Employees. As of the Closing Date, Buyer shall assume all Liabilities with respect to such Split Dollar Agreements. Except as described in subsection (h)(iii) below, no assets will be transferred in connection with this Agreement in respect of any Compensation and Benefit Plan other than the Assumed Pension Plan and the life insurance policies underlying the Split Dollar Agreements listed on Section 6.7(a) of the Disclosure Letter.

         (h) Buyer Savings Plan. (i) As of the Closing Date, Buyer shall establish and maintain a tax-qualified defined contribution plan (the "Buyer Savings Plan"). All Transferred Employees will be eligible to participate in the Buyer Savings Plan.

         (ii) Distributable Event. If a distribution is permissible under
Section 401(k) of the Code, as determined by the Company in its sole discretion, the Company will permit each Transferred Employee to elect a distribution of benefits from the applicable tax-qualified defined contribution plan maintained by the Company (the "Company Savings Plan"). If the Company permits Transferred Employees to elect distributions, Buyer will cause the Buyer Savings Plan to accept a direct rollover of the portion of a Transferred Employee's distribution which constitutes an eligible rollover distribution, including any outstanding loans and related promissory notes.

         (iii) Plan-to-Plan Transfer. If the Company determines in accordance with the foregoing that a distribution is not permissible under Section 401(k) of the Code, then Buyer and the Company agree to use their reasonable best efforts to effect a plan to plan transfer of the account balances and related Liabilities of the Transferred Employees, except to the extent the Company elects to allow Transferred Employees to choose to retain their account balances in the Company Savings Plans (and to the extent Transferred Employees elect to so retain their account balances). Such a transfer (if any) shall occur on or as soon as practicable after the Closing Date. To implement such a transfer (if any), the Company shall direct the trustee(s) of the Company Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plan an amount in cash or kind (as determined by the Company with the consent of Buyer, which shall not be unreasonably withheld) equal in value to the account balances of the Transferred Employees covered by the Company Savings Plans as of the date of the transfer (other than any such employees who are permitted by the Company to elect, and who so elect, to retain such account balances in the Company Savings Plans); provided that to the extent the account balances to be transferred consist in whole or in part of outstanding loans, the Company shall direct the trustee(s) of the Company Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plan, in lieu of cash, the promissory notes and related documents evidencing such loans. Buyer and the Company shall take such actions as may be required to effect the assignment of such loans by the trustee(s) of the Company Savings Plans to the trustee or funding agent of the Buyer Savings Plan. In addition, the transfer procedure (if any) shall ensure that all account balances of Transferred Employees remain invested, or receive a reasonable rate of return, throughout the transfer process. As of the date and to the extent that assets from the Company Savings Plan are transferred to a Buyer Savings Plan, all Liabilities related to or arising from such assets shall be assumed by Buyer Savings Plan.

         (iv) Matching Contributions. All required matching contributions with respect to the Transferred Employees' contributions to the Company Savings Plans that are eligible for matching and made before the Closing Date (or with respect to compensation earned by such Transferred Employees prior to the Closing Date but paid by the Company and its Affiliates after the Closing Date) shall be made by the Company, without regard to any year of service or last day of Plan year active employment requirements (and the Company Savings Plan shall be amended, if necessary, to accomplish this result). Such matching contributions shall be made not later than the date on which all other matching contributions are made to the Company Savings Plans with respect to contributions made at the same time as the Transferred Employees' contributions.

         (i) Welfare Plans and Other Unfunded Plans. (i) The Company shall retain responsibility for all medical, dental, cafeteria plan, Accidental Death and Dismemberment, life and short- and long-term disability insurance claims, workers compensation, and all other welfare and fringe benefit claims (x) incurred by Employees who are not Available Employees or employees of the Transferred Subsidiaries as of the Closing Date and (y) incurred by Available Employees prior to the Closing Date; provided that Buyer shall assume, and shall reimburse the Company for, 60% of any retiree medical liability incurred with respect to any Covered Retiree. The Company shall not offer any severance, through the Company's regular severance program or otherwise, to Available Employees who do not become Transferred Employees, except as described in
Section 9.1(a)(ii) or as disclosed pursuant to an individual agreement in
Section 6.7(a) of the Disclosure Letter. Except as otherwise expressly provided in this Agreement with respect to Covered Retirees, the Company shall retain responsibility for all compensation and benefits (including, without limitation, retiree medical), for any Available Employee who retires or dies on or before the Closing Date. For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability

(including workers compensation) claims shall be deemed to have been incurred on the date the Employee becomes disabled as determined under the terms of the applicable Compensation and Benefit Plan. Notwithstanding the foregoing but subject to Sections 8.1(b)(viii) and 9.1(i)(i), Buyer shall be liable for severance and termination obligations for Available Employees who quit, resign or are otherwise terminated prior to the Closing Date, other than Available Employees who retire (under the terms of the applicable defined benefit pension plan) or die prior to the Closing Date, for whom such obligations shall be retained by the Company (subject to the Buyer's assumption of liabilities with respect to Covered Retirees as expressly provided herein). For the avoidance of doubt, Buyer shall be liable for any severance and termination obligations incurred as a result of the consummation of the Transactions for Available Employees and the Company shall retain liability for severance paid to Employees who are not Available Employees and not employees of the Transferred Subsidiaries.

         (ii) Buyer agrees to cause each of its medical, dental and health plans that provides coverage to a Transferred Employee to (A) waive any preexisting conditions, waiting periods and actively at work requirements under such plans, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Transferred Employees immediately prior to the Closing Date and (B) cause such plans to honor any expenses incurred by the Transferred Employees and their beneficiaries under similar plans of the Company during the portion of the calendar year prior to the Closing Date for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses.

         (iii) Beneficiary Coverage. References herein to a benefit with respect to a Transferred Employee or Available Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee or Available Employee under the terms of the relevant employee benefit policy, plan, arrangement, program, practice, or agreement.

         (iv) The Company shall retain all Liabilities under the Compensation and Benefit Plans listed on Section 9.1(i)(iv) of the Disclosure Letter.

         (v) At the Closing, Buyer shall execute and deliver the letter attached hereto as Exhibit I, to the recipients described therein.

         (j) Vacation. The Company shall not pay out to Employees vacation pay benefits earned but not yet used as of the Closing Date, other than for Available Employees who choose not to become Transferred Employees, which vacation pay cost shall be reimbursed by Buyer. Buyer shall provide Transferred Employees with credit under Buyer's vacation pay plan for the earned but not yet used vacation pay benefits and attributable to each Transferred Employee as set forth on a written schedule provided prior to the Closing by the Company to Buyer. Liability for such amounts shall be borne by Buyer; the Company shall have no liability for such vacation pay benefits.

         (k) WARN Act and Health Care Continuance Requirements.

         (i) Buyer shall be responsible for providing or discharging any and all notifications, benefits, and liabilities to Transferred Employees and Governmental Entities required by the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or by any other applicable law relating to plant closings or employee separations or severance pay that are first required to be provided or discharged on or after the Closing Date, including pre-closing notice or liabilities if actions by Buyer on or after the Closing Date result in a notice requirement or liability under such laws. The Company shall reasonably cooperate with Buyer in preparing and distributing any notices that Buyer may desire to provide prior to Closing. All employees involuntarily separated from employment by the Company within 90 days of the Closing Date shall be identified on a schedule to be prepared by the Company and submitted to Buyer as soon as practicable after the date hereof and in no event later than the Closing Date. Buyer and the Company shall cooperate with each other to provide timely notice, if required, to any Governmental Entity of the consummation of this Agreement and the related transfer of employees.

         (ii) The Company shall retain the obligations with respect to COBRA continuation coverage for all Available Employees who do not become Transferred Employees; provided however, that Buyer shall reimburse the Company for the amount by which aggregate medical claims incurred by such Employees exceeds the aggregate premiums collected by the Company with respect to COBRA coverage for such Employees.

         (l) The Company shall cause each Transferred Subsidiary that is a participating subsidiary in any Compensation and Benefit Plan retained by the Company to cease to be a participating subsidiary as of the Closing.

         9.2 Transitional Employment Matters. (a) Buyer shall assume and shall reimburse the Company for all Liabilities that arise or have arisen out of, in respect of or as a result of the employment (or termination of employment) of any Transition Employee, except that the Company expressly retains liability for
(i) salary, wages, cash compensation and related payroll taxes and providing employee benefits during the period from the Closing Date to the date such Transition Employee's employment is terminated, (ii) incremental liability, if any, for any post-employment benefit entitlement and severance incurred by reason of a Transition Employee remaining employed by the Company after the first anniversary of the Closing Date, (iii) incremental severance liability, if any, by reason of the Company (x) increasing the salary of any such Transition Employee by more than 4% since the Closing Date or (y) putting in place severance enhancements after the Closing Date, and (iv) any employment-related liabilities to the extent related to acts or omissions that occur during the period from the Closing Date to the date such Transition Employee's employment is terminated (including, without limitation, for employment discrimination or other torts or violations of law). Buyer and the Company shall share Liability for any retiree medical obligations for Transition Employees who either (i) retire in the first year after the Closing, or (ii) were eligible to retire and receive retiree medical benefits under the Company's retiree medical plan as of the Closing Date, to the same extent as for Covered Retirees. Any other retiree medical Liabilities for Transition Employees shall be the Company's responsibility.

         9.3 Other Employee Matters. (a) The Company, Buyer, the administrator of the Compensation and Benefit Plans and the administrator of the employee benefits plans established by Buyer shall assist and cooperate with each other in providing each other with any records, documents or other information and access to personnel within its control or to which it has access that is reasonably requested by any other such party as necessary to the disposition, settlement or defense of any claim or to the implementation of the provisions of this Article IX.

         (b) Successors and Assigns. From and after Closing, in the event either Party or any of its successors and assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets relating to the Business to any Person, then, and in each case, proper provision shall be made so that such successors and assigns of such Party expressly agree to assume and honor the obligations of such Party set forth in this Article.

         (c) Each of Buyer and the Company acknowledge that the Transactions contemplated by this Agreement and by the Merger Agreement shall be a "change-in-control" of the Company with respect to all participants under any "Change of Control" provisions of the Compensation and Benefit Plans.

                                    ARTICLE X

                                   Conditions

         10.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) Stockholder Approval. The Transactions shall have been authorized by a resolution adopted by the Company Requisite Vote.

         (b) Regulatory Consents. The waiting periods applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and the notices, reports and other filings listed in Section 10.1(b) of the Disclosure Letter shall have been made or obtained.

         (c) No Orders. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order") that is in effect and restrains, enjoins or otherwise prohibits consummation of the Transactions.

         (d) Closing Agreement. The Company, Buyer, CPI, Parent, CPI Merger Sub and Company Merger Sub shall have executed and delivered, each to the other, the Closing Agreement as contemplated by Section 8.12(a).

         (e) Financing. Buyer shall have obtained financing proceeds sufficient to consummate the Purchase on the terms and conditions set forth in the Arrangements or upon terms and conditions which are substantially comparable thereto, and to the extent that any of the terms and conditions are not so set forth or are not so substantially comparable, on terms and conditions satisfactory to Buyer in its sole discretion.

         10.2 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Closing are also subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following conditions:

         (a) Representations and Warranties of the Company. (i) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to "Material Adverse Effect" shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to "Material Adverse Effect" shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 10.2(a)(ii) shall be deemed to have been satisfied even if such representations and warranties of the Company are not true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had (since the date of this Agreement) or is reasonably likely to have a Material Adverse Effect; and (iii) Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect that such Chief Executive Officer has read this
Section 10.2(a) and the conditions set forth in this Section 10.2(a) have been satisfied.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; provided that the Company shall have performed its obligations pursuant to Section 8.1(b)(vii) in all respects.

         (c) Permits. All Permits listed in Section 10.2(c) of the Disclosure Letter shall have been obtained, or arrangements reasonably satisfactory to Buyer to provide Buyer the benefits of such items as to which Permits shall have not been obtained, shall have been entered into.

         (d) No Litigation. No Governmental Entity shall have instituted any suit, action or proceeding that remains pending at the time of Closing seeking to restrain, enjoin or otherwise prohibit the consummation of the Purchase or the Mergers (an "Injunctive Action"), and no Person shall have instituted any suits, actions or proceeding that remains pending at the time of Closing before any U.S. court of competent jurisdiction, except for any (i) Injunctive Action and (ii) any other such suits, actions or proceedings that, after giving effect to any liabilities of Buyer pursuant to the Indemnification Agreement, are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         (e) Fund Agreement. The Company and the shareholders party thereto shall have executed and delivered to Buyer the Fund Agreement.

         10.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Closing are also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

         (a) Representations and Warranties of Buyer. (i) The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) provided, however, that notwithstanding anything herein to the contrary, this
Section 10.3(a) shall be deemed to have been satisfied even if the representations and warranties of Buyer are not so true and correct unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, is reasonably likely to materially delay or impair the validity of the transactions contemplated by this Agreement; and (ii) the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer of Buyer to the effect that such Chief Executive Officer has read this Section 10.3(a) and the condition set forth in this Section 10.3(a) has been satisfied.

         (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                   ARTICLE XI

                                   Termination

         11.1 Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by mutual written consent of the Company and Buyer by action of their respective boards of directors.

         11.2 Termination by Either Buyer or the Company. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by action of the board of directors of either Buyer or the Company if
(i) the Transactions shall not have been consummated by October 31, 2001 (the "Termination Date"), whether such date is before or after the adoption of this Agreement by holders of Company Shares, (ii) the Company shall not have obtained the Company Requisite Vote upon a vote taken at a meeting of the

Company stockholders duly convened therefor or at any adjournment or postponement thereof or as a result of a solicitation of consents pursuant to the DGCL and, to the extent applicable, the federal proxy rules, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the occurrence of the failure of the Transactions to be consummated.

         11.3 Termination by the Company. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, whether before or after the authorization of the Transactions by holders of a majority of Company Shares entitled to vote thereon referred to in Section 10.1(a), by action of the Board of Directors of the Company:

         (a) prior to the effectiveness of the Company Requisite Vote, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a Business Acquisition Proposal or Company Acquisition Proposal that constitutes a Superior Proposal and the Company notifies the Buyer that it intends to enter into such an agreement, (ii) Buyer does not make, within three business days of receipt (not counting the day of receipt) of the Company's written notification of its intention to enter into a binding agreement for such Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as such Superior Proposal and (iii) as a condition to termination pursuant to this Section 11.3 the Company upon such termination pays to the Buyer in immediately available funds any fees required to be paid pursuant to Section 11.5(b);

         (b) if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the Buyer and as a result of any such breach or breaches either of the conditions set forth in Section 10.3(a) or (b) would not be satisfied at the Closing; or

         (c) (i) if the Merger Agreement has been terminated in accordance with the terms thereof (other than pursuant to Section 8.3(a) of the Merger Agreement to enter into a binding written agreement concerning a Healthcare Acquisition Proposal) or (ii) within 10 Business Days after the termination of the Merger Agreement pursuant to such Section 8.3(a), the Company has not entered into a new agreement with respect to a Healthcare Acquisition Proposal that Buyer is required to accept as a Substitute Merger Agreement pursuant to Section 8.11(c).

         11.4 Termination by Buyer. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by action of the Board of Directors of Buyer:

         (a) if the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or after an Acquisition Proposal has been made failed to reconfirm its recommendation of this Agreement within five Business Days after a written request by Buyer to do so; or

         (b) if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement (other than any representation and warranty set forth in Section 6.5(d) or (e)) that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to the Company, and as a result of any such breach or breaches either of the conditions set forth in Section 10.2(a) or
(b) would not be satisfied at the Closing; or

         (c) if (i) the Merger Agreement is terminated in accordance with the terms thereof (other than pursuant to Section 8.3(a) of the Merger Agreement to enter into a binding agreement concerning a Healthcare Acquisition Proposal that constitutes a Superior Proposal) or (ii) within 10 Business Days after the termination of the Merger Agreement pursuant to such Section 8.3(a), the Company has not entered into a new agreement with respect to a Healthcare Acquisition Proposal that Buyer is required to accept as a Substitute Merger Agreement pursuant to Section 8.11(c);

         (d) at any time during the ten days following the delivery by the Company to the Buyer of the financial statements described in clause (v) of the first sentence of Section 8.7(a), if either of the representations and warranties set forth in Section 6.5(d) or (e) is not true and accurate in all respects as of the date of such termination; or

         (e) at any time between June 23, 2001 and July 3, 2001 (or such later date as may be agreed by the Parties in writing), if any of the financial statements required to be delivered by the Company pursuant to clauses (i) through (v) of Section 8.7(a) are not delivered to Buyer on or prior to June 22, 2001.

         11.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article XI, this Agreement (other than as set forth in Sections 12.1, 12.2 and this Section 11.5) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided that the agreements contained in the last sentence of Section 8.2(a) and in Sections 11.5 and 11.6 and in Article XII of this Agreement shall survive termination.

         (b) In the event that this Agreement is terminated (i) by the Company pursuant to Section 11.3(a) or (ii) by Buyer pursuant to Section 11.4(a) or (b) or (iii) by either Party pursuant to Section 11.2(ii), in the case of this clause (iii), if the Voting Agreement has not been terminated pursuant to
Section 8(b)(i)(z) thereof at the time of such vote, then the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay Buyer a termination fee of $22,000,000 and shall promptly, but in no event later than two days after being notified of such by Buyer, pay all of the charges and expenses incurred by Buyer in connection with this Agreement and the Transactions up to a maximum amount of $4,000,000, in each case payable by wire transfer of same day funds. Notwithstanding the foregoing, in the event that this Agreement is terminated by either party pursuant to Section 11.2(ii) and the Voting Agreement has been terminated pursuant to Section 8(b)(i)(z) thereof at the time of such vote, the Company shall promptly, but in no event later than two days after being notified of such by Buyer, pay all of the reasonable and customary charges and expenses incurred by Buyer in connection with this Agreement and the Transactions up to a maximum amount of $5,000,000, payable by wire transfer of same day funds. The Company's payment shall be the sole and exclusive remedy of Buyer against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement set forth in this Agreement. The Company acknowledges that the agreements contained in this Section 11.5(b) are an integral part of the Transactions, and that, without these agreements, Buyer and the Company would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 11.5(b), and, in order to obtain such payment, the Buyer commences a suit which results in a judgment against the Company for the fee, charges or expenses set forth in this Section 11.5(b), the Company shall pay to the Buyer its reasonable costs and expenses (including reasonable attorney's fees) in connection with such suit, together with interest on the amount so owing at the prime lending rate of Citibank, N.A. in effect on the date such payment was required to be made.

         11.6 Return of Information. If for any reason whatsoever this Agreement is terminated, the Buyer shall promptly return to the Company all books, Contracts, records and data room contents and other written information related to the Business and all copies or summaries thereof furnished by the Company or its Subsidiaries or any of their respective agents, employees, or representatives (including all copies, if any, thereof), and shall not use or disclose the information contained in such books and records or other documents for any purpose or make such information available to any other entity or person. The foregoing obligations of Buyer shall be in addition to Buyer's obligations under the Confidentiality Agreements.

                                   ARTICLE XII

                            Miscellaneous and General

         12.1 Survival. Only this Article XII and Articles II, III, IV, V and IX and Sections 8.6 (Equitable Assignment), 8.9 (Publicity), 8.10 (No Solicitation and No Hiring), 8.14 (Sofibel S.A.R.L. Conversion) and 11.6 (Return of Information) shall survive the Closing. Only this Article XII and the agreements of Buyer and the Company contained in the last sentence of Section 8.2(a) (Access) and in Sections 8.4 (Proxy Statement), 11.5 (Effect of Termination and Abandonment) and 11.6 (Return of Information) and the Confidentiality Agreements shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the Closing or the termination of this Agreement.

         12.2 Expenses. (a) Except to the extent otherwise expressly provided herein, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.

         (b) Notwithstanding the provisions of Section 12.2(a), in the event that this Agreement is terminated pursuant to Section 11.4(d) or (e), then the Company shall promptly, but in no event later than two days after the date of such termination, pay all of the charges and expenses incurred by Buyer in connection with this Agreement and the Transactions up to a maximum amount of $2,500,000, payable by wire transfer of same day funds.

         (c) Notwithstanding the provisions of Section 12.2(a), in the event that any of (i) the Merger Agreement is terminated pursuant to Section 8.3(b) thereof or Section 8.4(a) or (b) thereof, or (ii) this Agreement is terminated pursuant to Section 11.4(c)(ii) as a result of the termination of the Merger Agreement pursuant to Section 8.3(a) of the Merger Agreement, or (iii) the Buyer and its debt and equity financing sources have executed and delivered to the Company the Closing Agreement stating that all conditions to the Closing (other than the execution and delivery of the Closing Agreement by the other parties thereto) have been or will be satisfied or waived by Buyer

(other than Section 10.1(c), which cannot be waived for this purpose) and this Agreement is thereafter terminated pursuant to Section 11.3(c) or 11.4(c), then, in any such case, the Company shall promptly, but in no event later than two days after the date of such termination, pay all of the charges and expenses incurred by Buyer in connection with this Agreement and the Transactions up to a maximum amount of $5,000,000, payable by wire transfer of same day funds.

         (d) In the event that the Company shall reimburse Buyer's expenses pursuant to any of the first sentence of Section 11.5(b), the second sentence of
Section 11.5(b), Section 12.2(b) or Section 12.2(c) (any of such four provisions, a "Specified Provision"), payments made in respect of the reimbursement of expenses pursuant to any Specified Provision will be credited against any payment required to be made pursuant to any other Specified Provision.

         12.3 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         12.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

         12.5 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         12.6 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT DELAWARE LAW IS REQUIRED TO BE APPLICABLE UNDER APPLICABLE CHOICE OF LAW PRINCIPLES. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United

States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (unless otherwise provided therein), and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all Claims shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Claim by certified mail in the manner provided in
Section 12.7 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6.

         12.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail return receipt requested, postage prepaid, by overnight courier, or by facsimile:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York , NY 10022
         Attention: General Counsel
         fax: (212) 555-1212
         (with copies to:

         Church & Dwight Co., Inc.
         469 North Harrison Street
         Princeton, N.J. 08543
         Attention: General Counsel
         fax: (609) 555-1212

         Ronald Beard
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, CA 92614
         Tel:     (949) 451-4089
         Fax:     (949) 475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, NY 10166
         Tel:     (212) 351-4000
         Fax:     (212) 351-4035

         and

         Lou Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, NY 10036
         Tel:     (212) 735-2770
         Fax:     (917) 777-2770)

         if to the Company at or prior to Closing

         1345 Avenue of the Americas
         New York, N.Y.
         Attention: Stephen R. Lang
         Fax: (212) 339-5074

         (with copies to James C. Morphy,
         Sullivan & Cromwell, 125 Broad Street, New York,
         New York 10004 (Facsimile 212-558-3588) and
         Matthew G. Hurd, Sullivan & Cromwell,
         1870 Embarcadero Road, Palo Alto, California 94303
         (Facsimile: 650-461-5700).)

         if to the Company at or after Closing

         C/o MedPointe Capital Partners, L.L.C.
         51 JFK Parkway
         First Floor, West
         Short Hills, N.J. 07078
         Attention: Tony Wild
         fax: (973) 218-2704

         (with a copy to William E. Curbow, Simpson Thacher
         & Bartlett, 425 Lexington Avenue, New York, New
         York 10017  (Facsimile:  (212) 455-2502).)


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Notice shall be deemed given on the date of actual delivery to the appropriate address. Delivery receipts and records issued by postal authorities and overnight air couriers shall be conclusive evidence of delivery dates for deliveries by such entities.

         12.8 Entire Agreement; NO OTHER REPRESENTATIONS. (a) This Agreement (including the Ancillary Agreements and any other exhibits hereto), the Disclosure Letter, the Confidentiality Agreements and any agreement between the Company and Buyer making specific reference to this Section 12.8 constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         (b) EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLES VI and VII IN THIS AGREEMENT, NEITHER THE COMPANY NOR THE BUYER MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS), AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTA-

TIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         12.9 Severability. It is the intention of the parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforce-ability of the other provisions hereof. It is the intention of the parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         12.10 Assignment. (a) Subject to Section 9.3(b), this Agreement shall not be assignable by operation of law or otherwise and any assignment made in contravention of this Section shall be null and void.

         (b) From and after Closing, in the event Buyer or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets relating to the Business, in the case of Buyer, and relating to the business of the Company, in the case of the Company, to any Person, then, and in each case, proper provision shall be made so that such successors and assigns of Buyer or the Company, as the case may be, expressly agree to assume and honor the obligations of Buyer or the Company, as applicable, set forth in this Agreement. Notwithstanding anything herein to the contrary, Buyer may assign all or any portion of its rights, obligations or other interests under this Agreement to purchase one or more Transferred Subsidiaries to one or more Subsidiaries of Buyer, provided that Buyer shall remain obligated hereunder.

         12.11 No Third-Party Beneficiary Rights. Except with respect to Sections 9.1(e), 9.1(f), 9.1(h)(i), 9.1(i)(ii), (iii) and (v), 9.1(j), 9.3(b)
and 9.3(c), this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         12.12 Bulk Transfers. The Parties waive compliance with the requirements of the bulk sales laws of any jurisdiction in connection with the Transactions.

         12.13 Further Assurances. Following the date of this Agreement, and continuing during the period after the Closing, the Company and Buyer will use reasonable best efforts to identify Excluded Assets and Excluded Liabilities held by the Transferred Subsidiaries or by Buyer and its Affiliates and Purchased Assets and Assumed Liabilities held by the Company and its Affiliates. From time to time, whether at or after the Closing, (a) the Company will exe-cute and deliver such further instruments of conveyance, transfer and assignment and take such other action as Buyer may reasonably require to more effectively convey and transfer to Buyer any of the Purchased Assets as contemplated hereunder and to have the Company retain the Excluded Liabilities as contemplated hereunder, and (b) Buyer will execute and deliver such further instruments and take such other action as the Company may reasonably require to more effectively assume the Assumed Liabilities as contemplated hereunder.

         12.14 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their proper officers, duly authorized so to do all as of the date of this Agreement.

                                      ARMKEL, LLC


                                      By: Church & Dwight Co., Inc.

                                          By: /s/ Robert A. Davies, III
                                              ---------------------------------
                                              Name: Robert A. Davies, III
                                              Title: Chief Executive Officer

                                      By:  Kelso & Company, L.P.

                                           By: Kelso & Companies, Inc.
                                               its general partner

                                           By: /s/ James J. Connors, II
                                               --------------------------------
                                               Name:  James J. Connors, II
                                               Title: V.P. & General Counsel


                                      CARTER-WALLACE, INC.


                                      By: /s/ Ralph Levine
                                          -------------------------------------
                                          Name: Ralph Levine
                                          Title: Chairman and Chief Executive
                                                    Officer

                                                                       EXHIBIT A

                                  Bill of Sale

              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

         BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of o, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer") (each of the Company and Buyer, a "Party" and collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the CPI Merger (as defined herein);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("CPI"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("CPI Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of CPI Merger Sub with and into CPI (the "CPI Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, by the execution and delivery of this Agreement, the Parties desire to effect the sale, transfer and assignment of the Purchased Assets and the assignment and assumption of the Assumed Liabilities hereunder as contemplated by the Asset Purchase Agreement.

         NOW, THEREFORE, the Parties, in consideration of the matters set forth in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:


                                    ARTICLE I

                  SALE AND TRANSFER; ASSIGNMENT AND ASSUMPTION


         1.1 Sale and Transfer. The Company and its Subsidiaries hereby sell, transfer and assign to Buyer, and Buyer hereby purchases from the Company and its Subsidiaries, all of the Company's and each of its Subsidiaries' entire right, title and interest in and to the Purchased Assets.

         1.2 Assignment and Assumption. The Company and its Subsidiaries hereby assign and transfer to Buyer, and Buyer hereby accepts and assumes, all of the Assumed Liabilities.


                                   ARTICLE II

                            MISCELLANEOUS AND GENERAL

         2.1 Implementation of Asset Purchase Agreement. Notwithstanding any other provisions of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions or any of the rights, obligations and remedies of the Parties or their Affiliates set forth in the Asset Purchase Agreement or the other agreements attached thereto or delivered in connection therewith. This Agreement is intended only to effect the sale, transfer and assignment of the Purchased Assets and the assignment and assumption of the Assumed Liabilities as contemplated by the Asset Purchase Agreement.

         2.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         2.3 Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforce-ability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         2.4 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions effected hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 2.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         2.5 Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail return receipt requested, postage prepaid, by overnight courier, or by facsimile:

          if to Buyer

          Armkel, LLC
          c/o Kelso & Company
          320 Park Avenue, 24th Floor
          New York, NY 10022
          Attention: General Counsel
          fax: (212) 555-1212

          with a copy to:

          Church & Dwight Co., Inc.
          469 North Harrison Street
          Princeton, N.J. 08543
          Attention: General Counsel
          fax: (609) 555-1212

          Ronald Beard
          Gibson, Dunn & Crutcher LLP
          4 Park Plaza
          Irvine, CA 92614
          Tel: (949) 451-4089
          Fax: (949) 475-4730

          Steven P. Buffone
          Barbara L. Becker
          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Tel: (212) 351-4000
          Fax: (212) 351-4035

          and

          Lou Kling
          Eileen T. Nugent
          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Tel: (212) 735-2770
          Fax: (917) 777-2770

          if to the Company

          C/o MedPointe Capital Partners, L.L.C.
          51 JFK Parkway, First Floor
          West Short Hills, NJ 07078
          Attention: Tony Wild
          Fax: (973) 218-2704

          with a copy to:

          William E. Curbow
          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Fax: (212) 455-2502

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Notice shall be deemed given on the date of actual delivery to the appropriate address. Delivery receipts and records issued by postal authorities and overnight air couriers shall be conclusive evidence of delivery dates for deliveries by such entities.

         2.6 Assignment. (a) This Agreement shall not be assignable by operation of law or otherwise and any assignment made in contravention of this Section shall be null and void.

         (b) In the event Buyer or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets relating to the Business, in the case of Buyer, and relating to the business of the Company, in the case of the Company, to any

Person, then, and in each case, proper provision shall be made so that such successors and assigns of Buyer or the Company, as the case may be, expressly agree to assume and honor the obligations of Buyer or the Company, as applicable, set forth in this Agreement. Notwithstanding anything herein to the contrary, Buyer may assign all or any portion of its rights, obligations or other interests under this Agreement to one or more Affiliates of Buyer, provided that the Buyer shall have executed an irrevocable guarantee of such Affiliates' obligations in form and substance reasonably satisfactory to the Company.

         2.7 Definitions. Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of and to be effective on the date first written above.


                                   CARTER-WALLACE, INC.


                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                   ARMKEL, LLC


                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                                     FORM OF

           CONSUMER PRODUCTS TRANSITIONAL TRADEMARK LICENSE AGREEMENT


         This Consumer Products Transitional Trademark License Agreement (this "Agreement") is effective as of the Closing (as defined herein), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer").

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Assets Purchase"), effective in each case immediately prior to the ABC Merger (as hereinafter defined);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, in connection with the consummation of the Assets Purchase, the Company desires to grant to Buyer a license to use certain Marks (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

         1.1. Definitions. For the purpose of this Agreement, the following capitalized terms are defined in this Article I and shall have the meaning specified herein:

         "ABC" has the meaning ascribed to such term in the Recitals.

         "ABC Merger Sub" has the meaning ascribed to such term in the Recitals.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Asset Purchase Agreement" has the meaning ascribed to such term in the Recitals.

         "Assets Purchase" has the meaning ascribed to such term in the Recitals.

         "Business" has the meaning ascribed to such term in the Asset Purchase Agreement.

         "Buyer" has the meaning ascribed to such term in the Preamble.

         "Buyer Licensed Parties" means Buyer and all Subsidiaries of Buyer that have been granted sublicenses pursuant to Article III.

         "Buyer Products" means any and all consumer and personal care products, including antiperspirants and deodorants, condoms, at-home pregnancy and ovulation test kits, depilatories, tooth whitening and similar oral hygiene products, skin care products, non-prescription medication and various pet products formulated, developed, manufactured, sold and/or distributed in connection with the Business.

         "Closing" has the meaning ascribed to such term in the Asset Purchase Agreement.

         "Collateral Materials" means all packaging, tags, labels, marketing, advertising, promotions, display fixtures, instructions, warranties and other materials of any and all types associated with Buyer Products that are marked with at least one of the Licensed Marks.

         "Company" has the meaning ascribed to such term in the Preamble.

         "Company Merger" has the meaning ascribed to such term in the Recitals.

         "Company Merger Sub" has the meaning ascribed to such term in the Recitals.

         "Confidential Information" has the meaning ascribed to such term in
Section 7.1.

         "Corporate Identity Materials" means materials that are not products or product-related and that Buyer uses to communicate its identity, including business cards, letterhead, stationery, paper stock and other supplies, signage on real property, buildings, fleet vehicles and uniforms.

         "Initial Cure Period" has the meaning ascribed to such term in Section 5.1.

         "Licensed Marks" means the Marks listed on Schedule A to this Agreement.

         "Mark" means, collectively, trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

         "Noncompliance Notice" has the meaning ascribed to such term in Section 5.1.

         "Parent" has the meaning ascribed to such term in the Recitals.

         "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Quality Standards" means written standards of quality applicable to Buyer Products, as in use immediately prior to the Closing, unless otherwise reasonably modified and communicated in writing by the Company from time to time during the Term.

         "Sale" means the manufacture, marketing, advertising, distribution, sale, transfer, lease or other disposition or offered or attempted distribution, sale, transfer, lease or other disposition of a Buyer Product, and the term "Sold" has a correlative meaning.

         "Second Cure Period" has the meaning ascribed to such term in Section 5.2.

         "Subsidiary" means, with respect to any party, any Person, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

         "Term" has the meaning ascribed to such term in Section 8.1.

         "Third Party" means a Person other than the Company and its Subsidiaries or Buyer and its Subsidiaries.

         "Trademark Usage Guidelines" means the written guidelines for proper usage of the Licensed Marks, as in use immediately prior to the Closing, and as such guidelines may be reasonably revised and updated by the Company from time to time during the Term.

         1.2. Interpretation. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have correlative meanings when used in the plural, and vice versa. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                                    Licenses

         2.1. License Grant. The Company grants (and hereby causes its appropriate Subsidiaries to grant) to Buyer a personal, nonexclusive, worldwide, fully-paid and nontransferable (except as permitted in Section 11.12) license during the Term

(as set forth in Article VIII), with the right to sublicense to the extent provided in Section 3.1, to use the Licensed Marks on Buyer Products and Collateral Materials in connection with the Sale of such Buyer Products by the Buyer Licensed Parties.

         2.2. License Restrictions. (a) Buyer shall not, and shall cause the other Buyer Licensed Parties not to, use any Licensed Mark in direct association with another Mark (either of Buyer or a Third Party) such that the two Marks appear to be a single Mark; provided that nothing herein shall limit any non-trademark use of the Licensed Marks as required or permitted by applicable law or regulation.

         (b) Each Buyer Licensed Party's use of the Licensed Marks shall be in a manner consistent in all respects with the high standards, reputation and prestige of the Company as represented by its use of the Licensed Marks. Each Buyer Licensed Party shall at all times present, position and promote Buyer Products marked with one or more of the Licensed Marks in a manner consistent with the high standards and prestige of the Company as represented by its use of the Licensed Marks as of the Closing.

         2.3. Licensee Undertakings. Buyer agrees, and shall cause the other Buyer Licensed Parties to agree, that:

         (a) Buyer shall not, and shall cause the other Buyer Licensed Parties not to, use the Licensed Marks in any manner contrary to public morals, in any manner which is deceptive or misleading, which ridicules or is derogatory to the Licensed Marks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of the Company or the Licensed Marks, or which might jeopardize or limit the Company's proprietary interest therein.

         (b) Buyer shall not, and shall cause the other Buyer Licensed Parties not to, use the Licensed Marks in connection with any products or services other than Buyer Products.

         (c) Buyer shall not, and shall cause the other Buyer Licensed Parties not to, (i) misrepresent to any Person the scope of the license granted under this Agreement, (ii) incur or authorize any expenses or liabilities chargeable to the Company, or (iii) take any actions that would impose upon the Company any obligation or liability to a Third Party other than obligations under this Agreement, or other obligations which the Company expressly approves in writing for a Buyer Licensed Party to incur on its behalf.

         2.4. Reservation of Rights. Except as otherwise expressly provided in this Agreement, the Company shall retain all rights in and to the Licensed Marks, including without limitation:

         (a) All rights of ownership in and to the Licensed Marks;

         (b) The right to use (including the right of the Company's Subsidiaries to use) the Licensed Marks, either alone or in combination with other Marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Buyer Products; and

         (c) The right to use and license Third Parties to use the Licensed
Marks.

         2.5. Sublicenses to Subsidiaries. Subject to the terms and conditions of this Agreement, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this Agreement, Buyer may grant sublicenses to its Subsidiaries to use the Licensed Marks in accordance with the license grant in Section 2.1 above; provided, that (i) Buyer enters into a written sublicense agreement with each such Subsidiary sublicensee, and (ii) such agreement does not include the right to grant further sublicenses. Buyer shall provide copies of such written sublicense agreements to the Company upon request. If Buyer grants any sublicense rights pursuant to this Section 2.5 and any such sublicensed Subsidiary ceases to be a Subsidiary, then the sublicense granted to such Subsidiary pursuant to this Section 2.5 shall terminate immediately upon the date of such cessation.

         2.6. Enforcement of Agreements. Buyer shall take, and shall cause the other Buyer Licensed Parties to take, all reasonably appropriate measures at Buyer's expense promptly and diligently to enforce the terms of any sublicense agreement or other agreement with any Subsidiary and shall use reasonable efforts, including without limitation (i) monitoring the Subsidiaries' compliance with the relevant Trademark Usage Guidelines and Quality Standards and causing any noncomplying Subsidiary promptly to remedy any failure or (ii) if any such noncomplying Subsidiary does not remedy such failure within a reasonable time, terminating such agreement. In the event that the Company reasonably determines that Buyer has failed promptly and diligently to enforce the terms of any such agreement using a standard of care consistent with Buyer's practices as of the Closing, the Company reserves the right, upon thirty days prior written notice (or less time if reasonably justified under the circumstances), to enforce such terms, and Buyer shall reimburse the Company for its reasonable out-of-pocket costs and expenses.

                                  ARTICLE III

                             Additional Obligations

         3.1. Assignment of Licensed Marks. The Company shall not assign or grant any rights under any of the Licensed Marks unless such assignment or grant is made subject to the licenses granted by the Company in this Agreement.

                                   ARTICLE IV

                Trademark Usage Guidelines and Quality Standards

         4.1. Trademark Usage Guidelines. Buyer shall use, and Buyer shall cause all other Buyer Licensed Parties to use, the Licensed Marks during the Term only in a manner that is consistent with the Trademark Usage Guidelines.

         4.2. Quality Standards. Buyer and the other Buyer Licensed Parties shall use the Licensed Marks only on and in connection with Buyer Products that meet or exceed in all material respects the Quality Standards.

         4.3. Trademark Reviews. At the Company's reasonable request, Buyer agrees to furnish or make available for inspection to the Company, and to cause any Buyer Licensed Party to furnish or make available for inspection to the Company, samples of all Buyer Products and Collateral Materials of Buyer and the Buyer Licensed Parties that are marked with one or more of the Licensed Marks.

                                   ARTICLE V

                                   Enforcement

         5.1. Initial Cure Period. If the Company becomes aware that Buyer or any other Buyer Licensed Party is not complying with any Trademark Usage Guideline or Quality Standard, the Company shall notify Buyer in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance (a "Noncompliance Notice"). Buyer shall then have 30 days after receipt of such notice (the "Initial Cure Period") to correct such noncompliance or submit to the Company a written plan to correct such noncompliance, which written plan shall be reasonably acceptable to the Company, unless the Company previously concurs in writing, in its sole discretion, that Buyer or any other Buyer Licensed Party has not corrected such noncompliance.

         5.2. Second Cure Period. If the noncompliance with the Trademark Usage Guidelines or Quality Standards continues beyond the Initial Cure Period, Buyer and the Company shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have 15 days following the expiration of the Initial Cure Period to agree on corrective actions, and Buyer shall have 15 days from the date of an agreement with respect to corrective actions (the "Second Cure Period") to implement such corrective actions and cure or cause the cure of such noncompliance.

         5.3. Final Cure Period. If the noncompliance with the Trademark Usage Guidelines by Buyer or any other Buyer Licensed Party specified in a particular Noncompliance Notice remains uncured after the expiration of the Second Cure Period, then upon the Company's demand therefor, Buyer or the noncomplying Buyer Licensed Party promptly shall cease using the noncomplying Collateral Materials or Buyer Products under the Licensed Marks, as the case may be, until the Company reasonably determines that Buyer or the noncomplying Buyer Licensed Party has reasonably demonstrated its ability and commitment to comply with the Trademark Usage Guidelines or Quality Standards, as the case may be.

         5.4. Proceedings. Nothing herein shall prohibit either party from seeking provisional or preliminary injunctive relief if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation.

                                   ARTICLE VI

                          Protection of Licensed Marks

         6.1. Ownership and Rights. Buyer shall not, and shall cause the other Buyer Licensed Parties not to, challenge the ownership or validity of the Licensed Marks. Buyer shall not, and shall cause the other Buyer Licensed Parties not to, disparage, dilute or adversely affect the validity of the Licensed Marks. Each Buyer Licensed Party's use of the Licensed Marks shall inure exclusively to the benefit of the Company, and the other Buyer Licensed Parties shall not acquire or assert any rights therein other than those granted hereunder. Buyer recognizes the value of the goodwill associated with the Licensed

Marks, and that the Licensed Marks may have acquired secondary meaning in the minds of the public.

         6.2. Protection of Marks. Buyer shall, and shall cause the other Buyer Licensed Parties to, assist the Company, at the Company's request and expense, in the procurement and maintenance of the Company's respective intellectual property rights in the Licensed Marks. Buyer shall, and shall cause the other Buyer Licensed Parties to, execute all documents reasonably requested by the Company (as the case may be) to effect further registration of, maintenance and renewal of the Licensed Marks, recordation of the license relationship between the Company and Buyer, and recordation of Buyer as a registered user in all applicable countries. The Company makes no warranty or representation that trademark registrations have been or will be applied for, secured or maintained in the Licensed Marks throughout, or anywhere within, the world. Buyer shall, and shall cause the other Buyer Licensed Parties to, cause to appear on all Buyer Products, and all Collateral Materials, such legends, markings and notices as may be required by applicable law or reasonably requested by the Company.

         6.3. Similar Marks. Buyer shall not, and shall cause the other Buyer Licensed Parties not to, use or register in any country any Mark or Internet domain name that infringes on the rights of the Company in the Licensed Marks. If any application for registration is, or has been, filed in any country by a Buyer Licensed Party which relates to any Mark that infringes the rights of the Company in the Licensed Marks, Buyer shall immediately abandon, or shall cause the other Buyer Licensed Parties to immediately abandon, any such application or registration or assign it to the Company.

         6.4. Infringement Proceedings. In the event that, during the term of this Agreement, a Buyer Licensed Party learns of any infringement or threatened infringement of the Licensed Marks, or any unfair competition, passing-off or dilution with respect to the Licensed Marks, Buyer shall promptly notify the Company or its authorized representative giving particulars thereof. Notwithstanding the foregoing, the Buyer Licensed Parties are not obligated to monitor or police use of the Licensed Marks by Third Parties. The Company shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings relating to the Licensed Marks. The decision whether to bring, maintain or settle any such proceedings shall be at the exclusive option and expense of the Company, and all recoveries shall belong exclusively to the Company. Buyer shall not and shall have no right to initiate any litigation, opposition, cancellation or related legal proceedings with respect to the Licensed Marks in its own name, and Buyer shall, and shall cause the other Buyer Licensed Parties to, provide necessary information and assistance to the Company or its authorized representatives at the Company's expense in the event that the Company decides that proceedings should be commenced, including to join or be joined as a party in any action taken by the Company to enforce its rights in the Licensed Marks against a Third Party. The Company shall incur no liability to Buyer under any legal theory by reason of the Company's failure or refusal to prosecute or by the Company's refusal to permit Buyer to prosecute, any alleged infringement by Third Parties, nor by reason of any settlement to which the Company may agree.

                                  ARTICLE VII

                                 Confidentiality

         7.1. Confidential Information. The parties hereto expressly acknowledge and agree that all nonpublic, proprietary and/or confidential information, whether written or oral, furnished or disclosed by either party or any Subsidiary thereof (the "Disclosing Party") to another party or any Subsidiary thereof (each, a "Receiving Party") pursuant to this Agreement ("Confidential Information") shall be maintained by each party and/or their respective Subsidiaries in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the party would use with respect to its own information of a similar nature, and in no event less than a reasonable degree of care. The parties agree that, with respect to any nonpublic, proprietary and/or confidential information included in the Business-Related Intellectual Property (as defined in the Asset Purchase Agreement) acquired by Buyer from the Company pursuant to the Asset Purchase Agreement as part of the Purchased Assets, Buyer shall be deemed to be the Disclosing Party for purposes of this Section 7.1. Except as authorized in writing by the other party, neither party (and/or any Subsidiary) shall at any time disclose or permit to be disclosed any such Confidential Information to any other person, firm, corporation or entity except: (i) as may reasonably be required in connection with the use of the Licensed Property pursuant to this Agreement to the parties' authorized employees, agents or representatives who are informed of the confidential nature of the Confidential Information and are bound to maintain its confidentiality, and (ii) in the course of due diligence in connection with the sale of all or an applicable portion of either party's business, provided the disclosure is pursuant to a nondisclosure agreement having terms reasonably comparable to Sections 7.1 and 7.2.

         7.2. Exceptions. Confidential Information shall not include information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Receiving Party or (ii) was or becomes legitimately available to the Receiving Party on a nonconfidential basis from a source that is not bound by any confidentiality obligation with respect to the Receiving Party, or (iii) is required to be disclosed to enforce such party's rights hereunder or pursuant to applicable law, regulation (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), court order or discovery process, provided that the Receiving Party shall give the Disclosing Party prompt notice thereof and, at the request of the Disclosing Party shall reasonably cooperate in the Disclosing Party's efforts to obtain a protective order or other similar order.

                                  ARTICLE VIII

                                 Term of License

         8.1. Term. The term of the license and sublicense granted by the Company to Buyer pursuant to Article III shall begin on the Closing and, unless terminated sooner pursuant to the provisions of Article IX, shall extend for a period of 180 days following the Closing; and may last for such additional period as may be reasonably necessary to permit Buyer or its Subsidiaries to dispose of inventory of Buyer Products marked with any of the Licensed Marks that was on hand or on order as of the Closing, or that was ordered by Buyer or its Subsidiaries after the Closing but before Buyer, acting with reasonable expedition, is able to commence manufacture of Buyer Products in a form that is not marked with any of the Licensed Marks, provided that Buyer shall order only such quantities of Buyer Products marked with Licensed Marks as are reasonably necessary to meet anticipated demand during the period after the Closing and before Buyer is able to commence such manufacture, and further provided that all use of the Licensed Marks by Buyer and its Subsidiaries shall cease in all events prior to the 270th day after the Closing, provided further that Buyer and its Subsidiaries may continue to use the Licensed Marks with the prior consent of the Company, which shall not be unreasonably withheld, for an additional period that shall expire no later than 365 days following the Closing (all such periods collectively, the "Term").

                                   ARTICLE IX

                                   Termination

         9.1. Voluntary Termination. By written notice to the Company, Buyer may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by the Company. Such notice shall specify the effective date of such termination and shall specify any affected Licensed Marks.

         9.2. Survival. Any voluntary termination of licenses and rights of Buyer under Section 9.1 shall not affect Buyer's licenses and rights with respect to any Buyer Products Sold prior to such termination.

         9.3. Bankruptcy. Either party may terminate this Agreement, to the fullest extent permitted by law, in the event of the other party's bankruptcy.

                                   ARTICLE X

                             Limitation of Liability

         10.1. Limitation of Liability. SUBJECT TO AND WITHOUT LIMITING SECTION 10.2, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES (SUCH AS, WITHOUT LIMITATION, LOSSES OF PROSPECTIVE PROFITS AND SAVINGS), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN LIMITS OR OTHERWISE AFFECTS THE LIABILITY OF BUYER FOR ANY INFRINGEMENT OF THE LICENSED MARKS BY BUYER ARISING BY REASON OF ANY USE OF THE LICENSED MARKS BY BUYER THAT IS NOT LICENSED UNDER SECTION 2.1 HEREOF.

         10.2. Third Party Indemnification. Notwithstanding the foregoing, each party shall indemnify, defend and hold harmless the other party, its officers, directors, Affiliates, representatives, agents and its successors, and permitted assigns (collectively, the "Indemnified Parties") from, against and in respect of any damages or losses, and any charges, actions, claims, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses, including without limitation reasonable attorneys' fees (except with respect to any litigation between any Party required to make an indemnity payment hereunder (an "Indemnifying Party") and any Indemnified Party, to the extent the Indemnifying Party is the prevailing Party therein) but excluding damages or losses comprised by indemnification payments hereunder and further excluding any indirect, special, incidental or consequential or punitive damages or losses (such as, without limitation, losses of prospective profits and savings) (collectively, "Losses"), asserted against and imposed on or sustained, incurred or suffered by such Indemnified Parties, in any such case solely to the extent arising out of or relating to actions, claims, suits or proceedings of a Third Party asserted against and imposed on or sustained, incurred or suffered by an Indemnified Party, in any such case to the extent arising out of or relating to the Indemnifying Party's failure to comply in any material respect with the express terms of this Agreement.

         10.3. Third Party Claims Procedures. Any claim which may form a basis for indemnification hereunder (an "Indemnity Claim") by any an Indemnified Party shall be asserted and resolved as set forth in this Section 10.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Indemnifying Party which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. The Indemnifying Party may advise the Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the

Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnity Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

                                   ARTICLE XI

                            Miscellaneous Provisions

         11.1. Disclaimer. Except as otherwise set forth herein or in the Asset Purchase Agreement, neither the Company nor any of its Subsidiaries makes any warranty or representation as to the validity of any Mark licensed by it to a Buyer Licensed Party or any warranty or representation that any use of any Mark with respect to any product or service will be free from infringement of any rights of any Third Party.

         11.2. No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Licensed Marks.

         11.3. Survival. This Article XI and the agreements of Buyer and the Company contained in Articles V and VII shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the termination of this Agreement.

         11.4. Modification or Amendment. Subject to the provisions of the applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         11.5. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         11.6. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute, and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.7 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

         11.7. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035
         and

         Lou Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)


         or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         11.8. Entire Agreement. This Agreement (including any exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         11.9. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         11.10. Obligations of Buyer and of the Company. Whenever this Agreement requires a Subsidiary of Buyer or Buyer Licensed Party to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary of Buyer or Buyer Licensed Party to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Company Merger Effective Time (as defined in the Merger Agreement), on the part of the Surviving Company (as defined in the Merger Agreement) to cause such Subsidiary to take such action.

         11.11. Severability. It is the intention of the parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         11.12. Assignment. Without the prior written consent of the other party, which consent shall not be unreasonably withheld, this Agreement shall not be assignable by either party hereto, by operation of law or otherwise, except in the case of a merger, change of control, or sale of all or substantially all of the business to which the Marks relate, or to another wholly-owned direct or indirect subsidiary, as the case may be, in which event all references herein to the Company or Buyer, as the case may be, shall be deemed references to such other subsidiary or permitted assign, except that all representations and warranties made herein with respect to the Company or Buyer, as the case may be, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary or permitted assign as of the date of such designation. Buyer may also assign partially its rights under this Agreement to any purchaser of a division or other business unit or of a product line of Buyer or any Subsidiary thereof, in each case that includes any inventory of Buyer Products marked with any Licensed Marks. Any purported assignment made in contravention of this Section 11.12 shall be null and void.

         11.13. Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will apply against any Person.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date of this Agreement.

                                            CARTER-WALLACE, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            ARMKEL, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE A



                                 LICENSED MARKS

[The "Carter-Wallace" name, including all related logos, trade names and trade dresses used on Buyer Products]

                                                                       EXHIBIT C

                                     FORM OF

                 CRANBURY FACILITIES SHARING AGREEMENT AND LEASE

         THIS FACILITIES SHARING AGREEMENT AND LEASE (this "Agreement"), made and executed at New York, New York, as of ?, 2001, between Carter-Wallace, Inc., a Delaware corporation ("Lessee") and Armkel, LLC ("Lessor"), a Delaware limited liability company (each of the Lessee and Lessor a "Party" and collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Lessee and Lessor have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Lessor of all of the Lessee's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Lessor of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the ABC Merger (as hereinafter defined);

         WHEREAS, the Lessee, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Lessee; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Lessor is willing to lease certain premises to the Lessee and the Lessee desires to lease certain premises from Lessor on the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter provided, intending to be legally bound hereby, Lessor and Lessee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1. General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Bankruptcy Event" with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 calendar days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

         "Closing" shall mean the Closing under the Merger Agreement.

         "Environmental Law" means any applicable Law, including common law, governing (i) the protection of human health (as it relates to Hazardous Substances) or the environment (including air, water, soil and natural resources), (ii) the treatment, use, storage, handling, release or disposal of Hazardous Substances, or (iii) the exposure of Persons to Hazardous Substances, in each case as presently in effect.

         "Governmental Entity" means any federal, state, local or foreign governmental or regulatory authority, agency, commission, body or other governmental entity.

         "Hazardous Substances" means any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, or the presence of which poses hazard to the health or safety of Persons, including petroleum and any derivatives or by-products thereof.

         "Law" means any statute, law, ordinance, rule, regulation, judgment, decree, injunction, order, permit, filing, franchise, certificate, license, notice, variance, consent, registration, approval, authorization or similar right (whether temporary, preliminary or permanent) of any court or governmental entity.

         "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Regulated Product" shall mean food, drugs, cosmetics, and medical devices as those articles are defined in the Federal Food, Drug, and Cosmetic Act (the "FFDCA"), and shall include Controlled Substances and List I Chemicals as those articles are defined in the Controlled Substances Act (the "CSA").

                                   ARTICLE II

                                    PREMISES

         2.1. Premises. Lessor hereby demises and lets unto Lessee, and Lessee hereby takes and leases from Lessor, for the Initial Term (as defined in Section 3.1) and upon the terms and subject to the conditions hereinafter specified, the premises described on the floor plan which is attached hereto as Exhibit A and made a part hereof (the "Premises") situated at Lessor's Cranbury, NJ operations site as more particularly described on Exhibit B attached hereto and made a part hereof (the "Property").

         2.2. Additional Premises. Lessor shall provide Lessee with reasonable advance written notice of Lessor's intention to vacate any portion of the Property. Upon such notice, Lessee shall have the exclusive right, subject to the provisions of Section 2.3, to lease the portion of the Property vacated by Lessor ("Vacated Space") on the same terms and conditions set forth herein by providing Lessor with written notice, within fifteen (15) days of receipt of Lessor's notice as set forth above, that Lessee agrees to lease the Vacated Space. Any Vacated Space which Lessor elects, in a timely manner in accordance with the provisions of this Section 2.2, to lease (the "Elected Premises") shall be added as "Additional Premises" to the Premises immediately and automatically as of the date that Lessor vacates the Additional Premises (the "Additional Premises Commencement Date") so long as adding the Elected Space to the Premises shall not prevent, or impair or disturb in any material respect, use and operation of, ingress to or egress from, or the feasibility of Lessor leasing to other Persons, any part of the Property other than the Premises; provided, however, that if sum of the square footage of (i) any Elected Space and (ii) any Additional Premises previously added to the Premises, exceeds twenty percent (20%) of the total square footage of the Premises on the date of this Agreement, the Elected Space shall not become Additional Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld and which consent may be conditioned on an increase in rent proportionate to the increase in square footage, increased expenses of operation and other reasonable factors. If Lessee fails to provide notice to lease the Vacated Space as required above, or if the limitations set forth above preclude Lessee from leasing the Vacated Space even if Lessee has timely given a notice to lease, Lessor shall have the right to lease the Vacated Space to any other Person. Base Rent (as hereinafter defined) shall not increase or decrease due to the addition of the Additional Premises to the Premises except in the case where Lessor's consent is required as set forth above.

         2.3. Lessee's Right to Vacate Certain Areas of the Premises. At any time during the Term of this Agreement, upon 30 days' prior written notice to Lessor, Lessee shall have the right to vacate: (i) the Wallace research and development building (the "R&D Building") located on the Property, and (ii) a majority of the employees on Lessee's payroll located in the office space in the main building of the Property (the "Office Space"). If Lessee vacates the R&D Building or the Office Space as provided herein, Lessee shall not have the right to lease any office or laboratory space as Additional Premises under Section
2.2. Upon Lessee vacating the R&D Building or the Office Space in broom clean condition, removing all of its property and restoring such vacated space in accordance with the provisions of this Agreement, the Premises shall no longer include the vacated space, but Base Rent (as hereinafter defined) shall not decrease due to vacating said space except in accordance with Section 4.1(b).

         2.4. Condition of the Premises. Lessee accepts the Premises on the Commencement Date (as hereinafter defined) in its "as is" condition and Lessor shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises for occupancy by Lessee or otherwise. Lessor agrees to deliver the Additional Premises in vacant and broom clean condition.

                                  ARTICLE III

                                      TERM

         3.1. Initial Term. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof (the "Commencement Date") and shall expire on the date two (2) years from the last day of the month in which the Commencement Date occurs (the "Expiration Date"), unless earlier terminated or extended as herein provided; provided, that in the event of a termination of this Agreement pursuant to the terms hereof prior to the Expiration Date, the Expiration Date shall mean such date of termination of this Agreement.

         3.2. Extension Options.

         (a) If during the Initial Term, despite using commercially reasonable efforts, Lessee has not been able to (i) produce 48 months of product inventory of Soma, 48 months of product inventory of Soma Compound, or 30 months of product inventory of Soma Compound with Codeine (collectively, the "Soma Products"), 30 months of product inventory of Depen, 48 months of product inventory of Maltsupex tablets, 36 months of product inventory of Maltsupex powder, 36 months of product inventory of Maltsupex liquid, 48 months of product inventory of Miltown 200 and 48 months of product inventory of Miltown 400 (collectively, and together with the Soma Products, the "Pharmaceuticals") and
(ii) receive any required United States Food and Drug Administration ("FDA") and DEA (as hereinafter defined) approval to transfer the production of the Soma Products to the Lessee's facility located in Decatur, Illinois, Lessee shall have the right, upon ninety (90) days' prior written notice to Lessor, to extend the term of this Agreement for an additional six (6) month term (the "Extended Term"). Lessee hereby agrees to provide Lessor with periodic information concerning Lessee's progress in obtaining such targeted inventory levels and FDA and DEA approval of the transfer throughout the Initial Term.

         (b) After the Initial Term and the Extended Term, if any, Lessee shall have the right to extend the term of this Agreement for an additional one (1) year term (the "Optional Extended Term") upon four (4) months' prior written notice to Lessor. During the Optional Extended Term, Lessee shall not have any right to terminate this Agreement under Section 8.11(c) hereinafter, nor shall Lessee have the right to give a Notice of Exercise of the Option.

         3.3. Term. The term of this Agreement (the "Term") shall be the aggregate period of the Initial Term and, if exercised, the Extended Term and the Optional Extended Term, and any holdover periods under Section 8.4 hereof
(i) to which Lessor shall have given its consent or (ii) if Lessee has given a valid Notice of Exercise of the Option under Article 7 and thereafter enters into a Purchase Agreement to purchase the Property in accordance with Article 7.

                                   ARTICLE IV

                         BASE RENT AND ADDITIONAL COSTS

         4.1. Base Rent.

         (a) During the Term of this Agreement, Lessee shall pay to Lessor base rent ("Base Rent") which shall be (A) during months 1-12 of the Initial Term, $125,000 monthly, payable in advance on the first day of each month; provided, that if the Commencement Date is not the first day of a month, Lessee shall pay in advance on the Commencement Date a sum equal to $4,166.66 per day of the first month of the Initial Term (which sum represents the prorated monthly installment based on a 30 day month), (B) during months 13-24 of the Initial Term, $185,000 monthly, payable in advance on the first day of each month, (C) during the Extended Term, $400,000 monthly, payable in advance on the first day of each month, and (D) during the Optional Extended Term, $500,000 monthly, payable in advance on the first day of each month.

         (b) At any time after the first twelve (12) months of the Initial Term, if Lessee has vacated both the R&D Building and the Office Space as set forth in, and otherwise satisfied the conditions set forth in, the last sentence of
Section 2.3, Base Rent per month shall be reduced by $25,000, but in no event shall the Base Rent be reduced below $125,000 monthly.

         4.2. Taxes and Assessments. Lessor shall pay all taxes, insurance on the Property, and water and sewer charges for the Premises.

         4.3. Public Utilities. Subject to Section 8.5, Lessor shall pay all charges for utilities used in the Premises, including but not limited to, heat, air conditioning, water, gas and electricity.

         4.4. Use. Subject to the terms hereof, Lessee may use the Premises for the same purposes as the Property was used immediately prior to the Commencement Date, including, but not limited to, general office administrative, manufacturing and storage of Regulated Products and research and development purposes during the Term hereof. Lessee shall provide Lessor with advance written notice of any intended change in Lessee's use of the Premises.

         4.5. Shared Areas. (a) At all times during the Term, Lessee and Lessee's designees shall have the right to use, on a nonexclusive basis and for no additional cost or consideration, with Lessor and Lessor's designees, all of the roadways, walkways, elevators, entrances, exits, hallways, and stairways located on the Property, as may reasonably be required or desired for access to the Premises, as well as the right to use the main reception area, the conference rooms (subject to availability and in accordance with Lessor's normal scheduling practices, except that Lessee shall have exclusive use of conference rooms located within and adjacent to office space used for Wallace Laboratories and Wampole Laboratories), the rest rooms, parking spaces (in an amount necessary to accommodate Lessee's employees and a reasonable number of Lessee's invitees), and the cafeteria, on the Property (such areas, together with the respective corridors giving normal access to such areas, each being referred to herein as a "Shared Area," and collectively as the "Shared Areas").

         (b) Subject to, and without limiting Lessee's rights under, Section 4.4(a) above, the Shared Areas shall be subject to Lessor's sole management and control, which shall be reasonable. Lessor reserves the right to change, from time to time and on not less than 30 calendar days' prior written notice to Lessee, the dimensions and location of the Premises (for which Lessee's consent must be obtained, which consent may not be unreasonably withheld) as well as the dimensions, location, identity and type of any building other than the Premises and to construct additional buildings or additional stories on existing buildings or other improvements on the Property so long as the same shall not materially adversely affect Lessee's access to and use of the Premises. Lessor may temporarily close any part of the Shared Areas for such periods of time as may be reasonably necessary to make repairs or alterations, provided, that Lessor shall make reasonable efforts to mitigate any material disruption in Lessee's use and enjoyment of the Premises, and Lessee shall at all times be permitted adequate access to the Premises during such periods. Lessor further reserves the right to permanently cease operating the cafeteria at any time.

         (c) Subject to Section 4.6(d) below, the rights of Lessee to use the Shared Areas shall extend through Lessee to Lessee's designated agents, employees and invitees, such use to be in common with Lessor and other persons permitted by Lessor to use the same, and subject to observance of such reasonable and uniform rules and regulations governing use of the Shared Areas and the Premises as Lessor may, from time to time, prescribe provided such rules do not materially affect access to the Premises. Lessee and its designees shall not take any action which shall interfere with the rights of other persons to use the Shared Areas.

         (d) Notwithstanding any other provision of this Agreement, Lessee's allowance of access, and Lessor's access to any Shared Area, shall be in full conformance with applicable law and regulation, including but not limited to good manufacturing practice requirements under the FFDCA and physical security and employee screening requirements under the CSA. The parties specifically acknowledge that such legal and regulatory requirements may necessitate restriction of Lessor's and Lessor's designees' access to the Shared Areas, except under such terms and conditions as set by the FDA, the Drug Enforcement Agency (the "DEA"), and state regulators administering parallel laws and regulations. The parties specifically agree to use their best efforts to develop and maintain such information regarding designees' training, education, and background as will be necessary in order to fulfill each Party's respective legal and regulatory obligations.

         (e) Subject to Section 4.5(d) above, any rules and regulations adopted by Lessor with respect to the Shared Areas shall be uniformly applied and enforced by Lessor as to all users of the Shared Areas, including without limitation employees of Lessor and other tenants of the Premises, as the case may be.

         (f) The rights of Lessee with respect to the Shared Areas shall terminate automatically upon termination of Lessee's rights to use the Premises.

         4.6. Repairs and Maintenance. (a) Subject to Section 4.6(g), should it become necessary in Lessor's sole discretion during the Term hereof to repair the structure of any buildings located on the Property (the "Buildings"), including but not limited to, the roof, exterior walls, floor slab, windows, exterior doors, HVAC (as defined hereinafter), plumbing or other building systems, in order to give effect to Lessee's rights hereunder, including but not limited to maintaining and ensuring future maintenance of the Property and the environment within the Property in accordance with the FDA's current Good Manufacturing Practices and applicable DEA regulations, or to maintain the Shared Areas in substantially the same condition as on the date hereof, Lessor shall make such repairs at its sole cost and expense, within a reasonable time after notice to do so by Lessee, unless such repairs are required as the result of the gross negligence or willful misconduct of Lessee or its agents, employees or invitees, and, in such cases, such necessary repairs shall be made by Lessee or by Lessor at Lessee's sole cost and expense.

         (b) Subject to the performance by Lessor of its obligations under
Section 4.6(a), Lessee shall keep the Premises, including all improvements and fixtures, in a good, clean and safe condition, in order to keep the same in substantially the same condition as on the date hereof, at all times during the Term of this Agreement, and shall perform such repairs as are required as the result of the gross negligence or willful misconduct of Lessee or its agents, employees or invitees, in each case at Lessee's sole cost and expense. Lessee shall keep the equipment in good condition and repair at all times during the Term of this Agreement.

         (c) Lessee shall be responsible for the repair of all uninsured damage caused by Lessee, and all maintenance required as a result of the gross negligence or willful misconduct of Lessee, to the plumbing, electrical and other fixtures located within the Premises.

         (d) Lessee shall comply in all material respects with all laws, ordinances, orders and regulations of governmental authorities relating to Lessee's manner of use of the Premises and the actual conduct of Lessee's business.

         (e) Lessee shall promptly notify the Lessor in writing of any damage to or defects in the Premises, and of any injuries to persons or property which occur therein, of which Lessee had actual notice.

         (f) Lessee shall not take or fail to take any action which, as a direct result, increases the amount of Lessor's insurance premiums in relation to the Premises and will comply with all reasonable recommendations of Lessor's insurer with respect to any precautions concerning life and safety and against fire. Lessee hereby agrees to reimburse Lessor for any increase in Lessor's insurance premiums which directly result from Lessee's actions or inactions.

         (g) In the event that during the Term hereof any alteration, addition, repair, maintenance or other change to the Premises, or any portion thereof, is required to be made in connection with the enactment, amendment or repeal of any statute, ordinance, rule or regulation, including under FDA, DEA rules and regulations, or the rendering of any judicial or administrative decision increasing building standards above the standards existing on the date hereof, then and in that event:

          (i) if such repair, maintenance, alteration, addition or change is required primarily by reason of the manner or mode or character of Lessee's use of the Premises, Lessee shall have the right to terminate this Agreement by giving notice to Lessor, in which case this Agreement shall terminate as of the date that is 90 calendar days after the date such notice is given, and if Lessee does not elect to terminate this Agreement, then Lessee shall make such alteration, addition or change at Lessee's sole cost and expense and in compliance with the terms of this Agreement;

          (ii) subject to Section 4.7(c), if said repair, maintenance, alteration, addition or change is required for any other reason, including, but not limited to, a structural defect in or other condition relating to the Premises which was in existence as of the date hereof, then said alteration, addition or change shall be made at Lessor's sole cost and expense and within a commercially reasonable amount of time.

         (h) Lessor, its agents and representatives, may enter upon the Premises at any reasonable time and upon reasonable notice and without unreasonably interfering with Lessee's business, emergencies excepted, for the purpose of inspecting the same, or as otherwise required by any applicable law, rule or regulation or by Lessor in respect of security matters or for the Buildings' safety and protection.

         (i) Notwithstanding the foregoing provisions, if Lessee has actual knowledge of any condition requiring any immediate, urgent repair to the Premises or requiring the performance of any other urgent action, and any delay in the performance thereof may result in material loss or damage to the Premises, Lessee shall have the right, at its option, to make such repairs or perform such act promptly without obtaining Lessor's prior approval if otherwise required hereunder. Any condition which shuts down any or all of Lessee's production on the Premises shall de facto be a condition requiring urgent repair. Lessee shall as soon as practicable thereafter notify Lessor of the facts and shall be entitled to be reimbursed promptly for all its reasonable costs incurred in connection therewith, provided, it is not otherwise Lessee's responsibility under this Agreement to make said corrections.

         (j) Lessor shall have the right to contest or review by legal proceedings or in any such other manner as Lessor deems suitable, any laws, ordinances and regulations requiring that Lessor perform a repair, provided that such right to contest shall not unreasonably disturb Lessee's use and operation of the Premises. Lessee shall cooperate with Lessor, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessor's sole cost and expense.

         4.7. Alterations and Improvements.

         (a) Lessee shall not make any alterations or improvements (each an "Alteration," collectively, "Alterations") which affect the structural components, core components or building systems components of the Premises without first obtaining Lessor's approval, which may not be unreasonably withheld, delayed or conditioned. Lessee may make any other commercially reasonable Alterations to the Premises without Lessor's consent. All such permanent Alterations and improvements shall remain the property of Lessor, but Lessee shall have the right, but not the obligation, at Lessee's sole cost and expense, to remove any and all Alterations which can reasonably be disassembled and removed from the Premises upon the expiration or sooner termination of this Agreement. Lessee shall repair any damage to the Property caused by such removal within a reasonable amount of time.

         (b) All Alterations to be carried out by Lessee shall be performed:

          (i) in a good and workmanlike manner and free from defects;

          (ii) in accordance with detailed plans and specifications reasonably agreed upon by Lessor and Lessee, if such Alterations affect the structural components, core components or building system components of the Premises;

          (iii) by contractors reasonably agreed upon by Lessor and Lessee, if such Alterations affect the structural components, core components or building system components of the Premises consistent with applicable labor practices;

          (iv) in compliance with all laws and requirements of any applicable federal, state, county, city and political subdivisions of the country in which the Premises is located and any board, bureau, council, commission, department, agency, court, legislative body or other instrumentality relating thereto; and

          (v) in such a manner so as to minimize any inconvenience or disturbance to the use, occupancy and business of Lessor.

         (c) If Lessee makes any Alterations, Lessee shall be responsible for any necessary asbestos removal or remediation and any repairs reasonably required as a result thereof. 4.8. Signs. Lessee may, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, erect, place or maintain such sign or signs on the Premises as are usual to the type of operation conducted by Lessee or required by applicable law or regulation.

         4.9. Mechanic's Liens. (a) If a "mechanic's lien" or other statutory lien is filed against the Property arising from any work, labor or material furnished to Lessee in connection with any improvements made by Lessee upon the Property, Lessee shall, subject to the following clauses (b)-(e), promptly pay and discharge the same.

         (b) If Lessee fails to pay and discharge the same for a period of 30 calendar days after such lien shall have been filed against the Property, Lessor may notify Lessee of its intention to pay all or a portion thereof. Lessee may then, within 10 calendar days after receipt of such notice, notify Lessor that it believes it has a valid defense to any such asserted claim or lien, that it desires to contest the same, and shall promptly deliver to Lessor a good and sufficient bond duly executed by a surety authorized to write such bonds and which is reasonably satisfactory to Lessor, indemnifying Lessor and any mortgagee against any loss arising therefrom.

         (c) If Lessee so notifies Lessor and delivers the bond described above, Lessee shall thereupon diligently proceed to have the validity of said lien determined by proper proceedings, legal or otherwise, and Lessor shall not make any payment on account of any such lien until the validity thereof has been determined by final adjudication or action, unless it be necessary that such payment be made to prevent a sale or forfeiture of the Property or to redeem the same from any sale or forfeiture.

         (d) If Lessee does not so notify Lessor, Lessor may, at its option, pay all or any portion of the amount of said lien, and pay any sum necessary to prevent a judgment or execution, or sale or forfeiture of the Property, or redeem the same from any sale or forfeiture made on account thereof. The amounts so paid, together with all expenses and reasonable attorney's fees incurred, shall be repaid to Lessor by Lessee at the next rent paying date after such payment, together with interest thereon at the rate of 10% per annum from the date of payment by Lessor until repaid.

         (e) A copy of any notice, writ, process or demand served upon either Lessor or Lessee with respect to said "mechanic's lien", or other statutory lien, shall promptly be forwarded to the other Party.

                                   ARTICLE V

             LIMITATION ON LIABILITY, INSURANCE AND INDEMNIFICATION

         5.1. Limitation on Liability; Indemnification.

         (a) Neither Party nor any of its Affiliates will be liable to the other Party and its Affiliates for any claim or demand against the other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representative, arising under or relating to this Agreement
(i) by any unaffiliated third party, or (ii) for any amounts representing loss of profit, loss of use of any space, loss of the value of occupancy pursuant to a leasehold, loss of business or business interruptions or special, indirect, incidental, consequential, or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if either has been advised of the possibility of such damages.

         (b) Subject to Section 5.1(a), Lessee (for purposes of Section 5.1(d), an "Indemnifying Party") shall indemnify, defend and hold harmless Lessor and its Affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and permitted assigns (collectively, the "Lessor Indemnified Parties," and for purposes of Section 5.1(d), each an "Indemnified Party"), from and against all liabilities, out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses") based upon any (i) Losses which are directly and proximately caused by the gross negligence or willful misconduct of Lessee or its Affiliates or (ii) Lessee's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 5.1(b) are subject to the indemnification procedures set forth in Section 5.1(d).

         (c) Subject to Section 5.1(a), Lessor shall indemnify, defend and hold harmless Lessee and its Affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and permitted assigns (collectively, the "Lessee Indemnified Parties"), and for purposes of Section 5.1(d), each an "Indemnified Party") from and against any Losses based upon any (i) claim by an unaffiliated third party arising out of or related to an Additional Service provided by Lessor or its Affiliates pursuant to this Agreement to the extent, and only to the extent, that such Losses are directly or proximately caused by the gross negligence or willful misconduct of Lessor or its Affiliates or (ii) the Lessor's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 5.1(c) are subject to the indemnification procedures set forth in Section 5.1(d).

         (d) Any claim which may form a basis for indemnification hereunder (an "Indemnity Claim") by any Party (an "Indemnified Party") shall be asserted and resolved as set forth in this Section 5.1(d). The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party") which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than a third party claim that is resolved as provided in this Section 5.1(d), the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice Period"), unless it notifies the Indemnified Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party

Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

         (e) Each Indemnified Party shall be entitled to recover under the indemnification provisions of this Section 5.1 only the Losses incurred by it which exceed the amount of the net proceeds available to it under its insurance coverage. Thereafter, when an Indemnifying Party has agreed under this Agreement to indemnify the Indemnified Party only to the extent of the gross negligence or willful misconduct of the Indemnifying Party or its Affiliates, the obligation of such Indemnifying Party to indemnify nevertheless also shall include the negligence of the Indemnifying Party or its Affiliates to the extent that the Indemnifying Party or its Affiliates maintain insurance coverage for such negligence (after any deductible).

         (f) The remedies set forth in this Agreement shall constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Lessor Indemnified Parties or Lessee Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 5.1(f).

         5.2. Insurance. At all times during the Term, Lessee shall, at its sole cost and expense, maintain insurance in amounts not less than:

         (a) Insurance for property damage (including damage to Lessee's equipment and personal property) at the actual cash value of covered Property; and

         (b) Liability insurance for bodily injury and property damage of $5 million combined single limit per occurrence and in the aggregate.

A copy of each insurance policy or certificate thereof shall be issued by an insurer reasonably satisfactory to Lessor and authorized to issue such policy or policies, shall name Lessor and the mortgagee of Lessor, if any, as additional insured parties and shall otherwise be reasonably satisfactory to Lessor, and shall be delivered to the Lessor by commencement of the Term and shall not be subject to cancellation upon less than 10 calendar days written notice to Lessor and any such mortgagee. Such insurance, by its terms or by endorsement, shall waive any right of subrogation of the insurer against Lessor, any mortgagee, and their agents and employees, for any loss or damage covered.

         5.3. Fire and Extended Coverage Insurance. At all times during the Term the Lessor shall, at its sole cost and expense (except as provided in Section 4.6(f)), maintain fire and extended coverage insurance upon the Premises. Such insurance shall be in an amount at least equal to the actual cash value of the improvements on the Premises (excluding damage to Lessee's equipment and personal property) and shall be written by an insurance company or association authorized to issue such policies under the laws of the State of New Jersey and reasonably satisfactory to Lessee. A copy of each insurance policy or certificate thereof shall be delivered to the Lessee by commencement of the Term, and shall not be subject to cancellation upon less than 10 calendar days written notice to Lessee. Such insurance, by its terms or by endorsement, shall waive any right of subrogation of the insurer against Lessee, its agents and employees, for any loss or damage resulting from fire or extended coverage perils.

                                   ARTICLE VI

       REGULATIONS; PHARMACEUTICAL OPERATIONS AND ENVIRONMENTAL PROVISIONS

         6.1. Governmental Regulations. (a) Lessee shall, at its sole cost and expense, comply with all applicable laws, ordinances and regulations and insurance requirements in its use of the Premises.

         (b) Lessee shall, at its sole cost and expense, obtain and hold any and all registrations, approvals, and licenses required by the FDA, the DEA, and parallel state authorities with jurisdiction over Regulated Products and their components, handling and distribution. Alterations to the Premises necessary to achieve and/or maintain compliance with applicable regulation and any regulatory change regarding the manufacturing, distribution, and holding of Regulated Products shall be at Lessee's sole cost and expense in accordance with Sections
4.7 and 4.8.

         (c) Lessee shall, however, have the right to contest or review by legal proceedings or in any such other manner as Lessee deems suitable, any such laws, ordinances and regulations, provided such right to contest shall not unreasonably disturb Lessor's use and operation of the Property. Such proceedings may be commenced in the name of the Lessor (with Lessor's consent, which may not be unreasonably withheld), Lessee, or both. Lessor shall cooperate with Lessee, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessee's sole cost and expense.

         (d) Subject to Section 4.6(g), Lessor agrees to maintain the Property in compliance in all material respects with all relevant laws, ordinances, and regulations including but not limited to the FDA's current Good Manufacturing Practice regulations and applicable DEA regulations, in each case to the extent applicable thereto. Lessor shall, however, have the right to contest or review by legal proceedings or in any such other manner as Lessor deems suitable, any such laws, ordinances and regulations, provided such right to contest shall not unreasonably disturb Lessee's use and operation of the Premises. Such proceedings may be commenced in the name of the Lessee (with Lessee's consent, which may not be unreasonably withheld), Lessor, or both. Lessee shall cooperate with Lessor, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessor's sole cost and expense.

         6.2. Environmental Provisions.

         (a) Lessee shall defend, indemnify, protect and hold the Lessor's Indemnified Parties harmless against all demands, claims, actions, assessments, losses, damages, liabilities, costs and expenses of every nature, including reasonable attorney's fees, relating to the Premises, Shared Areas or other portion of the Property and resulting from or arising out of any environmental conditions, events or circumstances caused by Lessee, Lessee's agents, employees, representatives, invitees, subcontractors, customers or Affiliates during Lessee's use and occupancy of the Premises and Shared Areas or other portion of the Property during the Term, including but not limited to the presence, release or threat of release to the environment of any Hazardous Substances.

         (b) Lessee shall store and handle Hazardous Substances at the Premises and Shared Areas, in strict compliance with applicable Environmental Laws and shall indemnify, defend and save harmless the Lessor's Indemnified Parties from all fines, suits, procedures, claims, actions, damages, and liability of any kind (including reasonable attorney's fees) arising out of or in any way connected with the storage or handling by Lessee of Hazardous Substances at the Premises and the Shared Areas during the Term.

         (c) Lessor shall store and handle any Hazardous Substances or wastes which Lessor stores or handles within the Premises and Shared Areas (if so permitted by the Lessee) in compliance in all material respects with Environmental Laws, and shall indemnify, defend and save harmless Lessee from all fines, suits, procedures, claims, actions, damages, and liability of any kind (including attorney's fees) arising out of or in any way connected with or related to the storage or handling by Lessor of Hazardous Substances within the Premises and Shared Areas during the Term.

         (d) The obligations and liabilities of Lessee and Lessor under this
Section 6.2 shall survive the Term.

         (e) During the Term of this Agreement and at the expiration of the Agreement, Lessee shall at its sole cost and expense be responsible for the reasonable clean-up and removal of all raw materials, packaging, solid waste, unused and used lubricants, oils, solvents and any hazardous wastes placed, abandoned or located on the Premises and the area surrounding the Premises by Lessee (or any of Lessee's representatives, customers, Affiliates, employees, agents, invitees or subcontractors) during the Term of this Agreement (as well as during any holdover periods).

                                  ARTICLE VII

                                 PURCHASE OPTION

         7.1. Grant of Option. Lessor hereby grants to Lessee an option (the "Option") to acquire from Lessor, at the price and upon and subject to the terms and conditions set forth herein, the following:

         (a) fee simple interest in the Property;

         (b) Lessor's interest in all space leases and any security deposits, lease guarantees, and other rights relating thereto and in any agreements relating to leasing of parking space or roof space;

         (c) Lessor's interest or rights in any insurance proceeds or condemnation proceeds as they relate to the Property, to the extent such proceeds are payable after the execution of the Purchase Agreement (as hereinafter defined) and the Lessor has not applied funds, to be reimbursed from the proceeds, to repair or rebuild the Property; and

         (d) to the extent permitted to be assigned or conveyed and owned by Lessor, all service contracts, if any, and other agreements relating to the ownership, leasing or occupancy of the Property.

         7.2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the greater of (i) $20,000,000 (reduced by the amount of the net after deduction of all fees and expenses including legal and brokerage, transfer taxes, amounts to satisfy encumbrances and other transaction costs proceeds, if any, derived by Lessor from any prior sale by Lessor of any portion of the Property) or (ii) the fair market value of the property (the "Fair Market Value") as determined pursuant to Section 7.3, in each case plus all other amounts due and payable by Lessee hereunder that have not been paid. The Purchase Price shall be payable at the Option Closing (as hereinafter defined), in cash by federal funds transferred to a bank account of Lessor or its designee as designated in writing to Lessee at least 5 days before the Option Closing.

         7.3. Fair Market Value. The Fair Market Value shall be determined taking into account the highest and best use of the Property and assuming that the Property is free and clear of all liens and encumbrances (including this Lease) other than Permitted Exceptions (as defined hereinafter) as follows:

         (a) The Notice of Exercise delivered by Lessee to Lessor pursuant to
Section 7.4 shall set forth Lessee's determination of Fair Market Value ("Lessee's Determination").

         (b) Lessor shall have the right to give Lessee written notice ("Lessor's Notice"), within thirty (30) days after Lessor's receipt of the Notice of Exercise, of whether Lessor accepts or disputes Lessee's Determination. If Lessor in Lessor's Notice accepts Lessee's Determination or if Lessor fails or refuses to give Lessor's Notice as aforesaid, Lessor shall be deemed to have accepted Lessee's Determination with respect to the Fair Market Value. If Lessor in Lessor's Notice disputes Lessee's Determination, Lessor shall deliver to Lessee, together with Lessor's

Notice, Lessor's determination of the Fair Market Value ("Lessor's Determination") as determined by an independent real estate appraiser ("Lessor's Appraiser").

         (c) Lessee shall have the right to give Lessor written notice ("Lessee's Notice"), within thirty (30) days after Lessee's receipt of Lessor's Notice, of whether Lessee accepts or disputes Lessor's Determination. If Lessee in Lessee's Notice accepts Lessor's Determination or if Lessee fails or refuses to give Lessee's Notice as aforesaid, Lessee shall be deemed to have accepted Lessor's Determination. If Lessee in Lessee's Notice disputes Lessor's Determination, Lessee shall appoint an independent real estate appraiser ("Lessee's Appraiser"). If within thirty (30) days after Lessor's receipt of Lessee's Notice in dispute, Lessee's Appraiser and Lessor's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Value, their determination shall be final and binding upon the parties. If Lessee's Appraiser and Lessor's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser who has not been in the employ of Lessee or Lessor or their respective Affiliates during the preceding three (3) years ("Third Appraiser"), whose fee shall be borne equally by Lessee and Lessor. In the event that Lessee's Appraiser and Lessor's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five
(5) Business Days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association (or any successor organization; "AAA") to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the AAA.

         (d) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Lessee's or Lessor's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Lessee and Lessor. Each party shall pay its own counsel fees and expenses if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this
Section 7 shall be an independent real estate appraiser with at least ten (10) years experience in leasing and valuation of properties which are similar in character to the Property, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. Prior to his appointment, the Third Appraiser shall agree to be bound by the provisions hereof, including the obligation to render a determination within thirty (30) days after the date of his designation. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

         7.4. Exercise of the Option. (a) No later than the one hundred and eightieth day following the last day of the Initial Term, Lessee shall have the right, upon not less than six months prior written notice to Lessor, to exercise the Option by serving upon Lessor written notice (the "Notice of Exercise") of its election to exercise the Option; provided, however, that if Lessee validly delivers a Notice of Exercise, Lessee thereafter shall execute a purchase agreement (the "Purchase Agreement"), in accordance with the terms set forth in this Section 7, by the date which is the later of (i) the sixtieth day following the date of the Notice of Exercise and (ii) the fifteenth day following the date of the final determination of Fair Market Value. The failure of Lessee to enter into the Purchase Agreement within such time period shall render the Notice of Exercise void and this Article 7 of no further force and effect.

         7.5. Option Closing Date. The date (the "Option Closing Date") for the conveyance of the Property by Lessor to Lessee (the "Option Closing") shall be as set forth in the Purchase Agreement, but no later than the sixtieth day following the date the Optional Extended Term would have expired had the Optional Extended Term been exercised. If Closing has not occurred by such date, the Option, including any exercise thereof, shall be of no further force or effect, unless the Closing has not occurred due to the default by either party in which case the other party shall retain the right to pursue any or all of its remedies hereunder.

         7.6. Failure to Perform. If either Party fails or refuses to timely perform its obligations hereunder, then the other Party shall be entitled a suit for specific performance. In the case of such default, the Option Closing Date may be extended in the sole and absolute discretion of the non-defaulting Party for such period of time as deemed in the sole and absolute discretion of the non-defaulting Party to be necessary to take such actions, in no event later than three (3) months following the original Option Closing Date (the "Extended Option Closing Date"). If, in such event, the Term would otherwise expire, the Term will be automatically extended to the earlier of the actual Option Closing or the Extended Option Closing Date on the same terms and conditions which existed immediately prior to the original Option Closing Date. In the event that the Option Closing does not occur by the Extended Option Closing Date, then notwithstanding anything to the contrary in this Agreement, the non-defaulting Party may in addition to all rights and remedies at law or in equity, upon notice to the defaulting Party, terminate this Agreement and any rights or obligations pursuant to the Option and this Section.

         7.7. Property to be Conveyed "As-Is."

         (a) Lessee hereby acknowledges and agrees that the Lessee has examined the Property, is familiar with the physical condition thereof, and that the Property shall be conveyed in its "as is" condition; provided, that Lessor shall remove any mortgages or other liens it has incurred or created against the Property. Except those representations, warranties and other statements made in this Agreement, neither Lessor nor Lessor's agents have heretofore made or do hereby make, and Lessee expressly acknowledges and agrees that Lessee is not relying upon, any representations, warranties or other statements (either express or implied) as to the physical condition of the Property, environmental matters, the expenses, operation, maintenance, rents, leases or zoning of the Property, the use to which the Property may be put, or any other matter or thing affecting or relating to the Property.

         (b) Upon the execution of the Purchase Agreement, Lessor shall no longer have the obligation to make structural repairs pursuant to Section 4.6(a).

         7.8. Deliveries. At the Option Closing, Lessor shall execute and deliver to Lessee or its designee:

         (a) a good and sufficient deed (of the type under which Lessor acquired title but at least comparable to a bargain and sale deed without covenants against grantor's acts under New York law) to convey to Lessee or its designee title to the Property, subject only to those liens and encumbrances (i) permitted by Section 7.7 or (ii) to which Lessee does not reasonably object as impairing use of the property as it is being used on the date of this Agreement, real property taxes and assessments not yet due and payable, zoning ordinances and other governmental laws and regulations (collectively, "Permitted Exceptions");

         (b) a bill of sale and assignment agreement, in form and substance reasonably acceptable to Lessee, duly executed and acknowledged by Lessor, with respect to all of Lessor's right, title and interest in, to and under the other assets, if any, including, without limitation, the operating equipment, the contracts, documents, intangible property and any leases with respect to the Building, and including an assumption by Lessee of such contracts, leases and other obligations;

         (c) certified copies of all applicable limited liability company resolutions, certificates of incumbency and other organizational documents with respect to the Lessor;

         (d) a fully executed owner's affidavit, in a form reasonably acceptable to any national, reputable title company designated by Lessee, (the "Title Company");

         (e) originals or copies of all licenses and permits relating to the Property, if any; and

         (f) at the Option Closing, Lessor and Lessee or its designee, as applicable, shall take such actions and execute and deliver all such other documents, certificates, affidavits, and other instruments or agreements which may be necessary or appropriate in order to consummate the transactions contemplated by this Section.

         Any Closing with respect to the purchase of the Property under this
Article 7 shall be subject to the receipt of all consents, orders, approvals and authorizations of any governmental or regulatory entities, including the FDA and the DEA, or any lender applicable to such purchase, which conditions may not be waived without the consent of all parties to such transactions and which consents, orders, approvals and authorizations each Party will use reasonable efforts to obtain.

         7.9. Title Policies. The Title Company shall be prepared, subject only to payment of the customary applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue a title insurance policy to Lessee or its designee, at Lessee's expense, in form and substance reasonably satisfactory to Lessee in accordance with the terms of Sections 7.7 and 7.8 of this Agreement, together with such affirmative coverages as Lessee may reasonably require at Lessee's expense.

         7.10. Time is of the Essence. Time is of the essence with respect to all obligations pursuant to this Section 7.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1. Destruction of the Premises. Should the Premises or any Shared Areas which are reasonably necessary for access to or use of the Premises be destroyed or damaged in whole or in part at any time during the Term by fire, earthquake, act of God, or acts of the public enemy, or by any other casualty, the rights and duties of the Parties with respect to reconstruction, rebuilding or repair thereof, and with respect to the continuance or termination of this Agreement, shall be as follows (except when such fire or other casualty resulted from the gross negligence or willful misconduct of Lessee or Lessee's agent, designee or invitee):

         (a) If the cost of reconstructing, rebuilding or repairing is less than 20% of the total value of all improvements on the Premises, excluding personal property and improvements made by Lessee, Lessor shall reconstruct, rebuild or repair the Premises, exclusive of improvements made by Lessee, with no unreasonable delay, at Lessor's sole cost and expense, to the extent reasonably feasible using the insurance proceeds available. During the period of such reconstruction, rebuilding or repairing, the Base Rent herein provided to be paid by Lessee shall be reduced on a pro rata basis in the same proportion that the area of the Premises not able to be occupied by Lessee during such period bears to the area of Premises prior to such casualty.

         (b) If the cost of reconstructing, rebuilding or repairing is 20% or more of the total value of all improvements on the Premises, excluding personal property and improvements made by Lessee, Lessee may terminate this Agreement at any time within 30 calendar days from the date of such casualty upon notice to Lessor. If the cost of reconstructing, rebuilding or repairing is 50% or more of the total value of all improvements, excluding personal property and improvements made by Lessee, Lessor or Lessee may terminate this Agreement at any time within 30 calendar days from the date of such casualty upon notice to the other. In the event this Agreement is not so terminated, Lessor shall reconstruct, rebuild or repair said Premises, exclusive of improvements made by Lessee, without unreasonable delay, at Lessor's sole cost and expense, to the extent reasonably feasible using the insurance proceeds available. During such period of reconstruction, rebuilding or repairing the Base Rent shall be prorated in the manner provided in subparagraph (a) above.

         (c) Notwithstanding the foregoing provisions of subparagraph (a), if, in Lessee's reasonable opinion, the damages caused by any such casualty cannot be repaired within 90 calendar days after the date of such casualty and in addition, such damages make the use of said Premises by Lessee impracticable, Lessee shall have the right, at its option, to cancel this Agreement upon notice to Lessor within 20 calendar days from and after the date of such casualty.

         (d) Any such termination shall be deemed effective as of the date of the casualty and each of the Parties hereto shall be relieved of all further obligations hereunder not accrued before said date, except such obligations as, by their terms, must be performed or completed after such termination.

         8.2. Quiet Enjoyment. If, and so long as, Lessee pays all rent due hereunder and performs Lessee's other obligations hereunder, Lessee shall peaceably and quietly hold and use the Premises during the Term hereof without any disturbance by Lessor, and Lessor shall, at its own expense, defend Lessee's right to peaceably and quietly hold and use the Premises during the Term hereof against all persons claiming the same.

         8.3. Condemnation. If an area of the Premises or Shared Areas allowing access to Premises occupied by Lessee hereunder shall be taken or condemned by any competent authority for any public or quasi-public use or purpose Lessee has the right to terminate this Agreement on the date when said area is so taken. Lessor shall reimburse Lessee for any prepaid Base Rent on a daily pro rata basis as contemplated by Section 8.1(a). Lessor shall have the right to assert a claim against the condemning body or authorities for any damage to the Buildings resulting from any such condemnation proceedings and shall be solely entitled to proceeds in respect thereof. Lessee shall have the right to assert a claim against the condemning body or authorities for any damage resulting from any such condemnation proceedings to improvements made by it in the Premises, and for business interruption and relocation costs, and Lessor shall not share in any award derived by such claim, provided that any claim by Lessee for business interruption shall not reduce the amount of Lessor's award from such taking.

         8.4. Holding Over. In the event Lessee shall hold over possession of the Premises upon the expiration of the Term herein set forth, such holding over shall be construed to be a use and occupancy from month to month upon the same terms, covenants and conditions as set forth above, except that the Base Rent shall increase by 100% from the rate in effect immediately prior to such occupancy, payable until the date that Lessee has vacated the Premises in broom clean condition and removed all of its property and restored such vacated space in accordance with the provisions of this Agreement, and any such holdover occupancy may be terminated at any time with 30 calendar days notice from Lessor or Lessee.

         8.5. Lessor Services. (a)During the term of this Agreement, Lessor shall operate and maintain the Property with standards applicable to facilities conducting similar businesses in the Cranbury, New Jersey area, including, but not limited to the FDA's current Good Manufacturing Practice regulations and other FDA and DEA requirements for the manufacturing of human pharmaceuticals and shall furnish and distribute to the Premises heating, ventilating and air conditioning ("HVAC") and all other utilities as may be reasonably required twenty-four hours a day, seven days a week, excluding the following holidays:
New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day; provided, that Lessee shall reimburse Lessor for the additional costs associated with providing utilities to the Premises in excess of the extent to which utilities are provided to the Premises prior to this Agreement.

         (b) During the term of this Agreement, Lessor shall cause the Premises to be cleaned substantially in accordance with the cleaning specifications from time to time established by Lessor for the Buildings. Lessor and its cleaning contractor, if any, and their employees shall have access to the Premises, and the use of Lessee's light, power and water without charge therefor, at all times.

         (c) During the term of this Agreement, Lessor shall supply an adequate amount of hot, tepid and cold water to the Buildings' standard lavatories, washrooms, wash closets, sinks and cooking facilities for normal office use.

         (d) During the term of this Agreement, Lessor shall provide to Lessee, consistent with past practice, the services specified on Exhibit C hereto, and Lessor shall provide such other incidental services as the Parties may from time to time agree upon (collectively, the "Additional Services").

         (e) Lessor reserves the right to stop, interrupt or reduce service of the HVAC systems, elevators, electrical or plumbing or any other service or systems because of events beyond the reasonable control of Lessor or for repairs or improvements which, in the reasonable judgment of Lessor, are deemed necessary or desirable (the "Service Interruptions"). Lessor hereby agrees to use commercially reasonable efforts to cure any Service Interruptions. The Service Interruptions may continue only for a reasonable period of time and under no circumstances shall the Service Interruptions exceed five (5) days in any thirty (30) day period. The Base Rent shall be abated after five (5) continuous days of Service Interruptions on a per diem basis in the proportion that the rentable area of the Premises so affected by the Service Interruptions bears to the rentable area of the entire Premises.

         8.6. Confidentiality.

         (a) The Parties hereto expressly acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential Information") shall be deemed to be confidential and shall be maintained by each Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity, (i) except as may reasonably be required in connection with the performance of this Agreement by Buyer, the Company or their respective Affiliates, as the case may be, and (ii) except to the Parties' agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality , and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 8.6(a) and 8.6(b).

         (b) The obligation not to disclose information under Section 8.6(a) shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 8.6(b) shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

         (c) Neither Lessee nor any officer, director, shareholder, agent or employee of Lessee shall communicate in any manner with, nor shall in any manner provide information to, any prospective buyer, lessee, lender or broker of the Property or any other persons (other than a person acting on behalf of Lessee) concerning the Property, without the prior written consent (including by electronic mail) in each instance from Lessor.

         8.7. Independent Contractor. This Agreement shall not constitute or give rise to a partnership between the Parties. All Additional Services provided by Lessor under the terms of this Agreement shall be carried on by Lessor as an independent contractor and not as an agent for or employee of Lessee and this Agreement shall not constitute or give rise to an agency relationship between the Parties except as otherwise expressly contemplated hereby. Lessee shall not be liable for any injuries or personal or Property damages incurred by Lessor or its agents or employees in the performance of their duties hereunder, as the case may be, unless caused by the gross negligence or willful misconduct of Lessee. No employee of Lessor shall be deemed to be an employee of Lessee.

         8.8. Invitees' Compliance. Lessee and Lessee's invitees shall faithfully observe and comply with, and shall not permit a violation of, any rules and regulations Lessor shall reasonably adopt with respect to the Buildings.

         8.9. Early Termination by either Lessee or Lessor. Lessor and Lessee may terminate this Agreement as mutually agreed by the Parties.

         8.10. Early Termination by Lessor. Lessor may terminate this Agreement by and effective upon its delivery of written notice to Lessee specifying the basis for termination hereunder, under the following circumstances:

         (a) if Lessee shall breach this Agreement in any material respect; provided that Lessee shall have the right, exercisable twice during the term hereof, to prevent termination based upon Lessee's breach hereof by curing such breach within 30 calendar days following receipt of Lessor's termination notice, or, if such breach is of such a nature that for reasons beyond Lessee's control it cannot be completely remedied within said period of 30 calendar days, then if Lessee (i) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (ii) shall not remedy the same within a reasonable time after the date of default; or

         (b) following the occurrence of a Bankruptcy Event with respect to Lessee.

         8.11. Early Termination by Lessee. Except as otherwise specifically provided in this Agreement, Lessee may terminate this Agreement by and effective upon its delivery of written notice to Lessor specifying the basis for termination hereunder, under the following circumstances:

         (a) if Lessor shall breach this Agreement in any material respect; provided that Lessor shall have the right, exercisable twice during the term hereof, to prevent termination based upon Lessor's breach hereof by curing such breach within 30 calendar days following receipt of Lessee's termination notice, or, if such breach is of such a nature that for reasons beyond Lessor's control it cannot be completely remedied within said period of 30 calendar days, then if Lessor (i) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (ii) shall not remedy the same within a reasonable time after the date of default; or

         (b) if a Bankruptcy Event has occurred with respect to Lessor; or

         (c) Lessee may terminate this Agreement by and effective upon its delivery of ninety (90) calendar days' written notice to the other Party.

         8.12. Lessee Reasonable Best Efforts to Relocate Operations. From and after the date hereof, Lessee shall use its reasonable best efforts, including without limitation, obtaining any required consents from the FDA, DEA and any other applicable regulatory authorities, to effect, as soon as practicable after Closing, the transfer of all of its equipment and all manufacturing operations located on the Premises to premises that are not part of Lessor's business operations. Lessor agrees to use commercially reasonable efforts, at Lessee's direction, to assist Lessee in connection therewith. All costs and expenses incurred pursuant to this Section 8.12 shall be paid by Lessee. Lessee shall keep Lessor apprized in a timely manner of its progress in, and the status of, the approval process with the applicable regulatory authorities, and shall consult in good faith with Lessor as to how to obtain such approvals and to manage the approval process with such authorities. Once all such approvals have been obtained and transfer has occurred, Lessee and Lessor shall as promptly as commercially reasonable, terminate this Agreement under Section 8.10.

         8.13. Subordination. This Agreement and Lessee's rights hereunder are subject and subordinate to (i) all present and future ground agreements, and similar agreements (collectively, the "Superior Agreement"), (ii) all present and future mortgages and building loan agreements, which may now or hereafter affect all or any portion of the land, the Buildings or the Superior Agreement and each advance made under the superior mortgage, and (iii) all renewals, modifications, spreaders, consolidations, replacements, substitutions and extensions of the Superior Agreement and the superior mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. Lessee shall promptly execute and deliver, at its expense, any instrument, in recordable form if requested, that Lessor may reasonably request to evidence and confirm such subordination. Notwithstanding the foregoing, for so long as (i) Lessee shall not be in default hereunder and
(ii) this Agreement shall not have been terminated, no such subordination shall be effective unless the mortgagee or ground lessee or holder of the Superior Agreement, as the case may be, shall execute with Lessee a non-disturbance and attornment agreement in form reasonably acceptable to Lessee and the other Party or parties thereto, which acceptance shall not be unreasonably withheld.

         8.14. Suspension due to Force Majeure. In the event the performance by either Lessee or Lessor of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God", boycott, embargo, shortage or unavailability of supplies, employees or services, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"), the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms hereof.

         8.15. Consequences on Termination. In the event this Agreement expires or is terminated, then (a) each of Lessor and Lessee shall promptly return all Confidential Information received from the other Party in connection with this Agreement (including the return of all information received with respect to products of Lessor or Lessee, as the case may be), without retaining a copy thereof, (b) each of Lessor and Lessee shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and (c) each Party shall continue to be subject to its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

         8.16. Return of Equipment. At any time during the Term of this Agreement and for one month thereafter, Lessee and its designated contractors shall have the right (which Lessee may exercise at any time and from time to time during such period) to enter upon the Premises and Shared Areas and remove any equipment or any components on the Premises, provided, however, that such removal shall not unreasonably interfere with the use of the Property. Equipment not removed within such time shall be and become the property of Lessor without further act or charge. Lessor shall cooperate with Lessee and shall provide, at Lessee's reasonable request and at Lessee's sole cost and expense, employees to assist Lessee in disassembling and crating any such equipment prior to its removal. Lessor's obligation to provide employees to assist in disassembling and crating equipment shall be contingent upon the Lessor having employees available for such duties without adversely impacting the Lessor's other operations; provided that to the extent Lessee has requested of the Lessor that equipment be removed and it is not removed due to the Lessor not providing sufficient employees to assist in the removal, the date referenced in the first sentence of this Section shall be extended to the extent required to permit removal of the equipment with the necessary assistance of the Lessor's employees. Lessee shall repair any damage to the Property caused by the removal of such equipment within a reasonable amount of time.

         8.17. Modification or Amendment. Subject to the provisions of applicable law, the Parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Lessee and Lessor.

         8.18. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.19. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING

FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the County of Middlesex, New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding by certified mail may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.20 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.19.

         8.20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379


         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone, Esq.
         Barbara L. Becker, Esq.
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035

         and

         Lou Kling, Esq.
         Eileen T. Nugent, Esq.
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         8.21. Entire Agreement. This Agreement, the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement) including any schedules and exhibits hereto or thereto, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties.

         8.22. Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         8.23. Assignment.

         (a) Subject to Section 8.23(b) below, this Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, which consent may not be unreasonably withheld, and any assignment made in contravention of this Section shall be null and void; provided, that any Party may assign any rights and obligations hereunder, in whole or in part, to an Affiliate of the Party without the consent of the other Party; provided further, that if a Party's Affiliate is performing any obligations on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof. Notwithstanding the foregoing, the transfer or issuance of any interests in either Party, whether in a single transaction or a series of related or unrelated transactions, in such quantities that such issuance shall change the identity of the person or group which shall have Control (as hereinafter defined) of such Party, shall not be deemed an assignment for which the consent of the other Party is required, provided, in the case of a change of Control of Lessee, that such change of Control will not affect the FDA and DEA approval schedule for the transfer of the Pharmaceuticals provided for in Section 3.2. Lessor's consent shall not be required for the sale of all or substantially all of Lessee's assets provided such sale will not affect the FDA and DEA approval schedule for the transfer of the Pharmaceuticals provided for in Section 3.2. Control shall mean possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a business entity, whether through the ownership of voting interests, the contractual right to manage the affairs of such business entity or otherwise.

         (b) Notwithstanding the foregoing, Lessor shall have the right to transfer or to encumber all or any part of the Property in accordance with the provisions set forth below. Lessor shall have the right to transfer any unimproved portion of the Property free and clear of this Agreement and the Option, and thereafter, the Option shall apply only to the remainder of the Property without any reduction of the Purchase Price except as provided in clause (i) of Section 7.2. Any transfer by Lessor of all of the Property or of any improved portion thereof shall be subject to this Agreement, including the Option, unless, at any time after the Initial Term, the following shall occur:
(i) Lessor shall give Lessee not less than thirty (30) days prior written notice of such transfer and (ii) either (x) Lessee shall fail within such thirty day period to deliver a Notice of Exercise or (y) if Lessee does deliver a Notice of Exercise within such thirty day period, Lessee shall fail to enter into the Purchase Agreement as provided in Article 7. If the conditions set forth in (i) and (ii) above shall be satisfied, Lessor thereafter shall have the right to sell the Property or any portion thereof subject to this Agreement but free and clear of the Option and thereafter Article 7 of this Agreement shall be of no further force and effect with respect to the Property or any portion thereof. From and after any transfer by Lessor of its interest in the Property, Lessee's recourse hereunder shall be limited solely to such successor Lessor, and the former Lessor, from and after the date on which it shall have transferred its interest hereunder, shall have no further liability hereunder, provided that the transferee agrees to be bound by this Agreement.

         8.24. Default. Notwithstanding Sections 8.10 and 8.11, if Lessor or Lessee shall default under the terms of this Agreement, each Party shall have the right to sue for the other Party for damages or pursue any and all other remedies available at law or equity.

         8.25. No Third-party Beneficiary Rights. This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         8.26. Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                            Carter-Wallace, Inc.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Armkel, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A



                                    PREMISES

                                                                       EXHIBIT B


                                    PROPERTY

                                                                       EXHIBIT C


                               ADDITIONAL SERVICES

         Lessor shall provide Lessee with the Additional Services set forth below in the same manner as such services were provided on the Premises prior to the Commencement Date of this Agreement.

         1. Janitorial and Porter Services: Lessor shall provide Lessee with all reasonably necessary janitorial services, including but not limited to trash removal, mopping, dusting, vacuuming and other general cleaning services.
         2. Security Services: Lessor shall provide Lessee with building and perimeter security services consistent with the schedule and quality of such services provided prior to the Commencement Date.
         3. Rubbish Services: Lessor shall provide Lessee with general and production waste rubbish services except for specialized manifested and hazardous waste unless such waste removal were provided on the date of this Agreement.
         4. Buildings and Ground Maintenance: Lessor shall provide Lessee with maintenance services necessary to maintain the Premises in a clean and safe manner at all times.
         5. Insurance Expenses: Lessor shall maintain all insurance policies necessary for the Property at Lessor's sole cost and expense; except as otherwise provided in the terms of the Agreement.
         6. Uniform Expenses: Lessor shall provide uniforms and laboratory attire to the extent required for all employees at the Property. Lessor shall also provide for all reasonable cleaning services in connection with maintaining the uniforms.
         7. Property Management/Administration: Lessor shall provide all employees reasonably necessary to operate the Premises.
         8. Food Service: Subject to any collective bargaining agreements which cover certain Lessor employees, Lessor shall maintain and operate the cafeteria or other food service.
         9. Permits and Fees: Lessor shall obtain, at its sole cost and expense, any and all permits and fees reasonably necessary to operate the Premises; provided, however if Lessor must obtain a permit or pay a fee solely for the benefit of Lessee, Lessee shall reimburse Lessor for such costs.
         10. Taxes: Lessor shall be solely responsible for paying all taxes associated with maintaining the Property, including but not limited to real estate taxes.
         11. Safety Equipment: Lessor shall provide all safety equipment and services reasonably necessary to maintain and operate the Premises in a safe manner.
         12. Miscellaneous Services: Lessor shall provide all additional services reasonably necessary to maintain and operate the Premises, including but not limited to scale services, fire extinguishers, exterminating services, elevators, process equipment and repairs, outside laboratory services (provided, that any additional or modified DEA and FDA services not already provided on the date of this Agreement shall be paid for by Lessee), boiler testing, fork lift truck repairs and other miscellaneous maintenance supplies.

                                                                       EXHIBIT D

                                     FORM OF

                         DECATUR MANUFACTURING AGREEMENT

         Decatur Manufacturing Agreement, dated as of May __, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer") (each of the Company and Buyer, a "Party" and collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Asset Purchase"), effective in each case immediately prior to the ABC Merger (as defined herein);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company ("Company Merger" and collectively with ABC Merger, the "Mergers");

         WHEREAS, following the Asset Purchase and the Mergers, the Company has retained ownership and operation of the Company's Decatur, Illinois manufacturing and distribution facility (the "Facility") where the Products (as defined herein) are manufactured and distributed;

         WHEREAS, Buyer has purchased the Equipment (as defined herein) located at the Facility and used in manufacturing the Products; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Buyer and the Company have agreed that Buyer will license to the Company the right to use the Equipment for the production of the Products for Buyer, and the Company will produce and sell and Buyer will purchase supplies of the Products in the quantities, for the period and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   Definitions

         1.1 General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Bankruptcy Event" with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

         "Closing" shall mean the Closing under the Merger Agreement.

         "Equipment" shall mean the equipment and tangible personal property set forth on Exhibit A.

         "Manufacturing Costs" shall mean, to the extent incurred in manufacturing and supplying the Products hereunder, (A) all of the Company's (i) actual material and inbound freight costs, plus (ii) direct labor costs, plus
(iii) manufacturing and quality control overhead, including without limitation, employees, production and lab supplies, repairs, maintenance and depreciation of equipment, warehousing and facility space costs, which overhead, in the case of employees of the Company, shall be composed of the product of (x) the sum of all salary, wages and benefits of the relevant employee, multiplied by (y) the quotient of (I) the amount of time such employee is engaged in activities for such Company that relate to the Manufacture of the

Products hereunder divided by (II) the total amount of time such employee is engaged in activities for such Company, plus (B) an amount equal to 5% of the aggregate of all such costs covered by Clause (A) of this definition, which costs will be determined on the same basis as calculated for the Products in fiscal year 2001.

         "Manufacturing and Supply Services" shall mean the Company's obligation to manufacture and supply the Products hereunder.

         "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Products" shall mean those products listed in Exhibit B to this Agreement, and those products, if any, which may be added to Exhibit B by the mutual written agreement of the Parties.

         "Product Production Orders" shall have the meaning specified in Section 4.2.

         "Specifications" shall mean the specifications currently used by Wallace Laboratories in the facility located in Decatur, Illinois to produce products for Lambert Kay, as revised in accordance with Section 2.2.

                                   ARTICLE II

                                    Products

         2.1 Product Quantities. During the term of this Agreement, and subject to the provisions of this Agreement, Buyer shall for so long as the Agreement is in effect purchase from the Company and the Company shall manufacture and supply to Buyer in accordance with the terms of this Agreement, including, without limitation, the Specifications in respect of the Products, 100% of Buyer's total requirements for the Products with the exception of any Products produced at Buyer's own facilities.

         2.2 Revised Specifications. At the request and at the sole cost and expense of Buyer, the Specifications may be revised at any time upon the agreement of the Company, which agreement will not be unreasonably withheld, delayed or conditioned. The cost of conversion to the new Specifications shall be composed of the Company's actual conversion costs reasonably incurred by the Company at Buyer's direction, and with the Company's agreement contemplated by this Section 2.2.

                                   ARTICLE III

                                    Equipment

         3.1 Equipment License. Buyer hereby grants to the Company a royalty-free license to use at the Facility, and only at the Facility, the Equipment (as defined herein) for the sole and exclusive purpose of manufacturing the Products for Buyer, and the Company hereby accepts such license, all on the terms and conditions set forth in this Agreement. The Equipment and Confidential Information shall at all times be and remain the property of Buyer, and the Company shall have no interest therein or rights thereto except as specifically provided in this Agreement. The Company shall not remove the Equipment from the Facility during the term of this Agreement or thereafter without Buyer's written consent. If requested by Buyer, the Company shall affix to the Equipment asset tags indicating that the Equipment is the property of Buyer. The Company acknowledges that it is a bailee with respect to the Equipment.

         3.2 Maintenance and Repair of Equipment. During the term of this Agreement, the Company shall perform, at its cost and expense, all routine maintenance and repair in substantial conformity with what has historically been performed on the Equipment at such intervals as have been historically customary to maintain the Equipment in good working order, including but not limited to changing oil, replacing filters and lubrication. Buyer shall bear the costs and expenses of repairs to the Equipment that are not routine or which extend the useful life of the Equipment beyond routine maintenance and servicing (referred to herein as "Capital Repairs"). If the historical performance of maintenance, cleaning, and repair failed to conform with current Good Manufacturing Practices or any relevant approved New Drug Applications, the Company agrees to henceforth comply with such equipment standard. If the Company ascertains that the Equipment requires any Capital Repairs, the Company shall promptly advise Buyer thereof by telephone or fax pursuant to Section 9.8 hereof. Except in the case of an emergency, Buyer shall have the right to direct the manner in which such Capital Repairs shall be effected, and the Company shall abide by such directions. To the extent the Company reasonably incurs any out-of-pocket costs or otherwise at Buyer's direction for Capital Repairs (including time of its own employees in diagnosing or effecting any such repairs), the Company shall invoice Buyer therefor, which invoice shall be accompanied by the invoices or vouchers for such costs. Buyer shall pay such invoice within 30 days after its receipt thereof.

         3.3 Return of Equipment. After any termination hereunder and for one month thereafter (the "Removal Period"), Buyer and its designated contractors shall have the right (which Buyer may exercise at any time and from time to time during such period, upon reasonable notice and subject to the consent of the Company, which consent shall not unreasonably be withheld) to enter upon the Facility and remove the Equipment or any components thereof therefrom, provided, however, that such removal shall not unreasonably interfere with the Company's operation of the Facility. During the course of such removal, the Company may reasonably restrict access by Buyer's employees to the areas of the Company's Facility where the Company's own products are being manufactured; provided, that in no event shall Buyer be ultimately prevented from removing the Equipment as a result of such restrictions. Equipment not removed by the expiration of the Removal Period shall be and become the property of the Company without further act or charge. The Company shall cooperate with Buyer and shall provide at Buyer's request employees to assist Buyer in disassembling and crating any such Equipment prior to its removal. The Company's obligation to provide employees to assist in disassembling and crating equipment shall be contingent upon the Company having employees available for such duties without adversely impacting the Company's other operations; provided, that to the extent Buyer has requested of the Company that Equipment be removed and it is not removed due to the Company not providing sufficient employees to assist in the removal, the date referenced in the first sentence of this Paragraph shall be extended to the extent required to permit removal of the Equipment with the necessary assistance of the Company's employees. Buyer shall repair any damage to the Facility caused by such removal and shall reimburse the Company for reasonable out-of-pocket costs (including time of the Company's own employees) incurred by the Company in disassembling and crating the Equipment, costs for which are to be agreed upon by both parties in good faith in advance of any such activity. It is Buyer's responsibility to validate that Equipment is operational before removal and, without limiting the Company's obligation to provide Buyer assistance as contemplated hereby, it is Buyer's sole responsibility to ensure successful removal, transportation and reinstallation in Buyer's facility. The Company makes no warranties for Equipment other than that it will be maintained as described herein. During Equipment removal, Buyer agrees to adhere to the general contractor and removal procedures and standards observed in the consumer products industry.

                                   ARTICLE IV

                              Production Scheduling

         In order to permit production and supply in the most efficient and economical manner possible, the following procedures shall apply during the term of this Agreement:

         4.1 Best Estimated Forecast of Product Requirements. Buyer shall provide the Company with its best estimated 12-month rolling forecasts of Buyer's requirements for supply of the Products, divided into quarterly quantities and updated quarterly. Except for the first forecast which shall be delivered at or prior to the Closing and which shall be for the number of days from the date of the Closing until the next following December 31, each such forecast will be for a 12-month period beginning on the first of a calendar year quarter and shall be due 60 days before commencement of the twelve-month period to which it applies. The forecasts delivered hereunder are not firm commitments by Buyer to order or purchase the Products, but are provided only as a guide to assist the Company in scheduling production.

         4.2 Production Orders. Buyer will issue to the Company production orders which shall serve as a firm order for the Products (each, a "Product Production Order"). Such Product Production Orders shall be issued at least fourteen calendar days prior to the anticipated delivery date for Products covered by such order or such other lead time and batch sizes as had been customary for Buyer's Products during the prior four quarters. Buyer will use its reasonable efforts to give the Company longer lead times whenever possible and the Company will use all reasonable commercial efforts to fulfill any short lead time orders.

         4.3 Delivery, Pricing and Payment. (i) The Company shall coordinate deliveries of the Products with a traffic representative designated by Buyer. All shipments shall be full truckload (or other commercially appropriate) quantities unless preapproved by Buyer. Buyer shall provide the Company a list of approved common carriers and the Company shall schedule deliveries with the common carrier and with the appropriate Buyer personnel. The Company shall have the responsibility to inspect all carriers shipping the Products and shall reject any carrier not in a clean, dry and odorless condition or which is not otherwise in accordance with industry practice. The rejection of any carrier not meeting Buyer's standards shall be immediately reported to Buyer's Traffic Department. If after inspection, the Company determines that the carrier meets Buyer's requirements for carrier fitness, the Company shall proceed to deliver the Products to the carrier.

              (ii) All shipments of the Products by common carrier shall be F.O.B. the Facility. The Company will maintain adequate and accurate shipping records in order that the Product lots on all shipments may be traced. Unless otherwise specified herein, Buyer shall be responsible for paying all shipping costs and expenses associated with the transportation of the Products.

         4.4 Risk of Loss and Insurance. (i) Title to the Products shall be and remain with Buyer from the date the Product is delivered to the carrier at the Facility for delivery to Buyer. The Company shall bear the risk of loss to the Products until it is delivered to the carrier at the Facility for delivery to Buyer.

              (ii) At all times during the term of this Agreement, the Company shall, at its sole cost and expense, maintain commercial public liability insurance in amounts not less than:

               (a)  property insurance at cash value of the Facility; and

               (b) liability insurance for bodily injury and property damage of $5,000,000 combined single limit per occurrence and in the aggregate. [subject to review by AON.]

A copy of each insurance policy or certificate thereof shall be issued by an insurer reasonably satisfactory to Buyer and authorized to issue such policy or policies, shall name Buyer and the mortgagee of Buyer, if any, as additional insured and shall otherwise be reasonably satisfactory to Buyer, and shall be delivered to the Buyer within 10 calendar days following commencement of this Agreement and shall not be subject to cancellation upon less than 10 calendar days written notice to Buyer.

              (iii) The Company acknowledges that Buyer has an interest in resolving product liability claims quickly and in a manner that minimizes the negative impact of the experience to the consumer. The Company further acknowledges that packages of the Products produced by the Company may have a toll-free number for consumers to call in order to make comments about the Products. As a result, Buyer will be in a position to solve many product liability claims quickly and for a nominal amount. Notwithstanding Section 8.3, the Company hereby agrees that Buyer may handle product liability claims regarding the Products provided such claims can be settled for less than $5,000 on an individual basis. In the event the claim is a result of actions or inactions of the Company for which it would be responsible under this Agreement, the Company agrees to reimburse Buyer for costs of settling these claims, notwithstanding the fact that it may not have been notified of such claim prior to settlement. Settlements for amounts greater than $5,000 will be subject in all respects to Articles VII and VIII hereof. Buyer agrees to notify the Company of all claims to be settled by Buyer in accordance with this clause (iii) as soon as possible. Buyer's right to settle any claims for which the Company is obligated to reimburse Buyer under this clause (iii), other than by the procedures contemplated by Section 8.3 hereof, shall terminate to the extent the aggregate of all such claims is greater than $75,000.

              4.5 Notification of Delay or Non-Performance. Without affecting the Company's other obligations hereunder, in the event the Company reasonably believes that production or delivery of the Products may be delayed, impaired or prevented for any reason, including for any reason which constitutes a permitted delay (in accordance with Section 9.1), the Company shall (i) immediately notify Buyer of the possibility of such delay, and the reasons therefor; (ii) immediately notify Buyer of such actual delay, and the reasons therefor; and
(iii) use all reasonable commercial efforts to keep its contractual commitments under this Agreement.

                                   ARTICLE V

                            Payment; Product Pricing

         5.1 Payment. The consideration to be paid by Buyer for the Products shall be the Manufacturing Costs in respect of the Products actually provided to Buyer. The Company will invoice Buyer in United States dollars on a monthly basis, and Buyer shall pay the amounts due under such invoices in United States dollars within 10 Business Days of receipt by Buyer.

         5.2 Notification of Changes in Raw Materials or Packaging Materials. Without limiting Buyer's obligations hereunder, the Company shall notify Buyer in writing of all changes of which it becomes aware in the costs of raw materials or packaging material that are likely to materially change the Manufacturing Costs hereunder.

         5.3 Purchase of Inventory. On the date of the Closing, the Company shall purchase on an "as is where is" basis from Buyer all inventory relating to the Products, other than the finished goods inventory of the Products that Buyer purchased from the Company pursuant to the Asset Purchase Agreement, and the agreed purchase price for such inventory shall be the invoice amount for such raw material components and packaging necessary to make the Products and shall be paid by means of four equal offsets to the amounts otherwise due to the Company by Buyer under the invoices to be delivered to Buyer by the Company hereunder until such payment is fully discharged.

         5.4 Inspection, Sampling, Line Capacity, Raw Materials. The Company shall inspect and sample all raw materials and packaging purchased for the Products for conformance with the Specifications and shall withhold from use in the manufacture of the Products any raw materials or packaging determined by the Company not to be in conformity with such the Specifications. The Company will maintain available line capacity and inventories of raw materials and packaging materials in sufficient amounts to support the production requirements of the Products contemplated by the best estimated forecast to be delivered by Buyer to the Company hereunder.

         5.5 Obsolete Goods. It is understood by the Parties that when production is terminated, and possibly during the term of this Agreement, some materials will either become obsolete due to changes in the Specifications or there will be extra material due to incorrect forecasting. Although Buyer will be financially responsible for these obsolete and/or extra materials, (i) the Company shall use all prudent means to minimize the financial impact to Buyer of these material losses, and (ii) under no circumstances will Buyer be responsible under the provisions of this Section for raw materials and packaging materials which, when ordered by the Company or purchased by the Company from Buyer pursuant to Section 5.3 hereof, represented more than a six-month supply (based on Buyer's production plans) of the item in question.

         5.6 Records. The Company shall keep complete, true and accurate records and accounts in accordance with generally accepted accounting principles applied on a consistent basis from year to year with respect to information used to determine the Manufacturing Costs (including, without limitation, raw materials and packaging) and other information relevant to the manufacture, packaging or shipping of the Products, quality assurance measures, and all other procedures utilized in the production process under this Agreement and including an inventory of all finished goods produced and shipped or held by the Company. Buyer or its representatives shall have the right to audit any and all of such records and accounts of the Company.

         5.7 Sampling and Testing. Without limiting its warranties herein, the Company shall perform at its sole cost and expense, the sampling and testing procedures, including microbiological, analytical and environmental testing, for the Products in accordance with Buyer's Specifications and the quality control procedures for the Products prior to releasing the Products for delivery to Buyer.

         5.8 Covenant and Warranty. (i) In respect of its obligations hereunder, and in the case of the Company, in addition, in respect of the Products delivered hereunder, each Party covenants and warrants to the other Party that all such obligations and the Products, as the case may be, shall be performed and shall be delivered to Buyer, respectively, in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

              (ii) Without limiting the generality of clause (i) above, the Company warrants that (A) all Products delivered by the Company to Buyer under the terms of this Agreement shall conform to the Specifications and all applicable laws and regulations of the United States Food and Drug Administration, the United States Public Health Service, and any and all other similar applicable health and safety laws and regulations of the United States, any state and any local jurisdiction, (B) its processing of the Products hereunder shall be in accordance with the applicable standards prescribed by the Good Manufacturing Practices regulations promulgated by the United States Food and Drug Administration (collectively, "Good Manufacturing Practices"), and the Specifications and (C) that all Products, when delivered to Buyer, shall not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder, and shall not be articles which may not, under the provisions of Section 512 of the Act, be introduced into interstate commerce.

         5.9 Acceptance. Each batch of the Products delivered by the Company to Buyer shall be deemed to be accepted unless Buyer gives the Company a written notice (a "Rejection Notice") within 60 calendar days of Buyer's actual receipt of such Products stating in reasonable detail the deficiencies of such Products hereunder and delivering any such rejected Products to the Company at the Company's expense. The rejection shall be conclusive and binding upon the Parties and Buyer shall have no obligation to pay for such Products if the Company does not specifically deny responsibility for the deficiencies with the Products forming the basis of Buyer's rejection, by delivery within 30 days after the Company's receipt of both the rejected goods and the Rejection Notice of written notice to Buyer stating in reasonable detail the relevant information underlying its denial of responsibility.

         5.10 Defects, Discrepancies. The Company shall remedy any defects or discrepancies caused by the Company by replacement, at no additional cost to Buyer, of any Products rejected by Buyer in accordance with Section 5.9 above for failure to conform to the requirements of this Agreement. The Company's obligation under the prior sentence shall include reimbursing Buyer for all reasonable transportation, retrieval, storage and destruction costs associated with the defective Products. The remedies of this Section 5.10 are in addition to those contemplated by Article VIII hereof.

         5.11 Recalls. Buyer shall determine in its sole discretion, and in accordance with its direction, from time to time, to conduct a voluntary recall, market withdrawal or field correction (a voluntary or mandatory recall, and any such market withdrawal or field correction, a "Recall") of any Products manufactured by the Company. To the extent any such Recall is the result of deficiencies of any Products arising from the Company's breach hereunder, the Company shall either replace the recalled Products with an equivalent quantity of such Products or credit Buyer for the Manufacturing Costs paid by Buyer hereunder in respect of such Products. The remedies of this Section 5.11 are in addition to those contemplated by Article VIII hereof.

         5.12 Access. Upon reasonable notice, and during the Company's normal operations, the Company shall permit Buyer or its designees access to the Company's facilities utilized in the receiving, handling, packaging and storage of packaging, raw materials and the Products for the purpose of ascertaining the Company's compliance with Good Manufacturing Practices, Specifications and quality assurance requirements and otherwise with the terms hereunder in respect of the Manufacturing and Supply Services and determination of the Manufacturing Costs; provided, that unless permitted under another agreement between the Parties, Buyer shall not have access to any part of the Company's facilities which are not used directly in the manufacture of the Products or the receiving, storage, handling or packaging of any Products or raw materials or which are subject to limited access by agreement of the Parties. Notwithstanding the foregoing, Buyer's access to and inspections of the Company's facilities and operations permitted hereunder shall not affect the Company's obligations to comply with all requirements of this Agreement. The Company shall promptly notify Buyer of any discrepancies noted during any inspection of the Company's production facilities by the United States Food and Drug Administration, the United States Public Health Service, any state or any other legally authorized federal, state or local regulatory agency and shall also provide Buyer a list of any discrepancies noted by any authorities relating to the manufacture, packaging and storage by the Company of the Products, the raw materials and the packaging materials. The Company shall allow Buyer or its designees reasonable access to all records insofar as they relate to the Products.

                                   ARTICLE VI

                              Term and Termination

         6.1 Duration. This Agreement shall terminate upon the earlier of (x) twenty-four months from the date hereof, and (y) a termination under Sections 6.2, 6.3 or 6.4.

         6.2 Early Termination by either the Company or Buyer. (i) Either the Company or Buyer may terminate this Agreement by and effective upon its delivery of 30 calendar days' written notice to the other Party, upon Buyer's receipt of all necessary approvals and relocation contemplated by Section 6.6; or

              (ii) as mutually agreed by the Parties.

         6.3 Early Termination by the Company. The Company may terminate this Agreement by and effective upon its delivery of written notice to Buyer specifying the basis for termination hereunder, under the following circumstances:

              (i) if Buyer shall breach this Agreement in any material respect; provided, that Buyer shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon Buyer's breach hereof by curing such breach within 30 calendar days following receipt of the Company's termination notice; or

              (ii) following the occurrence of a Bankruptcy Event with respect to Buyer.

         6.4 Early Termination by Buyer. Buyer may terminate this Agreement by and effective upon its delivery of written notice to the Company specifying the basis for termination hereunder, under the following circumstances:

              (i) if the Company shall breach this Agreement in any material respect; provided, that the Company shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon the Company's breach hereof by curing such breach within 30 calendar days following receipt of Buyer's termination notice;

              (ii) following the occurrence of a Bankruptcy Event with respect to the Company; or

              (iii) upon 3 months' written notice to the Company if Buyer determines in its sole discretion that it does not require the Manufacturing and Supply Services hereunder.

         6.5 Consequences on Termination. In the event this Agreement expires or is terminated in accordance with this Article VI, then (a) the Company shall promptly cease all Manufacturing and Supply Services, and shall cause its Affiliates to do so, and shall transfer back to Buyer all works in progress and transferred goods, (b) each of the Company and Buyer shall promptly return all Confidential Information received from the other Party in connection with this Agreement, without retaining a copy thereof, (c) each of the Company and Buyer shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, (d) Buyer shall remove its Equipment from the Facility as contemplated by Section 3.3 hereof, and (e) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

         6.6 Buyer Reasonable Best Efforts to Relocate Operations. From and after the date hereof, Buyer shall use its reasonable best efforts, including without limitation, obtaining any required consents from the United States Food and Drug Administration and any other applicable regulatory authorities, to effect, as soon as practicable after Closing, the transfer of all Equipment and all manufacturing operations in respect of the Products which are the subject of this Agreement to premises that are not part of Company's business operations. Company agrees to use all reasonable best efforts, at Buyer's direction, to assist Buyer in connection therewith. All costs and expenses incurred pursuant to this Section 6.6 shall be paid by Buyer. Buyer shall keep the Company apprised in a timely manner of its progress in, and the status of, the approval process with the applicable regulatory authorities, and shall consult in good faith with the Company as to how to obtain such approvals and to manage the approval process with such authorities. Once all such approvals have been obtained, Buyer and Company shall as promptly as commercially reasonable, for each of them, terminate this Agreement under Section 6.2.

                                  ARTICLE VII

                             Limitation on Liability

         Neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any claim or demand against the other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representative, arising under or relating to this Agreement
(i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential, or punitive damages of any nature whatsoever, including, without, including, but not limited to, any damages arising out of or in connection with any loss of business or anticipatory profits, even if either has been advised of the possibility of such damages.

                                  ARTICLE VIII

                                 Indemnification

         8.1 Buyer Indemnification. Subject to Article VII, Buyer (for purposes of Section 8.3, an "Indemnifying Party") shall indemnify, defend and hold harmless Company and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Company Indemnified Parties", and for purposes of Section 8.3, each an "Indemnified Party"), from and against all liabilities, out-of-pocket costs and expenses, including, but not limited to, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"), based upon any (i) claim, action, suit or proceeding by an unaffiliated third party arising out of or related to the provision of Manufacturing and Supply Services pursuant to this Agreement; provided, however, that the foregoing indemnification under clause
(i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of Company or its Affiliates or failure to comply in any material respect with the express terms of this Agreement or (ii) Buyer's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.1 are subject to the indemnification procedures set forth in Section 8.3.

         8.2 Company Indemnification. Subject to Article VII, Company shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Buyer Indemnified Parties"), and for, purposes of Section 8.3, each an "Indemnified Party") from and against any Losses suffered by Buyer's Indemnified Parties to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of the Company or its Affiliates or (ii) the Company's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.2 are subject to the indemnification procedures set forth in Section 8.3.

         8.3 Procedures for Indemnity Claims. Any claim which may form a basis for indemnification hereunder (an "Indemnity Claim") by any Party (an "Indemnified Party") shall be asserted and resolved as set forth in this Section
8.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party") which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 8.3, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice Period"), unless, it notifies the Indemnified Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

         8.4 Sole Remedy. The remedies set forth in this Agreement shall constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Company Indemnified Parties or Buyer Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this
Section 8.4.

                                   ARTICLE IX

                            Miscellaneous and General

         9.1 Force Majeure. Subject to Section 4.5 hereof, in the event the performance by Buyer or the Company of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God", boycott, embargo, shortage or unavailability of supplies, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"), the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms hereof.

         9.2 Confidentiality. (i) Each Party shall keep confidential this Agreement (including any schedules and exhibits hereto), all non-public, proprietary information received from the other Party regarding the Manufacturing and Supply Services and such other information of the other Party which is clearly marked confidential or which the recipient hereunder should reasonably know is confidential, including, without limitation, any such information received by the Company with respect to the Products, and each such Party shall use such information ("Confidential Information") only for the purposes set forth in this Agreement unless otherwise agreed to in writing in advance by the disclosing Party from which such information was received. The covenants in this Section 9.2 shall survive any termination of this Agreement for a period of 3 years from the date such termination becomes effective.

              (ii) The obligation not to disclose information under this Section
9.2 shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Affiliates, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other Party or its Subsidiaries or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclose such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this
Section 9.2 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such party of its rights under this Agreement.

              (iii) Buyer hereby grants Company a non-assignable, non-sublicenseable, royalty-free license to use Buyer's marks, trade dress, logos, artwork, packaging and labeling and all related items and rights ("Marks") on Products supplied by Company to Buyer hereunder. All Marks for the Products provided by Buyer shall remain the exclusive and sole property of Buyer subject however to any provision expressly to the contrary set forth in the Asset Purchase Agreement or any Ancillary Agreement as defined therein. The Company shall not utilize, for any purpose whatsoever, any Mark provided hereunder in any manner inconsistent with the terms of this Agreement or any other agreement between the parties. The Company further agrees that it will in no way utilize the Marks in any other manner regarding the Company, unless Buyer's prior written consent specifically referencing this Paragraph 9.2(iii) is obtained.

         9.3 Independent Contractor. This Agreement shall not constitute or give rise to a partnership between the Parties. The operation of any equipment or machinery or devices used by the Company and the employment of labor to process, package, pack, code date, stencil, store, assemble and load the Products shall be the sole responsibility of the Company. All activities by the Company under the terms of this Agreement shall be carried on by the Company as an independent contractor and not as an agent for or employee of Buyer and this Agreement shall not constitute or give rise to an agency relationship between the parties except as otherwise expressly contemplated hereby. Buyer shall not be liable for any injuries or personal or real property damages incurred by the Company or its agents or employees in the performance of their duties hereunder, as the case may be, unless caused by the material breach by Buyer of the terms hereof. No employee of the Company shall be deemed to be an employee of Buyer.

         9.4 Conflict with Purchase Order Terms. In case of any conflict between the terms of this Agreement and the terms of any purchase orders, acceptances, correspondence, memoranda, listing sheets or documents forming part of any order or acceptance for the Products during the term of this Agreement, the terms of this Agreement shall govern and prevail and conflicting and additional terms and conditions of any such documents shall be deemed deleted and shall not be binding upon the Parties.

         9.5 Taxes. Buyer shall pay all sales, revenue, excise or other federal, state or local taxes payable with respect to any purchase or shipment of the Products hereunder, excluding franchise, ad valorem, income taxes or other similar taxes of the Company related to the operation of its business. In lieu of sales taxes, Buyer may provide the Company with an appropriate sales tax exemption certificate acceptable to the relevant taxing authority.

         9.6 Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         9.7 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

         (i) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THE AGREEMENT SHALL BE

DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

         9.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035

         and

         Lou Kling
         Eileen T. Nugent

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         9.9 Entire Agreement. This Agreement, the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement) including any schedules and exhibits hereto or thereto, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties.

         9.10 Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11 No Third-Party Beneficiary Rights. This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         9.12 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section 9.12 shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder in whole or in part, to an Affiliate of such Party without consent of the other Party, provided such Affiliate agrees to be bound by this Agreement; provided further, that any Affiliate of a Party may perform any obligations due to be rendered by such Party to the other Party hereunder and any Party may cause any obligation due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the obligations in any way or otherwise have any adverse impact on the other Party; provided further, that if a Party's Affiliate is performing any obligations on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

         9.13 Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         9.14 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                            Carter-Wallace, Inc.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Armkel, LLC



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                                    Equipment

         Any equipment and tangible personal property located at the Facility that constitutes a Purchased Asset under the Asset Purchase Agreement, or by any property tags that appear in the records of Lambert-Kay.

                                    EXHIBIT B

                              Lambert-Kay Products

Evict Liquid Dewormer
Evict DS Liquid Dewormer
Liquid Dewormer manufactured for private label

                                                                       EXHIBIT E

                                     FORM OF

                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT, dated as of ?, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer") (each, a "Party" and, collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the ABC Merger (as defined herein);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Buyer and the Company desire to provide certain indemnification rights to each other as contemplated by this Agreement.

         NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

                                   ARTICLE I

                                   Definitions

         1.1 General Terms. For purposes of this Agreement, capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Asset Purchase Agreement.

                                   ARTICLE II

                                 Indemnification

         2.1 Buyer Indemnification. From and after the Company Merger Effective Time, Buyer shall indemnify and hold the Company and each Subsidiary and Affiliate of the Company and their respective directors, officers, employees, agents, representatives, and their respective successors and permitted assigns (collectively, the "Company Indemnified Parties") harmless from any and all liabilities, obligations, damages, losses, charges, interest, deficiencies, civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations, proceedings, demands, judgments, fines, penalties or settlements of any nature or kind, whether incurred prior to, at or after the Closing, including all costs and expenses, whether incurred on, prior to or following the date of the Closing ("Liabilities") to the extent (i) arising out of or relating to any Transaction Claim, or (ii) such Liabilities constitute Assumed Liabilities; provided that with respect to indemnification due under Clause (i) above, Buyer shall only be obligated to indemnify the Company Indemnified Parties for (A) out-of-pocket payments and costs required or agreed to be made (and made) by a Company Indemnified Party to a third party in respect of any Transaction Claims and (B) 60 percent of such Liabilities arising in respect of any Transaction Claim. "Transaction Claim" means any suit, action or proceeding by or before any Governmental Entity challenging the validity or legality of the transactions contemplated by the Merger Agreement or Asset Purchase Agreement (other than any such action relating to competition, antitrust or similar matters) or in respect of claims by shareholders of the Company or ABC exercising dissenters' rights ("Appraisal Claims") under applicable Law with respect to such contemplated transactions. For purposes of calculating the Liabilities associated with the Transaction Claims, all Liabilities of the Company and the Buyer (including legal fees) will be aggregated and the Company will indemnify the Buyer Indemnified Parties (as defined below) for all Liabilities arising out of or relating to Transaction Claims on the same basis as Buyer above indemnifies the Company Indemnified Parties, except that the percentage shall be 40 and not 60.

         2.2 Company Indemnification. From and after the Closing, the Company shall indemnify and hold Buyer, and each Subsidiary and Affiliate of Buyer and their respective directors, officers, employees, agents, representatives, and their respective successors and permitted assigns (collectively, the "Buyer Indemnified Parties") harmless from any Liabilities to the extent such Liabilities constitute Excluded Liabilities.

         2.3 Procedures for Indemnity Claims. Any claim (other than those arising out of a Transaction Claim, which are addressed in ss. 2.4) which may form a basis for indemnification hereunder (an "Indemnity Claim") by any Party (an "Indemnified Party") shall be asserted and resolved as set forth in this
Section 2.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party") which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such

Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an Indemnity Claim other than a Third Party Claim (as defined below) that is resolved as provided in this Section 2.3, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice Period"), unless it notifies the Indemnified Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the Indemnified Party within 20 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the prior written consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the prior written consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

         2.4 Procedure for Transaction Claims. Any Transaction Claim which may form a basis for indemnification hereunder shall be asserted and resolved as set forth in this Section 2.4.

          (a) Following the receipt of notice of a Transaction Claim, the Company Indemnified Party or the party receiving the notice of the Transaction Claim shall promptly, but in no event more than 5 Business Days following such Party's receipt of notice of such Transaction Claim, give written notice to the Indemnifying Party, which notice shall state in reasonable detail the nature and basis of the Transaction Claim and the amount or estimated amount thereof to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and, if the party giving such a notice is a Company Indemnified Party, specifying the basis hereunder upon which the Company Indemnified Party's claim for indemnification is asserted. Any failure to deliver such a notice will not relieve the Indemnifying Party from any obligation hereunder except if and to the extent the indemnifying parties are actually prejudiced as a result thereof. If the Transaction Claim is an Appraisal Claim, then the Company shall provide the Indemnifying Party with a certificate of the President or Vice President of the Company certifying the number of shares of the Company's stock as to which demand for appraisal shall have been properly made and shall periodically thereafter report any changes in the number of shares as to which appraisal rights are, or potentially still able to be, perfected under Section 262 of the Delaware General Corporation Law (the "DGCL").

          (b) The Buyer may elect to assume the defense of the Transaction Claim with counsel of its choice reasonably satisfactory to the Company Indemnified Parties (it being agreed that the Wilmington, DE office of Skadden, Arps, Slate, Meagher & Flom LLP is satisfactory), regardless of whether the Company or any other Party had previously assumed such defense. The Company shall cause its counsel to cooperate with Buyer in this regard. The expenses incurred in such defense (including reasonable fees and expenses of outside counsel referred to in the immediately preceding sentence) shall be advanced by the Buyer but shall be considered Liabilities under such Transaction Claim for purposes of this Agreement and Buyer shall be reimbursed for 40% thereof as provided in Section 2.1 above. The Company Indemnified Parties may retain separate counsel and participate in the defense of the Transaction Claim, it being understood that the Buyer will control such defense, and the cost of such counsel shall constitute a Transaction Claim for purposes hereof.

          (c) The Buyer shall have the right to contest, defend and litigate all Transaction Claims. The Buyer shall not settle or compromise any Transaction Claim without the consent of the Company (which consent will not be unreasonably withheld). No Company Indemnified Party shall settle or compromise any Transaction Claim without the consent of the Buyer (which consent will not be unreasonably withheld).

          (d) If the Company Indemnified Parties are entitled to indemnification against a Transaction Claim, and Buyer fails to assume the defense of a Transaction Claim pursuant to Section 2.4(b), the Company Indemnified Parties shall have the right, without prejudice to the Company Indemnified Parties' right of indemnification hereunder, in their good faith discretion, to contest, defend and litigate such a Transaction Claim. If pursuant to this Section 2.4, the Company Indemnified Parties so contest, defend or litigate a Transaction Claim, for which they are entitled to indemnification hereunder as hereinabove provided, the Company Indemnified Parties shall be reimbursed by Buyer for 60% of the reasonable attorney's fees and other expenses and court costs of defending, contesting and litigating the Transaction Claim which are incurred from time to time, following the presentation to Buyer or itemized bills for said attorneys' fees and other expenses and court costs.

          (e) Buyer will keep the Company Indemnified Parties, and the Company will keep the Buyer, informed of all material developments relating to or in connection with all Transaction Claims. The parties to this Agreement shall cooperate in the investigation and defense thereof, which cooperation shall include the provision of records and information which are reasonably relevant to such Transaction Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (f) Notwithstanding anything to the contrary contained in this Agreement or in the Merger Agreement, in the event that, in connection with any settlement or judgment with respect to any Transaction Claim that is an Appraisal Claim, the per share consideration paid to any shareholder of the Company or ABC exercising dissenters' rights pursuant to Section 262 of the DGCL is less than the Company Merger Consideration or ABC Merger Consideration that such shareholder would otherwise have been entitled to receive pursuant to the Merger Agreement had such shareholder not exercised dissenters' rights, then the Company shall be required to promptly pay the Buyer an amount equal to 60% of such shortfall.

          (g) In the event of payment in full by the Indemnifying Party to any Company Indemnified Party in connection with any Transaction Claim, the Indemnifying Party will be subrogated and will stand in the place of the Company Indemnified Party as to any events or circumstances in respect of which the Company Indemnified Party may have any right or claim relating to such Transaction Claim against any claimant or plaintiff asserting such claim or against any other person. The Company Indemnified Parties will cooperate with the Indemnifying Parties in a reasonable manner, and at the cost and expense of the Indemnifying Party, in prosecuting any subrogated right or claim.

         2.5 Indemnity Reduction Amounts. The amount which any Indemnifying Parties are or may be required to pay to any Indemnified Parties in respect of Liabilities arising under any Indemnity Claim or Transaction Claim will be reduced by any amounts actually received (including amounts received under insurance polices) by or on behalf of the Indemnified Parties from third parties relating to such payment (such amounts are referred to herein as "Indemnity Reduction Amounts"). If the Indemnified Parties receive any Indemnity Reduction Amounts in respect of an Indemnity Claim or Transaction Claim after the full amount of such Indemnified Claim has been paid by the Indemnifying Parties or after the Indemnifying Parties have made a partial payment of such Indemnified Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnity Claim or Transaction Claim, then the Indemnified Parties will promptly remit to the Indemnifying Parties an amount equal to the excess of (i) the amount theretofore paid by the Indemnifying Parties in respect of such Indemnity Claim or

Transaction Claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

                                  ARTICLE III

                                 Confidentiality

         3.1 Confidential Information. The Parties hereto expressly acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential Information") shall be deemed to be confidential and shall be maintained by each Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by Buyer, the Company or their respective Affiliates, as the case may be, and (ii) except to the Parties' agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality, and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 3.1 and 3.2.

         3.2 Exceptions. The obligation not to disclose information under
Section 3.1 shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange

Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclose such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 3.2 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

                                   ARTICLE IV

                            Miscellaneous and General

         4.1 Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         4.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         4.3 GOVERNING LAW AND VENUE: WAIVER OF JURY TRIAL

          (a) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Each of the Company and Buyer hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and each of the Company and Buyer irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each of the Company and Buyer hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.4 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b) EACH OF COMPANY AND BUYER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

         4.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP

         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035

         and

         Lou R. Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 212-735-2000

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         4.5 Entire Agreement. This Agreement, the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement), including any schedules and exhibits hereto or thereto, constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter of this Agreement.

         4.6 Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         4.7 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section 4.7 shall be null and void.

         4.8 No Third-Party Beneficiary Rights. This Agreement is not intended to confer upon any Person, other than the Company Indemnified Parties and the Buyer Indemnified Parties and other than as set forth below, any rights or remedies hereunder or in connection herewith. Company's and Buyer's Affiliates and Company's and Buyer's successors and permitted assigns are intended third party beneficiaries of this Agreement.

         4.9 Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         4.10 Amendments and Waivers to Other Indemnification Agreement. The Company will not amend, modify or waive any rights under the Indemnification Agreement, dated as of the date hereof, by and among certain stockholders of ABC, the Company and Carter-Wallace Inc. (the "Other Indemnification Agreement") if such amendment, modification or waiver directly or indirectly relates to Transaction Claims.

         4.11 Product Line Purchase Agreement. The Company shall have the right to enforce Buyer's rights against Church & Dwight Co., Inc. ("Church & Dwight") under the Product Line Purchase Agreement (the "Product Line Purchase Agreement") dated as of the date of this Agreement between Buyer and Church & Dwight if Buyer fails to do so, to the extent Buyer has failed to indemnify the Company with respect to Assumed Liabilities for which Church & Dwight is obligated to assume or indemnify Buyer under the Product Line Purchase Agreement, and a provision to such effect shall be included in such Product Line Purchase Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                            Carter-Wallace, Inc.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            Armkel, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT F

                                     FORM OF

                           INSURANCE CLAIMS AGREEMENT

         INSURANCE CLAIMS AGREEMENT, dated as of May __, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation ("Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer")(each of the Company and Buyer, a "Party" and collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Asset Purchase"), effective in each case immediately prior to the ABC Merger (as defined herein);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Company and the Buyer wish to enter into this Agreement.

         NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, agree as follows:

                                   ARTICLE I

                                   Definitions

         1.1 General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Claims Handling Agreement" shall mean any third party administrator or claims handling agreement of any kind or nature to which either Party is directly or indirectly a party, in effect as of the date hereof, related to the handling of Insured Buyer Claims.

         "Insurance Administration" shall mean, with respect to each Insurance Policy, (i) the accounting for retrospectively-related premiums, defense costs, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Insurance Policies, (ii) the reporting to insurance carriers of any losses or claims and (iii) the distribution of Insurance Proceeds as contemplated by this Agreement.

         "Insurance Policy" shall mean insurance policies and insurance contracts of any kind that as of the effective date of this Agreement are or have been owned or maintained by or provide a benefit in favor of the Company (including, without limitation, with respect to the Purchased Assets and Assumed Liabilities) or any of its predecessors, including without limitation primary, umbrella and excess comprehensive general liability policies, automobile insurance policies, aviation and aircraft insurance policies, worker's compensation insurance policies (including without limitation policies covering occupational disease), property, casualty and business interruption insurance policies, fiduciary insurance policies, fidelity insurance policies, directors and officers liability insurance policies (including any such policy for directors and officers liability which has been purchased to provide coverage for both continuing and former directors, officers and employees for claims arising from or relating to events, occurrences or other matters prior to or on the Closing Date).

         "Insurance Proceeds" shall mean those monies received by or on behalf of an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured.

         "Insured Buyer Claim" shall mean any claim with respect to any Loss or expense that is covered by any Insurance Policy and that is related to the Purchased Assets, Assumed Liabilities, the Business or any Available Employee.

         "Insured Claims" shall mean any claim with respect to those Losses that, individually or in the aggregate, are covered within the terms and conditions of any of the Insurance Policies, whether or not subject to deductibles, coinsurance, uncollectibility or retrospectively-rated premium adjustments, but only to the extent that such Losses are within applicable Insurance Policy limits, including aggregates.

         "Loss" shall mean any damage, claim, loss, charge, action, suit, proceeding, deficiency, tax, interest, penalty, punitive damages, exemplary damages and reasonable costs and expenses (including reasonable attorneys' fees).

         "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Asset Purchase Agreement.

                                   ARTICLE II

                                    Insurance

         2.1 Insurance Policies and Rights. (a) To the extent permitted by law, without limiting the generality of the definition of Purchased Assets set forth in Section 2.1 of the Asset Purchase Agreement, the Purchased Assets shall include any and all rights of an insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer, and to receive Insurance Proceeds with respect to all Insured Buyer Claims under any Insurance Policies. Buyer shall be solely responsible for any and all deductibles, self-insured retentions, retrospective premiums (including but not limited to loss experience and exposure change), claims handling and other charges owed under the Insurance Policies with respect to the coverage provided for Insured Buyer Claims.

         (b) To the extent permitted by law, without limiting the generality of the definition of Excluded Assets set forth in Section 2.2 of the Asset Purchase Agreement, the Excluded Assets shall include any and all rights of an insured party including rights of indemnity and the right to be defended by or at the expense of the insurer, and to receive Insurance Proceeds under any Insurance Policies other than the rights under the Insurance Policies which are included in Purchased Assets pursuant to Section 2.1(a) of the Asset Purchase Agreement and Section 2.1 of this Agreement. The Company shall be solely responsible for all deductibles, self-insured retentions, retrospective premiums, claims handling and other charges owed under the Insurance Policies with respect to the coverage provided for Insured Claims other than Insured Buyer Claims.

         2.2 Administration and Reserves. From and after the Closing Date:

         (a) The Company shall be responsible for Insurance Administration of all Insured Claims other than Insured Buyer Claims.

         (b) Buyer shall be responsible for Insurance Administration of all Insured Buyer Claims.

         (c) The Parties hereto shall cooperate with respect to Insurance Administration, and shall share information concerning such matters so that both Buyer and the Company are aware on a continuing basis of remaining aggregate limits of coverage, deductible payments and other matters relevant to continued dealings with insurers providing coverage for Losses of both Parties.

         (d) Nothing in this Agreement shall be construed or deemed to affect in any way the right of either Party to obtain and administer future insurance policies or to enter into future indemnification agreements on whatever terms it believes to be advisable.

         2.3 Allocation of Insurance Proceeds; Cooperation.

         (a) The Parties shall use reasonable efforts to insure that Insurance Proceeds received with respect to claims, costs and expenses under the Insurance Policies shall be paid to the Company with respect to all Insured Claims other than Insured Buyer Claims and to the Buyer with respect to all Insured Buyer Claims. In addition, any deductible shall be incurred by either party in proportion to the related Insurance Proceeds received by such Party.

         (b) With respect to policies that provide insurance against liability to third parties, each party agrees that it will not, without the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned), collect from the insurer on claims otherwise payable to it, more than the percentage, arrived at as provided in the next sentence, of the aggregate limits of liability provided by each such policy. For each such Insurance Policy that is related to the Purchased Assets, Assumed Liabilities, the Business, or any Available Employee, the Parties will agree on the percentages referred to in the previous sentence based on the loss history under that policy and such other factors as they may reasonably consider relevant. If either Party receives payment from the insurer of a claim for which the Party receiving payment was entitled to be indemnified by the other Party then for purposes of the percentage limitations in the previous sentence, that payment shall be deemed to have been made to the other Party.

         2.4 No Reduction of Coverage. Except for any reductions in coverage resulting from the submission and payment of Insured Claims, neither Party shall take any action to eliminate or reduce coverage available to the other Party under any Insurance Policy or Claims Handling Agreement for any Losses or claims without the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned).

                                  ARTICLE III

                            Miscellaneous and General

         3.1 Modification or Amendment. Subject to the provisions of applicable law, the Parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         3.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         3.3 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

         (i) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding by certified mail in the manner provided in Section 3.4 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

         3.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035

         and

         Lou Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         3.5 Entire Agreement. This Agreement, the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement), including any schedules and exhibits hereto and thereto, constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

         3.6 Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         3.7 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section 3.7 shall be null and void; provided that any Affiliate of a Party may perform any obligations due to be rendered by such Party to the other Party hereunder and any Party may cause any obligation due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the obligations in any way or otherwise have any material adverse impact on the other Party; provided further, that if a Party's Affiliate is performing any obligations on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

         3.8 No Third-Party Beneficiary Rights. This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         3.9 Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                            Carter-Wallace, Inc.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            Armkel, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT G

                                     FORM OF

                        COMPANY PATENT LICENSE AGREEMENT

         This Patent License Agreement (this "Agreement") is effective as of the Closing (as defined herein), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer").

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Assets Purchase"), effective in each case immediately prior to the ABC Merger (as hereinafter defined);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, in connection with the consummation of the Assets Purchase, Buyer desires to grant to the Company a license to use certain Patents (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. For the purpose of this Agreement, the following capitalized terms are defined in this Article I and shall have the meaning specified herein:

         "ABC" has the meaning ascribed to such term in the Recitals.

         "ABC Merger Sub" has the meaning ascribed to such term in the Recitals.

         "Action" means any claim, suit, arbitration, action or proceeding.

         "Asset Purchase Agreement" has the meaning ascribed to such term in the Recitals.

         "Assets Purchase" has the meaning ascribed to such term in the Recitals.

         "Licensed Patents" means those patents and patent applications listed on Exhibit A.

         "Business" has the meaning ascribed to such term in the Asset Purchase Agreement.

         "Buyer" has the meaning ascribed to such term in the Preamble.

         "Closing" means the meaning ascribed to such term in the Asset Purchase Agreement.

         "Company" has the meaning ascribed to such term in the Preamble.

         "Company Merger" has the meaning ascribed to such term in the Recitals.

         "Company Merger Sub" has the meaning ascribed to such term in the Recitals.

         "Confidential Information" has the meaning ascribed to such term in
Section 4.1.

         "Licensed Field" has the meaning ascribed to such term in Section
2.1(a).

         "Licensed Property" means the Licensed Patents and the Related
Know-How.

         "Parent" has the meaning ascribed to such term in the Recitals.

         "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all applications, reissues, renewals, re-examinations, continuations, continuations-in-part, divisionals, substitutions and extensions of any of the foregoing, including: (i) all claims and inventions described therein and (ii) all foreign or international patents, patent applications, rights and priorities relating to the foregoing.

         "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Related Know-How" shall mean the proprietary and confidential know-how of the Buyer existing as of the Closing that relates to any inventions that are the subject matter of any claims of the Licensed Patents. Related Know-How shall not include any improvements, enhancements, derivatives, modifications or other developments made by or for Buyer after the Closing. Related Know-How shall be considered Confidential Information of Buyer for purposes of Section 4.1 hereof.

         "Subsidiary" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

         "Third Party" means a Person other than the Company and its Subsidiaries or Buyer and its Subsidiaries.

         SECTION 1.2. Interpretation. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have correlative meanings when used in the plural, and vice versa. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                               LICENSES AND RIGHTS

         SECTION 2.1. License Grants to Company.

         (a) Patents. Buyer hereby grants and agrees to cause its appropriate Subsidiaries to grant to the Company and its Subsidiaries, an irrevocable, worldwide, fully-paid, royalty-free, exclusive (even as against Buyer and its Subsidiaries within the Licensed Field), non-transferable (except as set forth in Section 8.13), sublicensable right and license to make, have made, use, lease, license, import, distribute, offer for sale and sell products and services under the Licensed Patents solely in connection with the sale, manufacture and use of products in the field of professional health care and laboratory diagnostic applications, including without limitation applications in hospitals, health care centers and laboratories, but excluding any and all consumer and personal care products, including antiperspirants and deodorants, condoms, at-home pregnancy and ovulation test kits, depilatories, tooth whitening and similar oral hygiene products, skin care products, non-prescription medication and various pet products formulated, developed, manufactured, sold and/or distributed in connection with the Business (the "Licensed Field").

         (b) Know-How. Buyer hereby grants to Company an irrevocable (subject to Section 5.1), worldwide, fully-paid, royalty-free, non-exclusive, non-transferable (except as set forth in Section 8.13), sublicensable right and license to use the Related Know-How to make, have made, use, lease, license, import, distribute, offer for sale and sell products and services solely within the Licensed Field. During the 180 day period following the Closing, Buyer agrees to provide any

Related Know-How, including copies of tangible materials prepared prior to the Closing that embody or include Related Know-How, to the Company at the reasonable request of the Company.

         SECTION 2.2. Sublicense Rights. The Company may sublicense the Licensed Property or any portion thereof at its sole discretion, whether as independent sublicenses and/or as sublicenses to end-users implied by sales of products or services in the Licensed Field; provided that no Related Know-How may be sublicensed by the Company to any third party unless such third party agrees in writing to be bound by confidentiality obligations no less restrictive than those set forth in Article IV hereof.

         SECTION 2.3. Duration. All licenses granted herein with respect to each item of Licensed Property shall expire upon the expiration or invalidation of such item provided that the term remains in effect with respect to all other items of Licensed Property.

                                  ARTICLE III

                      ADDITIONAL OBLIGATIONS AND AGREEMENTS

         SECTION 3.1. Assignment of Patents. Buyer shall not assign or grant any rights under any of the Licensed Patents unless such assignment or grant is made subject to the licenses granted by Buyer in this Agreement.

         SECTION 3.2. Infringement Suits.

         (a) Each party agrees to notify the other party immediately after it becomes aware of any actual or threatened infringement of the Licensed Patents by a Third Party. Buyer shall have the initial right, at its cost and expense, to bring an Action to enjoin infringement in the Licensed Field and recover damages therefor. Any damages recovered in such action will be applied first against any out of pocket expenses incurred by Buyer in prosecuting such Action and then to Company to the extent the damages relate to any infringement of the Licensed Patents in the Licensed Field. Buyer shall be entitled to retain the remaining balance of any such damages. If Buyer does not bring any such Action or if the parties do not decide to proceed jointly within sixty (60) days after written notice of infringement is given by Company, Company, at its cost and expense, shall have the right to bring an Action to enjoin such infringement in the Licensed Field and recover damages therefor;

provided that, subject to Buyer's prior written consent, which consent shall not be unreasonably withheld, Company may commence such an Action within such time period as may be necessary to avoid a substantial loss of rights or remedies with respect to any such infringement; provided further, that, if Company so commences an Action with Buyer's prior written consent, Buyer, at its sole discretion, thereafter may elect to assume control of such Action within seventy
(70) days of the written notice of infringement, with counsel of its choosing and at its cost and expense, upon ten days' written notice to Company. Any damages recovered in such action will be applied first against any out of pocket expenses incurred by Company in prosecuting such action, second against any damages suffered by Company to the extent they relate to any infringement of the Licensed Patents in the Licensed Field. Company will pay any remaining balance of damages, if any, to Buyer. In any action brought pursuant to this Section 3.2 hereof, the party initiating the Action (the "Initiating Party") shall select and control counsel for the prosecution of such Action. The other party hereto (the "Non-Initiating Party") shall (x) have the right, at its own expense, to be represented therein by its own counsel in an advisory or consultative capacity,
(y) have the right to receive, from time to time, upon reasonable request, full and complete information from the Initiating Party concerning the status of such Action, and (z) cooperate with the Initiating Party and provide such assistance as is reasonably requested by the Initiating Party, including the preparation and signing of documents, subject to the Initiating Party reimbursing the Non-Initiating Party for any reasonable out of pocket costs and expenses, including attorneys' fees. No party shall have the right to settle any infringement Action described in Section 3.2 hereof in any way that affects the other party's rights to the Licensed Property without the prior written consent of the other party, which consent shall not be unreasonably withheld. No party shall have any obligation to bring or prosecute any Actions or take any other steps against Third Parties for infringement, except as set forth herein. Buyer is under no obligation to Company to defend any Action brought by a third party which challenges or concerns the validity of any of any Licensed Property or which claims that any Licensed Property infringes any patent, copyright or other intellectual property right of any third party or constitutes a misappropriated trade secret of any third party.

         (b) Each party shall cooperate with the other party as necessary to protect, maintain and preserve the validity of the Licensed Patents; provided that Buyer is under no obligation to

Company to file or continue the prosecution of any patent application, secure any patent or maintain any patent in force or otherwise obtain, maintain or protect any Patent. Notwithstanding the foregoing, if Buyer elects to discontinue the prosecution or maintenance of any Licensed Patent, Buyer shall promptly notify Company of such election and, at the written request of Company, supply Company with copies of all relevant written communications with the pertinent official patent office, and cooperate reasonably with Company to, at Buyer's sole option, (i) transfer ownership and control of such Licensed Patent or application to Company, including providing all papers necessary or desirable to effectuate same (in which case, such Patent or patent application shall be assigned to the Company, subject to an irrevocable, worldwide, fully-paid, royalty-free, non-exclusive, transferable, sublicensable right and license in favor of the Buyer to make, have made, use, lease, license, import, distribute, offer for sale and sell any and all products and services of any kind or nature other than products or services within the Licensed Field, and this Agreement, shall no longer apply with respect to such Patent, but shall apply with respect to Related Know How), or (ii) authorize the Company to prosecute or maintain such Licensed Patent in Buyer's name and at the Company's expense. In such event, Company may, but does not have the obligation to, file or continue prosecution of such application or maintain such Licensed Patent without any liability to Buyer for any acts or omissions related thereto.

                                   ARTICLE IV

                                 CONFIDENTIALITY

         SECTION 4.1. Confidential Information. The parties hereto expressly acknowledge and agree that all nonpublic, proprietary and/or confidential information, whether written or oral, furnished or disclosed by either party or any Subsidiary thereof (the "Disclosing Party") to another party or any Subsidiary thereof (each, a "Receiving Party") pursuant to this Agreement ("Confidential Information") shall be maintained by each party and/or their respective Subsidiaries in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the party would use with respect to its own information of a similar nature, and in no event less than a reasonable degree of care. The parties agree that, with respect to any nonpublic, proprietary and/or confidential information included in the Business-Related

Intellectual Property (as defined in the Asset Purchase Agreement) acquired by Buyer from the Company pursuant to the Asset Purchase Agreement as part of the Purchased Assets, Buyer shall be deemed to be the Disclosing Party for purposes of this Section 4.1. Except as authorized in writing by the other party, neither party (and/or any Subsidiary) shall at any time disclose or permit to be disclosed any such Confidential Information to any other person, firm, corporation or entity except: (i) as may reasonably be required in connection with the use of the Licensed Property pursuant to this Agreement to the parties' authorized employees, agents or representatives who are informed of the confidential nature of the Confidential Information and are bound to maintain its confidentiality, and (ii) in the course of due diligence in connection with the sale of all or an applicable portion of either party's business, provided the disclosure is pursuant to a nondisclosure agreement having terms reasonably comparable to Sections 4.1 and 4.2.

         SECTION 4.2. Exceptions. Confidential Information shall not include information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Receiving Party or (ii) was or becomes legitimately available to the Receiving Party on a nonconfidential basis from a source that is not bound by any confidentiality obligation with respect to the Receiving Party, or (iii) is required to be disclosed to enforce such party's rights hereunder or pursuant to applicable law, regulation (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), court order or discovery process, provided that the Receiving Party shall give the Disclosing Party prompt notice thereof and, at the request of the Disclosing Party shall reasonably cooperate in the Disclosing Party's efforts to obtain a protective order or other similar order.

                                    ARTICLE V

                                   TERMINATION

         SECTION 5.1. Voluntary Termination. By written notice, the Company may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date of such termination.

                                   ARTICLE VI

                               DISPUTE RESOLUTION

         SECTION 6.1. Negotiation. The parties shall make a good faith attempt first to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within 30 days after notice of a dispute or claim is given by either party to the other party, the parties' first tier negotiating teams (as determined by each party's General Counsel or his or her delegate) shall meet and make a good faith attempt to resolve such dispute or claim and shall continue to negotiate in good faith in an effort to resolve the dispute or claim or renegotiate the applicable section or provision without the necessity of any formal Actions. If the first tier negotiating teams are unable to agree within 30 days of their first meeting, then the parties' second tier negotiating teams (as determined by each party's General Counsel or his or her delegate) shall meet within 30 days after the end of the first 30 day negotiating period to attempt to resolve the matter. During the course of negotiations under this
Section 6.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored, subject to the applicable terms of any confidentiality agreements or obligations by which a party is bound. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. All negotiations between the parties pursuant to this Section 6.1 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future Action. In the event that such negotiations fail to reach an amicable solution within 30 days after the first meeting of the second tier negotiating teams (or a mutually agreed upon extension of time), then the provisions of Section 8.7 shall apply.

         SECTION 6.2. Proceedings. Nothing in Section 6.1, however, shall prohibit either party from seeking provisional or preliminary injunctive relief if such party that it would be substantially harmed during the time period set forth in Section 6.1.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY

         SECTION 7.1. Limitation of Liability. SUBJECT TO AND WITHOUT LIMITING
SECTION 7.2, IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES (SUCH AS, WITHOUT LIMITATION, LOSSES OF PROSPECTIVE PROFITS AND SAVINGS), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUR OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN LIMITS OR OTHERWISE AFFECTS THE LIABILITY OF EITHER PARTY FOR ANY INFRINGEMENT OF THE LICENSED PATENTS BY THE OTHER PARTY OR ITS SUBSIDIARIES ARISING BY REASON OF ANY PRACTICE OR EXERCISE OF RIGHTS UNDER ANY OF THE LICENSED PATENTS BY THE OTHER PARTY THAT IS NOT PERMITTED UNDER THIS AGREEMENT.

         SECTION 7.2. Third Party Indemnification. Notwithstanding the foregoing, each party shall indemnify, defend and hold harmless the other party, its officers, directors, Affiliates, representatives, agents and its successors, and permitted assigns (collectively, the "Indemnified Parties") from, against and in respect of any damages or losses, and any charges, actions, claims, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses, including without limitation reasonable attorneys' fees (except with respect to any litigation between any Party required to make an indemnity payment hereunder (an "Indemnifying Party") and any Indemnified Party, to the extent the Indemnifying Party is the prevailing Party therein) but excluding damages or losses comprised by indemnification payments hereunder and further excluding any indirect, special, incidental or consequential or punitive damages or losses (such as, without limitation, losses of prospective profits and savings) (collectively, "Losses"), asserted against and imposed on or sustained, incurred or suffered by such Indemnified Parties, in any such case solely to the extent arising out of or relating to actions, claims, suits or proceedings of a Third Party asserted against and imposed on or sustained, incurred or suffered by an Indemnified Party, in any such case to the extent arising out of or relating to the Indemnifying Party's failure to comply in any material respect with the express terms of this Agreement.

         SECTION 7.3. Third Party Claims Procedures. Any claim which may form a basis for indemnification hereunder (an

"Indemnity Claim") by any an Indemnified Party shall be asserted and resolved as set forth in this Section 7.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Indemnifying Party which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. The Indemnifying Party may advise the Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnity Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1. Disclaimer. Neither Buyer nor any of its Subsidiaries makes any warranty or representation as to the validity of any Patent licensed by it to the Company or any warranty or representation that any use of any Patent with respect to any product or service will be free from infringement of any rights of any Third Party.

         SECTION 8.2. No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Patents licensed hereunder.

         SECTION 8.3. Bankruptcy. The Parties intend that these licenses are "intellectual property" under 11 U.S.C. ss.101 and that in the event of a licensor's bankruptcy, the licensee party shall have all rights available under 11 U.S.C. ss.365(n) to the fullest extent permitted by law.

         SECTION 8.4. Survival. This Article VIII and the agreements of Buyer and the Company contained in Articles IV, VI and VII shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the termination of this Agreement.

         SECTION 8.5. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the ABC Merger Effective Time (as defined in the Merger Agreement), the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         SECTION 8.6. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         SECTION 8.7. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Action shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute, and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 8.8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

         SECTION 8.8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and
(iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000

         Facsimile:  212-351-4035

         and

         Lou Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)


         or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         SECTION 8.9. Entire Agreement. This Agreement (including any exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 8.10. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.11. Obligations of Buyer and of the Company. Whenever this Agreement requires a Subsidiary of Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Company Merger Effective Time (as defined in the Merger Agreement), on the part of the Surviving Company (as defined in the Merger Agreement) to cause such Subsidiary to take such action.

         SECTION 8.12. Severability. It is the intention of the parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. It is the intention of the parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 8.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Buyer or the Company, as the case may be, may designate, by written notice to the other party hereto, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Buyer or the Company, as the case may be, in which event all references herein to Buyer or the Company, as the case may be, shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Buyer or the Company, as the case may be, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation. Notwithstanding the foregoing, if Buyer sells, assigns, transfers or conveys any of the intellectual property rights within the Licensed Property, the purchaser or assignee of such rights, shall take such rights subject to this Agreement and such purchaser or assignee must assume the Buyer's rights and obligations under this Agreement to the extent they apply to such intellectual property. Any purported assignment, transfer or sale made in contravention of this Section
8.13 shall be null and void.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date of this Agreement.

                                            CARTER-WALLACE, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            ARMKEL, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                                 CARTER DIVISION

PATENTS

TITLE                                                  REGISTRATION NUMBER
-----                                                  -------------------
--------------------------------------------------------------------------------
Analyte Assaying Device                                6,046,057
--------------------------------------------------------------------------------
Test Device and Method for Colored Particle            5,989,921
Immunoassay
--------------------------------------------------------------------------------
Manufacturing Method for Making Laminated              5,846,835
Immunodiagnostic Test Device
--------------------------------------------------------------------------------
Improved Diagnostic Detection Device 2                 5,739,041
--------------------------------------------------------------------------------
Test Device and Method for Colored Particle            5,714,389
Immunoassay
--------------------------------------------------------------------------------
Assay Using Absorbent Material                         5,573,919
--------------------------------------------------------------------------------
Improved Diagnostic Detection Device 2                 D390,667
--------------------------------------------------------------------------------
Immunoassay Test Cartridge                             D369,969
--------------------------------------------------------------------------------
Immunoassay Test Cartridge                             D341,663
--------------------------------------------------------------------------------
Immunoassay Test Cartridge 2                           D361,842
--------------------------------------------------------------------------------
Immunoassay Test Cartridge 3                           D369,868
--------------------------------------------------------------------------------
Biological Dipstick                                    D296,926
--------------------------------------------------------------------------------



PATENT APPLICATIONS

NAME                                                   APPLICATION NUMBER
----                                                   ------------------
--------------------------------------------------------------------------------
Analyte Assaying Device                                09/224,950
--------------------------------------------------------------------------------
Method for Making Laminated Substrate and Apparatus    09/205,894
for Marking Substrate with Reagent
--------------------------------------------------------------------------------
Improved Diagnostic Detection Device                   08/432,894
--------------------------------------------------------------------------------

                              HYGEIA SCIENCES, INC.

PATENTS

TITLE                                                  REGISTRATION NUMBER
-----                                                  -------------------

Sol Capture Immunoassay Kit and Procedure              6,083,760
--------------------------------------------------------------------------------
Total Gonadotropal Peptide                             5,366,863
--------------------------------------------------------------------------------
Simultaneous Dual Analyte Assay                        5,242,804
--------------------------------------------------------------------------------
Sol Capture Immunoassay Kit and Procedure              5,202,267
--------------------------------------------------------------------------------
Porous Strip for Assay Device                          5,141,850
--------------------------------------------------------------------------------
Immunoassay Including Lyophilized Reactant             5,102,788
--------------------------------------------------------------------------------
Test Kit and Diagnostic Procedures                     5,100,621
--------------------------------------------------------------------------------
Assay Device for Swab Borne Analytes                   5,084,245
--------------------------------------------------------------------------------
Disposable, Pre-Packaged Device                        4,999,163
--------------------------------------------------------------------------------
Swab Expressor Immunoassay Device                      4,963,325
--------------------------------------------------------------------------------
Positive Step Immunoassay                              4,952,517
--------------------------------------------------------------------------------
Improved Enzyme and Immunologic Reagents               4,931,385
--------------------------------------------------------------------------------
Multiple Antibody Detection of Antigen                 4,868,108
--------------------------------------------------------------------------------
Metal Sol Capture Procedure and Kit                    4,859,612
--------------------------------------------------------------------------------
Extraction of Test Substances                          4,851,337
--------------------------------------------------------------------------------
Chromogenic Solution for Immunoassay                   4,824,784
--------------------------------------------------------------------------------
Enzyme Immunoassay w/2-part Solution                   4,525,452
--------------------------------------------------------------------------------
Enzyme Immunoassay w/2-part Solution                   4,503,143
--------------------------------------------------------------------------------

                                                                       EXHIBIT H

                                     FORM OF

                          TRANSITION SERVICES AGREEMENT

         TRANSITION SERVICES AGREEMENT, dated as of ?, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation (the "Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer") (each of the Company and Buyer, a "Party" and collectively, the "Parties").

                                    RECITALS:

         WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the ABC Merger (as defined herein);

         WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MCC Acquisition Holdings Corporation, a Delaware corporation ("Parent"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the Company; and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Buyer is willing to provide to the Company the Buyer Services (as defined herein), and the Company is willing to provide to Buyer the Company Services (as defined herein).

         NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

          "Bankruptcy Event" with respect to a Party means the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

          "Buyer Services" means those transitional services to be provided by Buyer to the Company set forth on Schedule A hereto, in each case at the locations specified on Schedule A hereto.

          "Closing" means the Closing under the Merger Agreement.

          "Company Services" means those transitional services to be provided by the Company to Buyer set forth on Schedule B hereto, in each case at the locations specified on Schedule B hereto.

          "Cranbury Lease" means that certain Cranbury Facilities Sharing Agreement and Lease between the Company and Buyer, dated the date of this Agreement.

          "Facility" means any of the respective facilities listed on Schedule A or Schedule B, as the case may be.

          "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

          "Provider" means, as the case may be, a Party, or an Affiliate of such Party, performing a Service for the other Party, or its Affiliates, under the terms of this Agreement.

          "Services" means, collectively, the Company Services and the Buyer Services.

          "Subject Party" means, as the case may be, a Party, or an Affiliate of such Party, receiving a Service hereunder from a Provider or its Affiliate on such Provider's behalf.

                                   ARTICLE II

                                    SERVICES

         2.1 Services. (a) Buyer shall provide or cause one of its Affiliates to provide to the Company or the relevant Affiliate of the Company each Buyer Service for the term set forth in the description of such Buyer Service in Schedule A.

         (b) The Company shall provide or cause one of its Affiliates to provide to Buyer or the relevant Affiliates of Buyer, each Company Service for the term set forth in the description of such Company Service in Schedule B.

         (c) Notwithstanding Sections 2.1(a) and (b), a Party may elect to permanently cancel any Service as to which it or one of its Affiliates is the Subject Party, if such Service can be reasonably separated and terminated distinctly from any other Services which such Party has not elected to cancel, upon the delivery of 30 days' written notice, unless provided otherwise on Schedule A or Schedule B, to the Provider of such Service.

         (d) Each Party shall create and maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by such other Party's agents such records during reasonable business hours.

         2.2 Parameters of Services; Standard of Service. (a) The Services shall be in scope and nature substantially the same as such Services were provided within the Company for the four quarters prior to the date of the Asset Purchase Agreement and, subject to Section 10.7, such Services will be provided by and to the Persons and operations (or their equivalents) within each of Buyer and the Company, as the case may be, as was generally the case prior to the date of the Asset Purchase Agreement.

         (b) In performing the Services, Buyer and the Company or any of their respective Affiliates providing the Services on their behalf shall provide substantially the same level of service and use substantially the same degree of care as their respective personnel provided and used in providing such Services with respect to the Company or similar services by Buyer with respect to Buyer prior to the date of this Agreement (it being understood that Buyer may over time reduce its own occupancy and usage of the Cranbury Facility (as defined in Section 3.1) and Buyer's ability to retain and/or attract employees may be affected as a result; accordingly, to the extent Buyer is so affected, Buyer shall not be in breach of its obligations hereunder so long as it uses its reasonable best efforts to hire or make available replacement personnel to perform Services required hereunder).

         2.3 Authorized Statements of Provider in Respect of Products. A Provider performing any Services hereunder which involve the manufacturing, testing, marketing, sale, distribution or handling of products of a Subject Party shall not make any representations or warranties to any third parties, including but not limited to, any governmental inspection authority in respect of such products.

         2.4 No Registration. It is the Parties' intention that nothing in this Agreement shall be construed to require Buyer to apply for, obtain or maintain registration with the Drug Enforcement Agency ("DEA") pursuant to the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended ("CSA").

         2.5 Independent Contractor. It is the specific understanding of the Parties that this Agreement shall not constitute or give rise to a partnership between the Parties. All Services provided by either Buyer or the Company under the terms of this Agreement shall be carried on by either Buyer or the Company as an independent contractor and not as an agent for or employee of either the Company or Buyer, respectively, and this Agreement shall not constitute or give rise to an agency relationship between the Parties, except as otherwise expressly contemplated hereby.

                                   ARTICLE III

                                CRANBURY FACILITY

         3.1 Collective Bargaining Employees. (a) Upon the Closing, and to the extent consistent with its obligations under the Collectively Bargained Agreements (as defined herein), Buyer shall make available to the Company a sufficient number of (i) certain production employees ("Production Employees") who are covered under the collective bargaining agreement (the "Production CBA") between Buyer and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and its Local 2-5570 (the "Union") to operate its pharmaceutical production and (ii) certain quality control employees ("QC Employees", and together with Production Employees, the "Collective Bargaining Employees") who are covered under the collective bargaining agreement ("QC CBA," and collectively, with the Production CBA, the "Collectively Bargained Agreements") between the Union and Buyer to perform, at the direction of the Company's employees, the Company's quality control functions consistent with past practice at Buyer's facility in Cranbury, New Jersey ("Cranbury Facility") and is fully consistent in the future with CGMPs and applicable DEA regulations. As of the date of this Agreement, the Company estimates that it will require 25 Production Employees and 12 QC Employees. The Company will update such estimates monthly during the term of this Agreement.

         (b) Subject to the Collectively Bargained Agreements, the Company shall have priority rights to choose which skilled or partially qualified Collective Bargaining Employees (including, but not limited to, chemical operators with pharmaceutical qualification, technician class 2 with pharmaceutical qualification and line mechanics with pharmaceutical qualification) are made available to it by Buyer.

         (c) The Company will provide Buyer with 30 days' prior written notice, if it shall require that Buyer reduce or increase the number of Collective Bargaining Employees it is providing to the Company, but Buyer shall be required to provide additional Collective Bargaining Employees to the Company, only if Buyer has such Collective Bargaining Employees available to it and to the extent consistent with its obligations under the Collectively Bargained Agreements.

         (d) The Company shall be responsible for directing and supervising the Collective Bargaining Employees and any employees of Buyer performing Services for the Company at Buyer's facility in Dayton, New Jersey (the "Dayton Facility") so as to achieve and maintain compliance with applicable law and regulations, including, but not limited to, the U.S. Federal, Food, Drug, and Cosmetic Act, as amended ("FFDCA"), the CSA, federal laws governing hazardous or toxic substances or wastes, and parallel state laws and regulations as to each.

         (e) The Company shall ensure that each of the Collective Bargaining Employees and any employees of Buyer performing Services for the Company at the Dayton Facility are qualified to perform assigned tasks, are authorized to perform assigned tasks, and possess no disqualification from performing assigned tasks, including but not limited to, appropriate training, education, and background to perform assigned tasks within the jurisdiction of the FDA and the DEA under the FFDCA and the CSA. The Parties specifically acknowledge the need, subject to the terms of the Collectively Bargained Agreements, to provide each other with criminal background information regarding employees with potential access to controlled substances and agree to maintain such information as confidential in accordance with Article VI. The Parties specifically agree to use their commercially reasonable efforts to develop and maintain such information regarding designees' training, education, and background as will be necessary in order to fulfill the Parties' respective legal and regulatory obligations. The Company shall have the ability to take appropriate steps with personnel to assure compliance with the FDA's current Good Manufacturing Practices, DEA regulations, and conditions of approved New Drug Applications.

         (f) No Collective Bargaining Employee and any employees of Buyer performing Services for the Company at the Dayton Facility shall be deemed to be an employee of the Company; provided, however, that no Collective Bargaining Employee and any employees of Buyer performing Services for the Company at the Dayton Facility shall be permitted by the Company to perform any task for which that Collective Bargaining Employee or employees of Buyer performing Services for the Company at the Dayton Facility does not possess necessary training, education, and background, and for which that Collective Bargaining Employee or employee of Buyer performing Services for the Company at the Dayton Facility is otherwise not disqualified by applicable law or regulation.

         3.2 Employee Costs. With respect to each Collective Bargaining Employee, the Company shall pay to Buyer and be liable for (i) salary, wages, cash compensation and related payroll taxes, employee benefits during the period from the Closing Date to the date such Collective Bargaining Employee's employment is terminated (excluding severance, except as provided in (ii)), (ii) incremental liability, if any, for any post-employment benefit entitlement and severance incurred by reason of a Collective Bargaining Employee remaining employed by the Company after the first anniversary of the Closing Date and
(iii) any employment-related liabilities to the extent related to acts or omissions by the Company that occur during the period from the Closing Date to the date such Collective Bargaining Employee's employment is terminated (including, without limitation, for employment discrimination or other torts or violations of law).

         3.3 Incremental Costs. If Buyer is required to hire or re-assign any additional personnel in order to allow the Company to have sufficient employees or incur incremental costs to comply with the rules and regulations promulgated under the FFDCA and CSA, then the Company shall reimburse Buyer for all such employee costs (including, but not limited to, salaries and employee benefits) and other costs; provided, however, that the Company consented (such consent not unreasonably withheld) prior to the hiring of such personnel or incurrence of such incremental cost.

         3.4 Collective Bargaining Agreement. The Company will explore in good faith with Buyer the feasibility of and the terms under which it will be able to transfer to the Company the Collective Bargaining Employees who are still being provided to the Company on the date which Buyer otherwise permanently ceases production on its own behalf at the Cranbury Facility.

         3.5 Employee Qualifications. In accordance with the requirements of the FFDCA, Buyer certifies that it does not and will not be using the services of any person debarred under 21 U.S.C. section 335a in any capacity in connection with the performance of the Services. Buyer also certifies that it does not and will not be using the services of any person or Affiliate, Person or firm for whom convictions subject to debarment have occurred in the past five (5) years in any capacity in connection with the performance of the Services. If at any time after execution of this Agreement, Buyer becomes aware that it or any Person employed by it or any Affiliate, Person or firm has been or is in the process of being debarred or is convicted of any offense subjecting it or any Person to debarment, Buyer hereby agrees that it will promptly notify the Company.

                                   ARTICLE IV

                           LAWS, LICENSES AND PERMITS

         In respect of its obligations hereunder, each Party covenants and warrants to the other Party that all such obligations shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                                    ARTICLE V

                                     PAYMENT

         5.1 In consideration for the provision of each of the Buyer Services, the Company shall pay to Buyer the fees listed on Schedule A in respect of the Buyer Services provided to the Company. Buyer will invoice the Company on a monthly basis in arrears in U.S. dollars for the Buyer Services, and the Company shall pay the amounts due under such invoices in U.S. dollars 10 Business Days following the receipt by the Company of such invoice.

         5.2 In consideration for the provision of each of the Company Services, Buyer shall pay to the Company the fees listed on Schedule B, in respect of the Company Services provided to Buyer. The Company will invoice Buyer on a monthly basis in arrears in U.S. dollars for the Company Services, and Buyer shall pay the amounts due under such invoices in U.S. dollars within 10 Business Days of receipt by Buyer of such invoice.

                                   ARTICLE VI

                                 CONFIDENTIALITY

         6.1 Confidential Information. The Parties hereto expressly acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential Information") shall be deemed to be confidential and shall be maintained by each Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by Buyer, the Company or their respective Affiliates, as the case may be, and (ii) except to the Parties' agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality, and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 6.1 and 6.2.

         6.2 Exceptions. The obligation not to disclose information under
Section 6.1 shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 6.2 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

                                  ARTICLE VII

                                      TERM

         7.1 Duration. Subject to the terms of Article VI, this Agreement shall terminate upon the earlier of (x) the termination of the last to terminate of the Company Services or the Buyer Services, as the case may be, as set forth on Schedule A or Schedule B, as applicable, and (y) a termination under Sections
7.2 or 7.3.

         7.2 Early Termination by the Company. The Company may terminate this Agreement by (and effective upon) its delivery of written notice to Buyer specifying the basis for termination hereunder, under the following circumstances:

         (a) if Buyer shall breach this Agreement in any material respect; provided, that Buyer shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon Buyer's material breach of this Agreement by curing such material breach within 30 days following receipt of the Company's termination notice; or

         (b) following the occurrence of a Bankruptcy Event with respect to Buyer.

         7.3 Early Termination by Buyer. Buyer may terminate this Agreement by (and effective upon) its delivery of written notice to the Company specifying the basis for termination hereunder, under the following circumstances:

         (a) if the Company shall breach this Agreement in any material respect; provided, that the Company shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon the Company's material breach of this Agreement by curing such material breach within 30 days following receipt of Buyer's termination notice; or

         (b) following the occurrence of a Bankruptcy Event with respect to the Company.

         7.4 Suspension Due to Force Majeure. In the event the performance by Buyer or the Company of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God," boycott, embargo, shortage or unavailability of supplies or services, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"), the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms of this Agreement.

         7.5 Consequences on Termination. Subject to the terms of Article VI, in the event this Agreement expires or is terminated in accordance with this
Article VII, then (a) each Party will promptly cease all performance of the Services, and shall cause its Affiliates to do so, (b) each of the Company and Buyer shall promptly return all Confidential Information received from the other Party or its Affiliates in connection with this Agreement (including the return of all information received with respect to the Services or products of the Company or Buyer, as the case may be), without retaining a copy thereof, (c) each of the Company and Buyer shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and (d) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach of this Agreement.

                                  ARTICLE VIII

                             LIMITATION ON LIABILITY

         Neither Party or any of its Affiliates will be liable to the other Party and its Affiliates for any claim or demand against the other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representative, arising under or relating to this Agreement
(i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential, or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if either has been advised of the possibility of such damages.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Subject Party Indemnification. Subject to Article VIII, Subject Party (for purposes of Section 9.4, an "Indemnifying Party") shall indemnify, defend and hold harmless Provider and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Provider Indemnified Parties", and for purposes of Section 9.4, each an "Indemnified Party"), from and against all liabilities, out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"), based upon any (i) claim, action, suit or proceeding by an unaffiliated third party arising out of or related to a Service provided by Provider or its Affiliates pursuant to this Agreement; provided, however, that the foregoing indemnification under clause (i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of Provider or its Affiliates or failure to comply in any material respect with the express terms of this Agreement or (ii) a Subject Party's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligation set forth in this Section 9.1 are subject to the indemnification procedures set forth in Section 9.4.

         9.2 Provider Indemnification. Subject to Article VIII, Provider shall indemnify, defend and hold harmless a Subject Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Subject Indemnified Parties"), and for, purposes of Section 9.4, each an "Indemnified Party") from and against any Losses based upon any claim by an unaffiliated third party arising out of or related to a Service provided by Provider or its Affiliates pursuant to this Agreement to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of Provider or its Affiliates or (ii) the Provider's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligation set forth in this Section 9.2 are subject to the indemnification procedures set forth in Section 9.4.

         9.3 Other Indemnification. (a) Subject to Article VIII, Buyer (for purposes of Section 9.4, an "Indemnifying Party") shall indemnify, defend and hold harmless the Company and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Company Indemnified Parties", and for, purposes of Section 9.4, each an "Indemnified Party") from and against any Losses based upon Buyer's or its Affiliates' failure to comply with the Production CBA or the QC CBA and with any labor law or similar law relating to employees or employment matters, including, but not limited to, the failure to bargain with any labor union or organization, but excluding any Losses to the extent attributable to the Company's acts or omissions following the date of this Agreement.

         (b) Subject to Article VIII, the Company (for purposes of Section 9.4, an "Indemnifying Party") shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Buyer Indemnified Parties," and for, purposes of Section 9.4, each an "Indemnified Party") from and against any Losses based upon the Company's or its Affiliates' failure, following the date of this Agreement, to comply with the Production CBA or the QC CBA and with any labor law or similar law relating to employees or employment matters, but excluding any Losses to the extent attributable to Buyer's acts or omissions.

         9.4 Procedures for Indemnity Claims. Any claim which may form a basis for indemnification hereunder (an "Indemnity Claim") by any Party (an "Indemnified Party") shall be asserted and resolved as set forth in this Section
9.4. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party") which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 9.4, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice Period"), unless, it notifies the Indemnified Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

         9.5 Sole Remedy. The remedies set forth in this Agreement shall constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Provider Indemnified Parties, Subject Indemnified Parties or Company Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 9.5.

         9.6 Insurance. Both the Provider and Subject Party shall use their commercially reasonable efforts to have the other Party listed as an additional insured on any policy of insurance that may cover any loss or other liability arising out of or relating to any of the Services. No Party shall be entitled to indemnification hereunder for any amounts recovered from insurance or for which it is entitled to recover.

                                   ARTICLE X

                            MISCELLANEOUS AND GENERAL

         10.1 Modification or Amendment. Subject to the provisions of applicable law, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

         10.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         10.3 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.4 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3.

         10.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Buyer

         Armkel, LLC
         c/o Kelso & Company
         320 Park Avenue, 24th Floor
         New York, NY 10022
         Attention: James J. Connors, II, Esq.
         Telecopy: (212) 223-2379

         (with copies to:

         Ronald Beard, Esq.
         Gibson, Dunn & Crutcher LLP
         4 Park Plaza
         Irvine, California 92614
         Telephone:  949-451-4089
         Facsimile:  949-475-4730

         Steven P. Buffone
         Barbara L. Becker
         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York 10166
         Telephone:  212-351-4000
         Facsimile:  212-351-4035

         and

         Lou Kling
         Eileen T. Nugent
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Telephone: 212-735-2770
         Facsimile: 917-777-2770)

         if to the Company

         MCC Acquisition Holdings Corporation
         51 JFK Parkway
         1st Floor West
         Short Hills, NJ 07078
         Attention:  Anthony H. Wild
         fax:  (973) 218-2704

         (with a copy to:

         William E. Curbow, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telephone:  212-455-3160
         Facsimile:  212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         10.5 Entire Agreement. This Agreement, the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement), including any schedules and exhibits hereto and thereto, constitute the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter of this Agreement.

         10.6 Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         10.7 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder, in whole or in part, to an Affiliate of such Party without the consent of the other Party, provided such Affiliate agrees, in writing, to be bound by this Agreement, and any Affiliate of a Party may provide any Service due to be rendered by such Party to the other Party hereunder and any Party may cause any Service due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the Service in any way or otherwise have any material adverse impact on the other Party; provided further, that if a Party's Affiliate is performing a Service on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

         10.8 No Third-Party Beneficiary Rights. This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         10.9 Headings/Construction. Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                            Carter-Wallace, Inc.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Armkel, LLC

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                           SCHEDULE A - BUYER SERVICES

AT BUYER'S FACILITIES IN CRANBURY, NEW JERSEY:
----------------------------------------------

Term: Except as otherwise provided below, until termination of the Cranbury
Lease.

     o    Human Resources

          (1) For the term of the Cranbury Lease, Buyer agrees to provide human resources and personnel services (including, but not limited to, human resource management, COBRA administration, benefits administration, EEOC administration, employment and staffing, termination processing, HRIS, health services and hourly payroll) for a fee of $90,000 per month.

          (2) The Company may upon 60 days' prior written notice to Buyer elect to permanently cancel any of the human resources and personnel services that Buyer provides it. The monthly fee for the remaining human resources and personnel services shall be reduced to reflect the reduction in services to a cost to be mutually agreed between the Company and Buyer.

     o    Office Administration

          (1) For the term of the Cranbury Lease, Buyer agrees to provide office administrative services (including, but not limited to, switchboard/reception, mailroom, record retention and telecommunications management) to the Company for a fee of $25,000 per month plus actual non-employee out-of-pocket costs (other than storage fees) related to the provision of the office administrative services.

          (2) The Company may upon 60 days' prior written notice to Buyer elect to permanently cancel any of the office administration services that Buyer provides it. The monthly fee for the remaining office administration services shall be reduced to reflect the reduction in services to a cost to be mutually agreed between the Company and Buyer.

     o    Print Shop

          (1) Buyer agrees to provide all print shop functions to the Company for 30 days from the date hereof for a fee of $75,000; provided, that the Company shall be able to terminate such service by providing 30 days prior written notice to Buyer, and such notice shall be deemed to have been properly delivered if delivered 30 days prior to the Closing

          (2) Buyer agrees to pay all costs (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the print shop by Buyer.

     o    Duplicating Services

          (1) For the term of the Cranbury Lease, Buyer shall provide the Company with duplicating services at the actual cost of the duplicating services used plus fixed costs of copying machine leases.

          (2) Buyer agrees to pay 57.5% of all costs for the duplicating machines outside of the print shop (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the Cranbury Facility by Buyer. The Company agrees to pay the remaining 42.5% of such costs.

AT BUYER'S FACILITIES IN DAYTON, NEW JERSEY:
--------------------------------------------

Storage; Distribution Management; Distribution, Warehousing (including, but not limited to, dry and refrigerated storage in accordance with the storage conditions for all warehoused products and any applicable federal or state laws or regulations including those enforced by the Food and Drug Administration and the Drug Enforcement Administration); Shipping; and Record Keeping subject to the direction of the Company, in accordance with any applicable federal or state laws or regulations including those enforced by the Food and Drug Administration and the Drug Enforcement Administration, provided, that the Company retains DEA distributor registration and any other state wholesale distributor licenses with respect to the Dayton Facility which are in place at the Dayton Facility on the date of this Agreement. The cost will be $80,000 per month plus shipping costs and direct supplies. Term: Until the termination of the lease on the Dayton Facility, but in no event prior to 12/31/01.

                          SCHEDULE B - COMPANY SERVICES

AT BUYER'S FACILITIES IN CRANBURY, NEW JERSEY:
----------------------------------------------

     o    Information Technology

          (1) For 12 months following the Closing, the Company agrees to provide information technology services to Buyer at a cost of $85,000 per month.

          (2) For the term of the Cranbury Lease, the Company agrees to provide systems support services to Buyer, including assistance with transferring records to Buyer's own systems, at a cost of $200,000 per month. Buyer agrees to purchase such services for a minimum term of 2 months, thereafter Buyer may terminate such services upon 45 days' prior written notice to the Company, such notice shall be deemed to have been properly delivered if delivered 45 days prior to the Closing.

          (3) Buyer agrees to pay 65% of all computer systems costs (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the Cranbury facility by Buyer. The Company agrees to pay the remaining 35% of all such costs.